   As filed with the Securities and Exchange Commission on March 31, 2000

                                                    REGISTRATION NO. 333-88069

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------
                                 AMENDMENT NO.1
                                      TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933         [X]
                                 --------------
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                           04-2461439
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


       ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02481
                                 (781) 237-6030
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                                             COPIES TO:
  EDWARD M. SHEA, ASSISTANT VICE PRESIDENT                JOAN BOROS, ESQ.
            AND SENIOR COUNSEL                      JORDEN BURT BOROS CICCHETTI
 SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)            BERENSON & JOHNSON LLP
       RETIREMENT PRODUCTS AND SERVICES          1025 THOMAS JEFFERSON STREET, N.W.
           ONE COPLEY PLACE                                  SUITE 400E
      BOSTON, MASSACHUSETTS 02116                      WASHINGTON, D.C. 20007
            (617) 348-9600

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

     Approximate date of commencement of proposed sale to the public:
            From time to time after the effective date hereof

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act, check the following box.                                               /X/

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box.                                      / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.          / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                    / /


                      -----------------------------------

                                PART I
                  INFORMATION REQUIRED IN PROSPECTUS


Attached hereto and made a part hereof is a Prospectus dated April 10, 2000 for each of the following:

     Futurity Accolade Variable and Fixed Annuity
     MFS Regatta Extra Variable and Fixed Annuity

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                                                  APRIL 10, 2000


                                    PROFILE

                               FUTURITY ACCOLADE
                               VARIABLE AND FIXED
                                    ANNUITY


      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.



      1. THE ANNUITY CONTRACT



      The Futurity Accolade Annuity ("Contract") is a flexible payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.


      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase you make payments into the Contract; any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.

      You may choose among 35 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding mutual fund or series thereof (collectively, the "Funds") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Funds you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time. In addition, your Contract will be credited with extra interest at the time you purchase your Contract.

      The Contract is designed to meet your need for investment flexibility. Over the life of your Contract, you may allocate amounts among as many as 18 of the available variable and fixed options. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.

      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years after your first payment if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years (from 10 to 30), with a cash-out option for variable payments. We may also agree to other annuity options at our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT


      You may purchase a Contract for $10,000 or more, under most circumstances. You may increase the value of your investment by adding $1,000 or more at any time during the Accumulation Phase. We may waive these limits. We will not accept a purchase payment if your account value is over $1 million, or if the purchase payment would cause your account value to exceed $1 million, unless we have approved the payment in advance.



      4. ALLOCATION OPTIONS


      You can allocate your money among Sub-Accounts investing in the following
Funds:


AIM VARIABLE INSURANCE FUNDS, INC.             MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund           Capital Appreciation Series
  AIM V.I. Growth Fund                         Emerging Growth Series
  AIM V.I. Growth and Income Fund              Government Securities Series
  AIM V.I. International Equity Fund           High Yield Series
THE ALGER AMERICAN FUND                        Massachusetts Investors Growth Stock Series
  Growth Portfolio                             Massachusetts Investors Trust Series
  Income and Growth Portfolio                  New Discovery Series
  Small Capitalization Portfolio               Total Return Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST         Utilities Series
("VIT")                                        OCC ACCUMULATION TRUST
  VIT CORE-SM- Large Cap Growth Fund           Equity Portfolio
  VIT CORE-SM- Small Cap Equity Fund           Managed Portfolio
  VIT CORE-SM- U.S. Equity Fund                Mid Cap Portfolio
  VIT Growth and Income Fund                   Small Cap Portfolio
  VIT International Equity Fund                SUN CAPITAL ADVISERS TRUST
J.P. MORGAN SERIES TRUST II                    Sun Capital Blue Chip Mid Cap Fund
  J.P. Morgan International Opportunities      Sun Capital Investment Grade Bond Fund
  Portfolio                                    Sun Capital Investors Foundation Fund
  J.P. Morgan Small Company Portfolio          Sun Capital Money Market Fund
  J.P. Morgan U.S. Disciplined Equity          Sun Capital Real Estate Fund
Portfolio                                      Sun Capital Select Equity Fund
LORD ABBETT SERIES FUND, INC.
  Growth and Income Portfolio


      Market conditions will determine the value of an investment in any Fund. Each Fund is described in the relevant Fund prospectus.

      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.


      5. EXPENSES


      The charges under the Contracts are as follows:

      During the first 5 years of a Contract, we impose an annual Account Fee equal to $35. After the fifth year, we may change this fee annually, but it will never exceed $50. During the Income Phase, the annual Account Fee is $35. We also deduct insurance charges (which include an administrative expense charge) equal to 1.45% per year of the average daily value of the Contract allocated among the Sub-Accounts.

      If you elect one or more optional death benefit riders, we will deduct an additional charge per year, depending upon the number of riders you elect, as follows:

   NUMBER OF       % OF AVERAGE
RIDERS YOU ELECT   DAILY VALUE
----------------   ------------
     1                 0.15%
     2                 0.25%
     3                 0.40%

      No optional death benefit is offered if you are 80 or older at issue.


      There are no sales charges when you purchase your Contract. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of each purchase payment you withdraw. Each payment begins a new 7-year period and moves down a declining surrender charge scale at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that payment, along with any other payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the purchase payment has been held in your Account. The declining scale is as follows:


NUMBER OF ACCOUNT YEARS
  PAYMENT HAS BEEN IN
     YOUR CONTRACT         WITHDRAWAL CHARGE
------------------------   -----------------
        0-1                        8%
        1-2                        8%
        2-3                        7%
        3-4                        7%
        4-5                        6%
        5-6                        5%
        6-7                        4%
        7+                         0%

      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the relevant current rate, then the adjustment will decrease your Contract value. Conversely, if your Guaranteed Interest Rate is higher than the relevant current rate, the adjustment will increase your Contract value. The Market Value Adjustment will not apply to the withdrawal of interest credited during the current Account Year, or to transfers as part of our dollar-cost averaging program.


      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Fund, which range from 0.51% to 1.35% of the average net assets of the Fund, depending upon which Funds you have selected. The investment advisers to some of the Funds have agreed to waive or reimburse a portion of expenses for some of the Funds; without this agreement, Fund expenses could be higher. Some of these agreements may be terminated at any time.


      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses (net of any applicable expense reimbursement and/or fee waiver) for each Fund. The next two columns show two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.


      During the Accumulation Phase, "Total Annual Insurance Charges" of 1.55% as shown in the table below include the insurance charges of 1.45% of your daily net assets (1.30% for mortality and expense risks and 0.15% for administrative expenses) plus an additional 0.10%, which is used to represent the $35 annual Account Fee based on an assumed Contract value of $35,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract.



                                                                                                       EXAMPLES:
                                                       TOTAL ANNUAL   TOTAL ANNUAL     TOTAL         TOTAL EXPENSES
                                                        INSURANCE        SERIES        ANNUAL            AT END
SUB-ACCOUNT                                              CHARGES        EXPENSES      EXPENSES     1 YEAR    10 YEARS
-----------                                            ------------   ------------   ----------   --------   ---------
AIM V.I. Capital Appreciation Fund                         1.55%          0.73%         2.28%       $ 96       $270
AIM V.I. Growth Fund                                       1.55%          0.73%         2.28%       $ 96       $270
AIM V.I. Growth and Income Fund                            1.55%          0.77%         2.32%       $ 96       $274
AIM V.I. International Equity Fund                         1.55%          0.97%         2.52%       $ 98       $295
Alger American Growth Portfolio                            1.55%          0.79%         2.34%       $ 96       $276
Alger American Income and Growth Portfolio                 1.55%          0.70%         2.25%       $ 95       $267
Alger American Small Capitalization Portfolio              1.55%          0.90%         2.45%       $ 97       $288
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund           1.55%          0.90%         2.45%       $ 97       $288
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund           1.55%          1.00%         2.55%       $ 98       $298
Goldman Sachs VIT CORE-SM- U.S. Equity Fund                1.55%          0.90%         2.45%       $ 97       $288
Goldman Sachs VIT Growth and Income Fund                   1.55%          1.00%         2.55%       $ 98       $298
Goldman Sachs VIT International Equity Fund                1.55%          1.35%         2.90%       $102       $333
J.P. Morgan International Opportunities Portfolio          1.55%          1.20%         2.75%       $100       $318
J.P. Morgan Small Company Portfolio                        1.55%          1.15%         2.70%       $100       $313
J.P. Morgan U.S. Disciplined Equity Portfolio              1.55%          0.85%         2.40%       $ 97       $283
Lord Abbett Growth and Income Portfolio                    1.55%          0.51%         2.06%       $ 93       $247
MFS/Sun Life Capital Appreciation Series                   1.55%          0.76%         2.31%       $ 96       $273
MFS/Sun Life Emerging Growth Series                        1.55%          0.75%         2.30%       $ 96       $272
MFS/Sun Life Government Securities Series                  1.55%          0.61%         2.16%       $ 94       $258
MFS/Sun Life High Yield Series                             1.55%          0.83%         2.38%       $ 97       $281
MFS/Sun Life Massachusetts Investors Growth Stock
 Series                                                    1.55%          0.83%         2.38%       $ 97       $281
MFS/Sun Life Massachusetts Investors Trust Series          1.55%          0.59%         2.14%       $ 94       $255
MFS/Sun Life New Discovery Series                          1.55%          1.06%         2.61%       $ 99       $304
MFS/Sun Life Total Return Series                           1.55%          0.69%         2.24%       $ 95       $266
MFS/Sun Life Utilities Series                              1.55%          0.81%         2.36%       $ 96       $279
OCC Equity Portfolio                                       1.55%          0.91%         2.46%       $ 97       $289
OCC Managed Portfolio                                      1.55%          0.83%         2.38%       $ 97       $281
OCC Mid Cap Portfolio                                      1.55%          1.03%         2.58%       $ 99       $301
OCC Small Cap Portfolio                                    1.55%          0.89%         2.44%       $ 97       $287
Sun Capital Blue Chip Mid Cap Fund                         1.55%          1.00%         2.55%       $ 96       $298
Sun Capital Investment Grade Bond Fund                     1.55%          0.75%         2.30%       $ 96       $272
Sun Capital Investors Foundation Fund                      1.55%          0.90%         2.45%       $ 97       $288
Sun Capital Money Market Fund                              1.55%          0.65%         2.20%       $ 95       $262
Sun Capital Real Estate Fund                               1.55%          1.25%         2.80%       $101       $323
Sun Capital Select Equity Fund                             1.55%          0.90%         2.45%       $ 97       $288


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.


      6. TAXES



      Under current federal tax laws, your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If your Contract is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution) -- we call this a Qualified Contract -- your entire withdrawal will be taxable. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable, except under a Qualified Contract, in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.



      Different laws apply if your Contract is issued in Puerto Rico. Under the tax laws of Puerto Rico, when an annuity payment is made under your Contract, your annuitant or any other payee is required to include as gross income the portion of each annuity payment equal to 3% of the aggregate purchase payments you made under the Contract. The amount if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income. You should consult with your tax adviser for specific tax information.



      7. ACCESS TO YOUR MONEY


      You can withdraw money from your Contract at any time during the Accumulation Phase. You may withdraw a portion of the value of your Contract in each year without the imposition of the withdrawal charge -- the amount of all purchase payments you made prior to the last 7 years and have not withdrawn plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all purchase payments you have made in the last 7 years. All other purchase payments you withdraw will be subject to a withdrawal charge ranging from 8% to 4%. You may also be required to pay income tax and possible tax penalties on any money you withdraw.

      We do not assess a withdrawal charge upon annuitization or transfers. In certain circumstances, we will waive the withdrawal charges for a full or partial withdrawal when you are confined to an eligible nursing home. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.


      8. PERFORMANCE



      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Funds you choose.



                                                                PERIOD ENDED
SUB-ACCOUNT                                                   DECEMBER 31, 1999
-----------                                                   -----------------
AIM V.I. Capital Appreciation Fund                                  37.46%
AIM V.I. Growth Fund                                                26.22%
AIM V.I. Growth and Income Fund                                     27.25%
AIM V.I. International Equity Fund                                  38.42%
Alger American Growth Portfolio                                     24.94%
Alger American Income and Growth Portfolio                          39.65%
Alger American Small Capitalization Portfolio                       33.87%
Goldman Sachs VIT CORE(SM) Large Cap Growth Fund                    26.15%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund                    20.38%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund                         17.73%
Goldman Sachs VIT Growth and Income Fund                            12.06%
Goldman Sachs VIT International Equity Fund                         20.98%
J.P. Morgan International Opportunities Portfolio                   17.68%
J.P. Morgan Small Company Portfolio                                 37.12%
J.P. Morgan U.S. Disciplined Equity Portfolio                       15.32%
Lord Abbett Growth and Income Portfolio                             14.17%
MFS/Sun Life Capital Appreciation Series                            34.44%
MFS/Sun Life Emerging Growth Series                                 58.65%
MFS/Sun Life Government Securities Series                          (0.04)%
MFS/Sun Life High Yield Series                                       2.89%
MFS/Sun Life Massachusetts Investors Growth Stock Series            31.03%
MFS/Sun Life Massachusetts Investors Trust Series                   14.11%
MFS/Sun Life New Discovery Series                                   58.59%
MFS/Sun Life Total Return Series                                     4.57%
MFS/Sun Life Utilities Series                                       20.31%
OCC Equity Portfolio                                                 7.14%
OCC Managed Portfolio                                                5.85%
OCC Mid Cap Portfolio                                               25.62%
OCC Small Cap Portfolio                                              5.55%
Sun Capital Blue Chip Mid Cap Fund                                  32.13%
Sun Capital Investment Grade Bond Fund                               0.22%
Sun Capital Investors Foundation Fund                               19.05%
Sun Capital Money Market Fund                                        0.78%
Sun Capital Real Estate Fund                                         3.02%
Sun Capital Select Equity Fund                                      35.39%

      9. DEATH BENEFIT


      If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      BASIC DEATH BENEFIT

      If you were 85 or younger when we issued your Contract, the death benefit is the greatest of:

     (1) the value of the Contract on the Death Benefit Date;

     (2) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date; and

     (3) your total purchase payments (adjusted for partial withdrawals) calculated as of the Death Benefit Date.


      If you were 86 or older when we issued your Contract, the death benefit is equal to the amount set forth in (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account value.


      OPTIONAL DEATH BENEFIT RIDERS

      Subject to availability in your state, if you are 79 or younger when we issue your Contract, you may enhance this basic death benefit by electing one or more of the following optional death benefit riders: the Maximum Anniversary Account Value Rider, the Earnings Enhancement Rider, and the 5% Premium Roll-Up Rider.

      MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

      If you elect the Maximum Anniversary Account Value Rider, the death benefit is the greater of:

     - any death benefit amounts payable under (1), (2) or (3) above, or

     - your highest Contract value on any Account Anniversary before your 81st birthday, adjusted for any subsequent purchase payments, partial withdrawals, and charges made between that Account Anniversary and the Death Benefit Date.

      5% PREMIUM ROLL-UP RIDER

      If you elect the 5% Premium Roll-Up Rider, the death benefit is


     - the greatest of any death benefit amounts payable under (1), (2) or
       (3) above, or


     - the sum of your total purchase payment plus interest accruals, adjusted for partial withdrawals.


      Under this rider, interest accrues at a rate of 5% per year on purchase payments and transfers to the Variable Account while they remain in the Variable Account. The 5% accruals will continue until the earlier of:



     - the first day of the month following your 80th birthday, or


     - the day the death benefit amount under this rider equals twice the total of the purchase payments and transferred amounts adjusted for withdrawals.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals as described in "Calculating the Death Benefit."

      EARNINGS ENHANCEMENT RIDER

      If you elect the Earnings Enhancement Rider and you are 69 or younger when we issue your Contract, the death benefit is:


     - the greatest of any death benefit amounts payable under (1), (2) or
       (3) above, plus



     - 40% of the lesser of your net purchase payments or your Account value minus net purchase payments, calculated as of the Death Benefit Date.


      If you elect the Earnings Enhancement Rider, and you are between the ages of 70 and 79 when we issue your Contract, the death benefit is:


     - the greatest of any death benefit amounts payable under (1), (2) or
       (3) above, plus


     - 25% of the lesser of your net purchase payment or your Account Value minus net purchase payments, calculated as of the Death Benefit Date.

      SELECTING MULTIPLE DEATH BENEFIT RIDERS

      If you elect more than one death benefit rider, the death benefit will be calculated as follows:


     1) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider.


     2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the Maximum Anniversary Account Rider.

     3) EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.

     4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH BOTH THE EARNINGS ENHANCEMENT RIDER AND THE 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and that of the Maximum Anniversary Account Value Rider.


      If your spouse is the sole beneficiary, your spouse may elect to continue the Contract. The death benefit amount described above will be your new Account value as of the Death Benefit Date. For purposes of calculating future death benefits, your age and the original issue date will be used to determine applicable expense and death benefit amounts.



      10. OTHER INFORMATION



      PURCHASE PAYMENT INTEREST. We credit your Contract with interest at a rate of 2% to 5% of each purchase payment based upon the interest rate option you chose when you apply for your Contract. In the future, we may make additional interest rate options available, at our discretion, to new Participants.



      FREE LOOK. Depending upon applicable state or federal law, if you cancel your Contract within 10 days after receiving it we will send you the value of your Contract less any "adjusted" purchase payment interest as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge. However, based upon applicable state or federal law, we will refund the full amount of any purchase payment(s) we receive and the "free look" period may be greater than 10 days.


      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have a tax liability as a result of receiving the death benefit.


      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax-deferred accumulation of assets and annuity features, generally for retirement or other long-term investment purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferral regardless of whether or not the underlying contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you do not wish to risk a decrease in the value of your investment.



      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation or an acknowledgment of transactions within your Contract, except for those transactions which are part of an automated program, such as Dollar-Cost Averaging, Asset Allocation, Systematic Withdrawal and/or Portfolio Rebalancing. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your Account values at the end of that period.



      ADDITIONAL FEATURES. The Contract offers the following additional convenient features, which you may choose at no extra charge. These features may be started or discontinued at any time by either you or the Company with at least 30 days notice.



      DOLLAR-COST AVERAGING -- This program lets you invest gradually in up to 12 Sub-Accounts.


      ASSET ALLOCATION -- This program rebalances your Account balance based on the terms of the program. Different asset allocation models may be available over the lifetime of the Contract; however, only one program can be in effect at any one time.

      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAM -- These programs allow you to receive monthly, quarterly, semi-annual or annual payments during the Accumulation Phase.

      PORTFOLIO REBALANCING PROGRAMS -- Under this program, we automatically reallocate your investments in the Sub-Accounts to maintain the proportions you select. You can elect rebalancing on a quarterly, semi-annual or annual basis.

      SECURED FUTURE PROGRAM -- This program guarantees the return of your purchase payment by investing a portion of your investment into a Guarantee Period, and also allows you to allocate a portion of your investment to one or more Sub-Accounts.


      11. INQUIRIES


      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 9133
     BOSTON, MASSACHUSETTS 02117
     TELEPHONE: TOLL FREE (888) 786-2435

                                                                      PROSPECTUS
                                                                  APRIL 10, 2000


                               FUTURITY ACCOLADE

      Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.


      You may choose among 35 variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof (the "Funds"):



AIM VARIABLE INSURANCE FUNDS, INC.                       MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund                       Capital Appreciation Series
  AIM V.I. Growth Fund                                     Emerging Growth Series
  AIM V.I. Growth and Income Fund                          Government Securities Series
  AIM V.I. International Equity Fund                       High Yield Series
THE ALGER AMERICAN FUND                                    Massachusetts Investors Growth Stock Series
  Growth Portfolio                                         Massachusetts Investors Trust Series
  Income and Growth Portfolio                              New Discovery Series
  Small Capitalization Portfolio                           Total Return Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST ("VIT")             Utilities Series
  VIT CORE-SM- Large Cap Growth Fund                     OCC ACCUMULATION TRUST
  VIT CORE-SM- Small Cap Equity Fund                       Equity Portfolio
  VIT CORE-SM- U.S. Equity Fund                            Managed Portfolio
  VIT Growth and Income Fund                               Mid Cap Portfolio
  VIT International Equity Fund                            Small Cap Portfolio
J.P. MORGAN SERIES TRUST II                              SUN CAPITAL ADVISERS TRUST
  J.P. Morgan International Opportunities Portfolio        Sun Capital Investment Grade Bond Fund
  J.P. Morgan Small Company Portfolio                      Sun Capital Investors Foundation Fund
  J.P. Morgan U.S. Disciplined Equity Portfolio            Sun Capital Blue Chip Mid Cap Fund
LORD ABBETT SERIES FUND, INC.                              Sun Capital Money Market Fund
  Growth and Income Portfolio                              Sun Capital Real Estate Fund
                                                           Sun Capital Select Equity Fund


      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.


      PLEASE READ THIS PROSPECTUS AND THE FUND PROSPECTUSES CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRACTS AND THE FUNDS.



      We have filed a Statement of Additional Information dated April 10, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page xx of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website
(http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



EXPENSES ASSOCIATED WITH SOME CONTRACTS OFFERING A BONUS CREDIT MAY BE HIGHER THAN THOSE ASSOCIATED WITH CONTRACTS THAT DO NOT OFFER A BONUS CREDIT. ON SOME CONTRACTS, THE BONUS CREDIT MAY BE MORE THAN OFFSET BY THE CHARGES ASSOCIATED WITH THE CREDIT.



ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING
ADDRESS:



     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     P.O. BOX 9133 C/O RETIREMENT PRODUCTS AND SERVICES
     BOSTON, MASSACHUSETTS 02117

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        5
Expense Summary                                                      5
Summary of Contract Expenses                                         5
Underlying Fund Annual Expenses                                      6
Examples                                                             8
Condensed Financial Information                                     10
The Annuity Contract                                                10
Communicating To Us About Your Contract                             10
Sun Life Assurance Company of Canada (U.S.)                         11
The Variable Account                                                11
Variable Account Options: The Funds                                 11
The Fixed Account                                                   14
The Fixed Account Options: The Guarantee Periods                    15
The Accumulation Phase                                              15
    Issuing Your Contract                                           15
    Amount and Frequency of Purchase Payments                       16
    Allocation of Net Purchase Payments                             16
    Your Account                                                    16
    Your Account Value                                              16
    Purchase Payment Interest                                       16
    Variable Account Value                                          17
    Fixed Account Value                                             18
    Transfer Privilege                                              19
    Waivers; Reduced Charges; Credits; Bonus Guaranteed
     Interest Rates                                                 20
    Optional Programs                                               20
Withdrawals, Withdrawal Charge and Market Value Adjustment          22
    Cash Withdrawals                                                22
    Withdrawal Charge                                               23
    Types of Withdrawals not Subject to Withdrawal Charge           25
    Market Value Adjustment                                         25
Contract Charges                                                    26
    Account Fee                                                     26
    Administrative Expense Charge                                   26
    Mortality and Expense Risk Charge                               26
    Charge for Optional Death Benefit Riders                        27
    Premium Taxes                                                   27
    Fund Expenses                                                   27
    Modification in the Case of Group Contracts                     27
Death Benefit                                                       27
    Amount of Death Benefit                                         27
    The Basic Death Benefit                                         28
    Optional Death Benefit Riders                                   28
    Calculating the Death Benefit                                   30
    Method of Paying Death Benefit                                  30
    Non-Qualified Contracts                                         30
    Selection and Change of Beneficiary                             31
    Payment of Death Benefit                                        31
    Due Proof of Death                                              31
The Income Phase -- Annuity Provisions                              31
    Selection of the Annuitant or Co-Annuitant                      31
    Selection of the Annuity Commencement Date                      31
    Annuity Options                                                 32

    Selection of Annuity Option                                     33
    Amount of Annuity Payments                                      33
    Exchange of Variable Annuity Units                              34
    Account Fee                                                     34
    Annuity Payment Rates                                           34
    Annuity Options as Method of Payment for Death Benefit          35
Other Contract Provisions                                           35
    Exercise of Contract Rights                                     35
    Change of Ownership                                             35
    Voting of Fund Shares                                           36
    Periodic Reports                                                36
    Substitution of Securities                                      37
    Change in Operation of Variable Account                         37
    Splitting Units                                                 37
    Modification                                                    37
    Discontinuance of New Participants                              38
    Reservation of Rights                                           38
    Right to Return                                                 38
Tax Considerations                                                  38
    U.S. Federal Tax Considerations                                 39
        DEDUCTIBILITY OF PURCHASE PAYMENTS                          39
        PRE-DISTRIBUTION TAXATION OF CONTRACTS                      39
        DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED
        CONTRACTS                                                   39
        DISTRIBUTION AND WITHDRAWALS FROM QUALIFIED
        CONTRACTS                                                   40
        WITHHOLDING                                                 40
        INVESTMENT DIVERSIFICATION AND CONTROL                      40
        TAX TREATMENT OF THE COMPANY AND THE VARIABLE
        ACCOUNT                                                     40
        QUALIFIED RETIREMENT PLANS                                  40
        PENSION AND PROFIT-SHARING PLANS                            41
        TAX-SHELTERED ANNUITIES                                     41
        INDIVIDUAL RETIREMENT ACCOUNTS                              41
        ROTH IRAS                                                   42
    Puerto Rico Tax Considerations                                  42
Administration of the Contracts                                     42
Distribution of the Contracts                                       42
Performance Information                                             43
Available Information                                               44
Incorporation of Certain Documents by Reference                     44
Additional Information About the Company                            45
    General                                                         45
    Selected Financial Data                                         45
    Management's Discussion and Analysis of Financial
      Condition and Results of Operations                           46
    Quantitative and Qualitative Disclosures About Market
     Risk                                                           54
    Reinsurance                                                     56
    Reserves                                                        56
    Investments                                                     56
    Competition                                                     56
    Employees                                                       57
    Properties                                                      57
    State Regulation                                                57
Legal Proceedings                                                   58
Accountants                                                         58

Financial Statements                                                58
Table of Contents of Statement of Additional Information            83
Appendix A -- Glossary                                              85
Appendix B -- Condensed Financial Information --
 Accumulation Unit Values                                           88
Appendix C -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                   92
Appendix D -- Calculation of Basic Death Benefit                    95
Appendix E -- Calculation of Earnings Enhancement Optional
 Death Benefit Rider                                                96
Appendix F -- Calculation of Death Benefit When All Three
 Optional Death Benefit Riders are Selected                         97
Appendix G -- Calculation Used to Determine Purchase Payment
 Interest                                                           98

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY

      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

                          SUMMARY OF CONTRACT EXPENSES


TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................  $   0
Deferred Sales Load (as a percentage of Purchase Payments
  withdrawn) (1)
  Number of complete Account Years Purchase Payment in
    Account
    0-1.....................................................      8%
    1-2.....................................................      8%
    2-3.....................................................      7%
    3-4.....................................................      7%
    4-5.....................................................      6%
    5-6.....................................................      5%
    6-7.....................................................      4%
    7 or more...............................................      0%
Transfer Fee (2)............................................  $  15
ANNUAL ACCOUNT FEE per Contract or Certificate (3)..........  $  35
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)
  Mortality and Expense Risks Charge........................   1.30%
  Administrative Expense Charge.............................   0.15%
  Other Fees and Expenses of the Variable Account...........   0.00%
                                                              -----
Total Variable Account Annual Expenses (4)..................   1.45%


------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.


(2) We currently do not assess the transfer fee. However, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.



(3) The annual Account Fee is $35 in Account Years 1 through 5; thereafter, the Account Fee may be changed annually, but it will not exceed $50.


(4) An additional charge will apply if you elect one or more of the optional death benefit riders. For more information, refer to "Charge for Optional Death Benefit Riders."

                      UNDERLYING FUND ANNUAL EXPENSES (1)
                      (AS A PERCENTAGE OF FUND NET ASSETS)



                                                                                           TOTAL FUND
                                                   MANAGEMENT             OTHER              ANNUAL
                                                   FEES (AFTER       EXPENSES (AFTER     EXPENSES (AFTER
                                                REIMBURSEMENT)(2)   REIMBURSEMENT)(2)   REIMBURSEMENT)(2)
                                                -----------------   -----------------   -----------------
AIM V.I. Capital Appreciation Fund............          0.62%               0.11%               0.73%
AIM V.I. Growth Fund..........................          0.63%               0.10%               0.73%
AIM V.I. Growth and Income Fund...............          0.61%               0.16%               0.77%
AIM V.I. International Equity Fund............          0.75%               0.22%               0.97%
Alger American Growth Portfolio...............          0.75%               0.04%               0.79%
Alger American Income and Growth Portfolio....          0.62%               0.08%               0.70%
Alger American Small Capitalization
 Portfolio....................................          0.85%               0.05%               0.90%
Goldman Sachs VIT CORE-SM- Large Cap Growth
 Fund (3).....................................          0.70%               0.20%               0.90%
Goldman Sachs VIT CORE-SM- Small Cap Equity
 Fund (3).....................................          0.75%               0.25%               1.00%
Goldman Sachs VIT CORE-SM- U.S. Equity Fund
 (3)..........................................          0.70%               0.20%               0.90%
Goldman Sachs VIT Growth and Income Fund (3)..          0.75%               0.25%               1.00%
Goldman Sachs VIT International Equity Fund
 (3)..........................................          1.00%               0.35%               1.35%
J.P. Morgan International Opportunities
 Portfolio (4)................................          0.60%               0.60%               1.20%
J.P. Morgan Small Company Portfolio (4).......          0.60%               0.55%               1.15%
J.P. Morgan U.S. Disciplined Equity Portfolio
 (4)..........................................          0.35%               0.50%               0.85%
Lord Abbett Growth and Income Portfolio.......          0.50%               0.01%               0.51%
MFS/Sun Life Capital Appreciation Series
 (5)..........................................          0.71%               0.05%               0.76%
MFS/Sun Life Emerging Growth Series...........          0.70%               0.05%               0.75%
MFS/Sun Life Government Securities Series.....          0.55%               0.06%               0.61%
MFS/Sun Life High Yield Series (5)............          0.75%               0.08%               0.83%
MFS/Sun Life Massachusetts Investors Growth
 Stock Series.................................          0.75%               0.08%               0.83%
MFS/Sun Life Massachusetts Investors Trust
 Series.......................................          0.55%               0.04%               0.59%
MFS/Sun Life New Discovery Series (5).........          0.90%               0.16%               1.06%
MFS/Sun Life Total Return Series..............          0.65%               0.04%               0.69%
MFS/Sun Life Utilities Series (5).............          0.75%               0.06%               0.81%
OCC Equity Portfolio (6)......................          0.80%               0.11%               0.91%
OCC Managed Portfolio (6).....................          0.77%               0.06%               0.83%
OCC Mid Cap Portfolio (6).....................          0.10%               0.93%               1.03%
OCC Small Cap Portfolio (6)...................          0.80%               0.09%               0.89%
Sun Capital Blue Chip Mid Cap Fund (7)(8).....          0.80%               0.20%               1.00%
Sun Capital Investment Grade Bond Fund (7)....          0.60%               0.15%               0.75%
Sun Capital Investors Foundation Fund
 (7)(8).......................................          0.75%               0.15%               0.90%
Sun Capital Money Market Fund (7).............          0.50%               0.15%               0.65%
Sun Capital Real Estate Fund (7)..............          0.95%               0.30%               1.25%
Sun Capital Select Equity Fund (7)(8).........          0.75%               0.15%               0.90%


------------------------


(1) The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.



(2) For all Funds, "Management Fees," "Other Expenses" and "Total Fund Annual Expenses" are based on actual expenses for the fiscal year ended December 31, 1999, net of any applicable expense reimbursement or waiver.



(3) The investment advisers for the Goldman Sachs VIT Funds have voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. In particular, the investment advisers to the Goldman Sachs VIT CORE-SM-

    Large Capital Growth Fund, the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund, the Goldman Sachs VIT CORE-SM- U.S. Equity Fund, the Goldman Sachs VIT Growth and Income Fund and the Goldman Sachs VIT International Equity Fund have voluntarily agreed to reduce or limit certain "Other Expenses" of such Funds (excluding management fees, taxes, interest and brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed 0.20%, 0.25%, 0.20%, 0.25%, and 0.35% per annum of such Funds' average daily net assets, respectively. The expenses of the Goldman Sachs VIT Funds are estimated for the fiscal year ended December 31, 2000. Absent any such waiver or reimbursement, estimated "Management Fees," estimated "Other Expenses," and estimated "Total Fund Annual Expenses" for the year ended December 31, 2000 will be: 0.70%, 0.42%, and 1.12% for the Goldman Sachs VIT CORE-SM- Large Cap Growth Fund; 0.75%, 0.75%, and 1.50% for the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund; 0.70%, 0.20%, and 0.90% for the Goldman Sachs VIT CORE-SM- U.S. Equity Fund; 0.75%, 0.47%, and 1.22% for the Goldman Sachs VIT Growth and Income Fund; and 1.00%, 0.77%, and 1.77% for the Goldman Sachs VIT International Equity Fund. Fee waivers and expense reimbursements for the Goldman Sachs VIT Funds may be discontinued at any time.



(4) An affiliate of the adviser has agreed to reimburse the Fund to the extent certain expenses exceed the following percentages of the Fund's average daily net assets through fiscal year 1999: 0.85% for the J.P. Morgan U.S. Disciplined Equity Portfolio; 1.20% for the J.P. Morgan International Opportunities Portfolio, and 1.15% for the J.P. Morgan Small Company Portfolio. Absent this reimbursement, "Total Fund Annual Expenses" would have been 0.87% for the J.P. Morgan U.S. Disciplined Equity Portfolio, 1.98% for the J.P. Morgan International Opportunities Portfolio, and 2.57% for the J.P. Morgan Small Company Portfolio.



(5) The Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fees been taken into account, "Total Fund Annual Expenses" would have been: 0.75% for the MFS/Sun Life Capital Appreciation Series; 0.82% for the MFS/Sun Life High Yield Series; 1.05% for the MFS/Sun Life New Discovery Series; and 0.80% for the MFS/Sun Life Utilities Series.



(6) "Total Fund Annual Expenses" for the OCC Equity Portfolio, the OCC Small Cap Portfolio, the OCC Managed Portfolio and the OCC Mid Cap Portfolio are limited contractually by OpCap Advisers so that the Funds' respective annualized operating expenses (net of expense offsets) do not exceed 1% of average daily net assets. Absent this limit, "Management Fees", "Other Expenses" and "Total Fund Annual Expenses" were 0.80%, 3.48%, and 4.28% for the OCC Mid Cap Portfolio. "Other Expenses" are shown gross of expense offsets afforded the portfolio, which effectively lowered custody expenses.



(7) The investment adviser for the Sun Capital Funds has voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. For the year ended December 1999, the investment adviser waived all investment advisory fees. Absent any such waiver or reimbursement, "Management Fees," "Other Expenses" and "Total Fund Annual Expenses" for the year ended December 31, 1999 were:
    0.80%, 3.31%; and 4.11% for the Sun Capital Blue Chip Mid Cap Fund; 2.70%, 1.38%; and 1.98% for the Sun Capital Investment Grade Bond Fund; 0.75%, 4.37%; and 5.12% for the Sun Capital Investors Foundation Fund; 0.50%, 2.20%, and 2.70% for the Sun Capital Money Market Fund; 0.95%, 2.44%, and 3.39% for the Sun Capital Real Estate Fund; and 0.75%, 3.50%, and 4.25% for the Sun Capital Select Equity Fund. Fee waivers and expense reimbursements for the Sun Capital Funds may be discontinued at any time after May 1, 2000. To the extent that the expense ratio of any Fund in the Sun Capital Advisers Trust falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years.



(8) The management fee for each of the Sun Capital Blue Chip Mid Cap Fund, the Sun Capital Investors Foundation Fund, and the Sun Capital Select Equity Fund decreases to 0.75%, 0.70%, and 0.70%, respectively, as the daily net assets of each Fund exceed $300 million.

                                    EXAMPLES

      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $ 96       $136       $179       $270
AIM V.I. Growth Fund........................................    $ 96       $136       $179       $270
AIM V.I. Growth and Income Fund.............................    $ 96       $137       $181       $274
AIM V.I. International Equity Fund..........................    $ 98       $143       $191       $295
Alger American Growth Portfolio.............................    $ 96       $138       $182       $276
Alger American Income and Growth Portfolio..................    $ 95       $135       $177       $267
Alger American Small Capitalization Portfolio...............    $ 97       $141       $187       $288
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $ 97       $141       $187       $288
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $ 98       $144       $193       $298
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $ 97       $141       $187       $288
Goldman Sachs VIT Growth and Income Fund....................    $ 98       $144       $193       $298
Goldman Sachs VIT International Equity Fund.................    $102       $155       $210       $333
J.P. Morgan International Opportunities Portfolio...........    $100       $150       $203       $318
J.P. Morgan Small Company Portfolio.........................    $100       $149       $200       $313
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $ 97       $139       $185       $283
Lord Abbett Growth and Income Portfolio.....................    $ 93       $129       $167       $247
MFS/Sun Life Capital Appreciation Series....................    $ 96       $137       $180       $273
MFS/Sun Life Emerging Growth Series.........................    $ 96       $136       $180       $272
MFS/Sun Life Government Securities Series...................    $ 94       $132       $173       $258
MFS/Sun Life High Yield Series..............................    $ 97       $139       $184       $281
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $ 97       $139       $184       $281
MFS/Sun Life Massachusetts Investors Trust Series...........    $ 94       $131       $171       $255
MFS/Sun Life New Discovery Series...........................    $ 99       $146       $196       $304
MFS/Sun Life Total Return Series............................    $ 95       $134       $177       $266
MFS/Sun Life Utilities Series...............................    $ 96       $138       $183       $279
OCC Equity Portfolio........................................    $ 97       $141       $188       $289
OCC Managed Portfolio.......................................    $ 97       $139       $184       $281
OCC Mid Cap Portfolio.......................................    $ 99       $145       $194       $301
OCC Small Cap Portfolio.....................................    $ 97       $141       $187       $287
Sun Capital Blue Chip Mid Cap Fund..........................    $ 96       $144       $193       $298
Sun Capital Investment Grade Bond Fund......................    $ 96       $136       $180       $272
Sun Capital Investors Foundation Fund.......................    $ 97       $141       $187       $288
Sun Capital Money Market Fund...............................    $ 95       $133       $175       $262
Sun Capital Real Estate Fund................................    $101       $152       $205       $323
Sun Capital Select Equity Fund..............................    $ 97       $141       $187       $288

      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $24        $73        $125       $270
AIM V.I. Growth Fund........................................    $24        $73        $125       $270
AIM V.I. Growth and Income Fund.............................    $24        $74        $127       $274
AIM V.I. International Equity Fund..........................    $26        $80        $137       $295
Alger American Growth Portfolio.............................    $24        $75        $128       $276
Alger American Income and Growth Portfolio..................    $23        $72        $123       $267
Alger American Small Capitalization Portfolio...............    $25        $78        $133       $288
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $25        $78        $133       $288
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $26        $81        $139       $298
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $25        $78        $133       $288
Goldman Sachs VIT Growth and Income Fund....................    $26        $81        $139       $298
Goldman Sachs VIT International Equity Fund.................    $30        $92        $156       $333
J.P. Morgan International Opportunities Portfolio...........    $28        $87        $149       $318
J.P. Morgan Small Company Portfolio.........................    $28        $86        $146       $313
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $25        $76        $131       $283
Lord Abbett Growth and Income Portfolio.....................    $21        $66        $113       $247
MFS/Sun Life Capital Appreciation Series....................    $24        $74        $126       $273
MFS/Sun Life Emerging Growth Series.........................    $24        $73        $126       $272
MFS/Sun Life Government Securities Series...................    $22        $69        $119       $258
MFS/Sun Life High Yield Series..............................    $25        $76        $130       $281
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $25        $76        $130       $281
MFS/Sun Life Massachusetts Investors Trust Series...........    $22        $68        $117       $255
MFS/Sun Life New Discovery Series...........................    $27        $83        $142       $304
MFS/Sun Life Total Return Series............................    $23        $71        $123       $266
MFS/Sun Life Utilities Series...............................    $24        $75        $129       $279
OCC Equity Portfolio........................................    $25        $78        $134       $289
OCC Managed Portfolio.......................................    $25        $76        $130       $281
OCC Mid Cap Portfolio.......................................    $27        $82        $140       $301
OCC Small Cap Portfolio.....................................    $25        $78        $133       $287
Sun Capital Blue Chip Mid Cap Fund..........................    $26        $81        $139       $298
Sun Capital Investors Foundation Fund.......................    $25        $78        $133       $288
Sun Capital Investment Grade Bond Fund......................    $24        $73        $126       $272
Sun Capital Money Market Fund...............................    $23        $70        $121       $262
Sun Capital Real Estate Fund................................    $29        $89        $151       $323
Sun Capital Select Equity Fund..............................    $25        $78        $133       $288


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                        CONDENSED FINANCIAL INFORMATION



      Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included as Appendix B to this Prospectus.



                              THE ANNUITY CONTRACT



      Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.



      In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."



      Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.



      You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.



      The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other contracts as "Non-Qualified Contracts."


                    COMMUNICATING TO US ABOUT YOUR CONTRACT


      All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.



      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.


      When we specify that notice to us must be in writing, we reserve the right, in our sole discretion, to accept notice in another form.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 48 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.


      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.


                              THE VARIABLE ACCOUNT


      We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.


      Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.


      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.


                           VARIABLE ACCOUNT OPTIONS:
                                   THE FUNDS


      The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.



      MORE COMPREHENSIVE INFORMATION ABOUT THE FUNDS, INCLUDING A DISCUSSION OF THEIR MANAGEMENT, INVESTMENT OBJECTIVES, EXPENSES, AND POTENTIAL RISKS, IS FOUND IN THE CURRENT PROSPECTUSES FOR THE FUNDS (THE "FUND PROSPECTUSES"). THE FUND PROSPECTUSES SHOULD BE READ IN CONJUNCTION WITH THIS PROSPECTUS BEFORE YOU INVEST. A COPY OF EACH FUND PROSPECTUS, AS WELL AS A STATEMENT OF ADDITIONAL INFORMATION FOR EACH FUND, MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY BY CALLING 1-888-388-8748 OR WRITING TO SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), C/O RETIREMENT PRODUCTS AND SERVICES, P.O. BOX 9133, BOSTON MASSACHUSETTS 02117.

      The Funds currently available are:

AIM VARIABLE INSURANCE FUNDS, INC. (advised by A I M Advisors, Inc.)

     AIM V.I. CAPITAL APPRECIATION FUND seeks growth of capital through investment in common stocks, with emphasis on medium- and small-sized growth companies.

     AIM V.I. GROWTH FUND seeks growth of capital primarily by investing in seasoned and better capitalized companies considered to have strong earnings momentum.

     AIM V.I. GROWTH AND INCOME FUND seeks growth of capital with a secondary objective of current income.

     AIM V.I. INTERNATIONAL EQUITY FUND seeks to provide long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

THE ALGER AMERICAN FUND (advised by Fred Alger Management, Inc.)

     ALGER AMERICAN GROWTH PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of companies which have market capitalizations of $1 billion or more.

     ALGER AMERICAN INCOME AND GROWTH PORTFOLIO seeks primarily to provide a high level of dividend income by investing in dividend paying equity securities. Capital appreciation is a secondary objective.

     ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation. It invests primarily in the equity securities of small companies with market capitalizations within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.


GOLDMAN SACHS VARIABLE INSURANCE TRUST ("VIT") (advised by Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co. ("Goldman Sachs"), except for Goldman Sachs International Equity Fund, which is advised by Goldman Sachs Asset Management International, an affiliate of Goldman Sachs)


     GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of large cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration.

     GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of U.S. issuers which are included in the Russell 2000 Index at the time of investment.

     GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND seeks long-term growth of capital and dividend income through a broadly diversified portfolio of large cap and blue chip equity securities representing all major sectors of the U.S. economy.

     GOLDMAN SACHS VIT GROWTH AND INCOME FUND seeks long-term growth of capital and growth of income through investments in equity securities that are considered to have favorable prospects for capital appreciation and/or dividend paying ability.

     GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND seeks long-term capital appreciation through investments in equity securities of companies that are organized outside the U.S. or whose securities are principally traded outside the U.S.


J.P. MORGAN SERIES TRUST II (advised by J.P. Morgan Investment Management Inc.)


     J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of foreign companies.

     J.P. MORGAN SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of small company stocks.


     J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO (formerly, the J.P. Morgan Equity Portfolio) seeks to provide a high total return from a portfolio of selected equity securities.


LORD ABBETT SERIES FUND, INC. (advised by Lord Abbett & Co.)

     GROWTH AND INCOME PORTFOLIO seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

MFS/SUN LIFE SERIES TRUST (advised by Massachusetts Financial Services Company, an affiliate of the Company)

     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

     EMERGING GROWTH SERIES will seek long-term growth of capital.

     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain low rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").

     MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.

     MASSACHUSETTS INVESTORS TRUST SERIES will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks.

     NEW DISCOVERY SERIES will seek capital appreciation.

     TOTAL RETURN SERIES will primarily seek to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

     UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

OCC ACCUMULATION TRUST (advised by OpCap Advisors)

     EQUITY PORTFOLIO seeks long-term capital appreciation through investment in a diversified portfolio of equity securities selected on the basis of a value oriented approach to investing.

     MANAGED PORTFOLIO seeks to achieve growth of capital over time through investment in a portfolio consisting of common stocks, bonds and cash equivalents, the percentages of which will vary based on the portfolio manager's assessments of the relative outlook for such investments.

     MID CAP PORTFOLIO seeks long-term capital appreciation through investment in a diversified portfolio of equity securities. The portfolio will invest primarily in companies with market capitalizations of between $500 million and $5 billion.

     SMALL CAP PORTFOLIO seeks capital appreciation through investment in a diversified portfolio of equity securities of companies with market capitalizations of under $1 billion.

SUN CAPITAL ADVISERS TRUST (advised by Sun Capital Advisers, Inc., an affiliate of the Company; Wellington Management Company, LLP serves as investment subadviser to Sun Capital Blue Chip Mid Cap Fund, Sun Capital Investors Foundation Fund and Sun Capital Select Equity Fund)

     SUN CAPITAL BLUE CHIP MID CAP FUND seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations within the range represented by the Standard & Poor's Mid Cap 400 Index.

     SUN CAPITAL INVESTORS FOUNDATION FUND seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations generally within the range represented by the Standard & Poor's 500 Index. Investments are selected using a combination of fundamental analysis and quantitative tools.

     SUN CAPITAL INVESTMENT GRADE BOND FUND seeks high current income consistent with relative stability of principal by investing at least 80% of its assets in investment grade bonds. The Fund may invest up to 20% of its assets in lower rated or unrated bonds (also known as high yield or junk bonds).

     SUN CAPITAL MONEY MARKET FUND seeks to maximize current income, consistent with maintaining liquidity and preserving capital, by investing exclusively in high quality U.S. dollar-denominated money market securities.

     SUN CAPITAL REAL ESTATE FUND primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its assets in securities of real estate investment trusts and other real estate companies.

     SUN CAPITAL SELECT EQUITY FUND seeks long-term capital growth by investing in 20 to 40 common stocks and other equity securities of large capitalization U.S. companies selected primarily from the Standard & Poor's 500 Index.

      The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

      Certain of the investment advisers to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers. Certain Funds may reimburse us from their assets for distribution costs pursuant to the terms of their Rule 12b-1 plans.

      Certain publically available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio managers(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

                               THE FIXED ACCOUNT

      The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the

Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.


      We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.


      We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

      We determine Guaranteed Interest Rates in our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

      We may from time to time in our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge, and Market Value Adjustment."

                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

      We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

ALLOCATION OF NET PURCHASE PAYMENTS

      You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available options.

      In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us written notice of the change, as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments. See "Contract Charges -- Premium Taxes." In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE


      Your Account Value is the sum of the value of the 2 components of your
Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."


PURCHASE PAYMENT INTEREST


      We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:


    OPTION A: THE 2% FIVE-YEAR ANNIVERSARY INTEREST OPTION -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

    OPTION B: THE 3%, 4%, OR 5% INTEREST OPTION -- Under this option we will credit your Contract with interest at the following rates:

      - 3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

      - 4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

      - 5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.


      If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.



      We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Five-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix F.



      Because the Company does not recapture any Purchase Payment Interest on the Contracts, there are no general circumstances in which a Participant would be disadvantaged by purchasing one of the Contracts rather than purchasing a similar contract without a bonus credit feature. However, the Contracts are designed to give the most value to Participants with long-term investment goals.



      We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees.


VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE


      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge for each day in the Valuation Period. See "Contract Charges."

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.


      A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.



      Each additional Purchase Payment, transfer or renewal credited to your Fixed Account value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.


      CREDITING INTEREST


      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.


      GUARANTEE AMOUNTS

      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. A Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

      RENEWALS

      We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Renewal Date, unless before the Renewal Date we receive:

      1) written notice from you electing a different Guarantee Period from among those we then offer, or



      2) instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract described below (see "Transfer Privilege.")


      A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. We will automatically renew your amount into the next available Guarantee Period.

      EARLY WITHDRAWALS


      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.


TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:


      -  You may not make more than 12 transfers in any Account Year;



      - The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;



      -  Your Account Value remaining in a Sub-Account must be at least $1,000;



      - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;



      - At least 30 days must elapse between transfers to or from Guarantee Periods;



      - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and



      - We impose additional restrictions on market timers, which are further described below.


      These restrictions do not apply to transfers made under an approved dollar-cost averaging program.


      There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period made more than 30 days before the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.


      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.


      If we receive your transfer request before 4:00 p.m. Eastern Time on a Business Day, it will be effective that day. Otherwise, it will be effective the next Business Day.

      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed pre-authorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

      In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

WAIVERS; REDUCED CHARGES; CREDITS; BONUS GUARANTEED INTEREST RATES


      We may reduce or waive the withdrawal charge the mortality and expense risk charges, the administrative services charge, or the annual Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."


OPTIONAL PROGRAMS

      DOLLAR-COST AVERAGING

      Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).


      No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account, unless you instruct us otherwise, and the

Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program is treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.


      The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

      ASSET ALLOCATION

      One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.


      Currently, you may select one of three asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. The available models are: the conservative asset allocation model, the moderate asset allocation model, and the aggressive asset allocation model. Each model allocates a different percentage of Account Value to Sub-Accounts investing in the various asset classes, with the conservative model allocating the lowest percentage to Sub-Accounts investing in the equity asset class and the aggressive model allocating the highest percentage to the equity asset class. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. Additional programs may be available in the future.


      If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. Sun Capital Advisers' Asset Allocation Committee will direct the allocations. By your election of an asset allocation program, you thereby authorize us to automatically reallocate your Account Value on a quarterly basis, or as determined by the terms of the Asset Allocation Program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS


      If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.



      Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult your adviser before choosing these options.


      You may change or stop either program at any time, by written notice to us.

      PORTFOLIO REBALANCING PROGRAM

      Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

      Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

      SECURED FUTURES PROGRAM


      Under the Secured Futures Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.


           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL


      At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.



      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," below). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax. See "Tax Considerations." You should carefully consider these tax consequences before requesting a cash withdrawal.


      FULL WITHDRAWALS


      If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.


      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.


      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.


      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT


      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:



      - When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;



      - When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or



      - When an SEC order permits us to defer payment for the protection of Participants.


We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS


      If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.


      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax Sheltered Annuities."

WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      FREE WITHDRAWAL AMOUNT

      In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:

      (1) your Contract's earnings (defined below) during the prior Account Year; and

      (2) 10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

      Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

      Your Contract's earnings during the prior Account Year are equal to:

      (a) the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

      (b)  any Purchase Payments made during the prior Account Year, plus

      (c)  any partial withdrawals and charges taken during the prior Account
           Year.


      For an example of how we calculate the "free withdrawal amount," see Appendix B.

      WITHDRAWAL CHARGE ON PURCHASE PAYMENTS

      If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

      The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

      ORDER OF WITHDRAWAL

      When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the next oldest, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.

      CALCULATION OF WITHDRAWAL CHARGE


      We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.


   NUMBER OF
 ACCOUNT YEARS
  PAYMENT HAS
      BEEN        WITHDRAWAL
IN YOUR CONTRACT    CHARGE
----------------  ----------
      0-1             8%
      1-2             8%
      2-3             7%
      3-4             7%
      4-5             6%
      5-6             5%
      6-7             4%
       7+             0%


      For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.



      The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.


      For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

      For additional examples of how we calculate withdrawal charges, see Appendix B.

TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE


      If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:



      -  at least one year has passed since we issued your Contract, and


      - you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state.


      An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.


      For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above and any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.


      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.


MARKET VALUE ADJUSTMENT


      We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.


      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

                  N/12
    1 + I
  ( --------  )             -1
    1 + J + b

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee

Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

      N is the number of complete months remaining in your Guarantee Period; and

      b is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix B.

      No Market Value Adjustment will apply to Contracts issued in the states of California, Maryland, Oregon, Texas and Washington.

                                CONTRACT CHARGES

ACCOUNT FEE


      During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $35 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.


      We will not charge the Account Fee if:

      (1) your Account has been allocated only to the Fixed Account during the applicable Account Year; or

      (2)  your Account Value is more than $100,000 on your Account Anniversary.

      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any fee from Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE


      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.


MORTALITY AND EXPENSE RISK CHARGE


      During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the purchase payment interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.


CHARGES FOR OPTIONAL DEATH BENEFIT RIDERS


      If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account based upon the number of optional death benefit riders you elect, as follows:


                     % OF
   NUMBER OF        AVERAGE
RIDERS YOU ELECT  DAILY VALUE
----------------  -----------
       1             0.15%
       2             0.25%
       3             0.40%

PREMIUM TAXES

      Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

FUND EXPENSES


      There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.


MODIFICATION IN THE CASE OF GROUP CONTRACTS


      For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.



                                 DEATH BENEFIT



      If you die during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on your date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.


AMOUNT OF DEATH BENEFIT

      To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before your death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse,

Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

      The amount of the death benefit is determined as of the Death Benefit
Date.

THE BASIC DEATH BENEFIT

      In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;


      2. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and


      2. Your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

      For examples of how to calculate this basic death benefit, see
Appendix C.


      If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, the basic death benefit may be less than your Account Value.


OPTIONAL DEATH BENEFIT RIDERS


      Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The Maximum Anniversary Account Value Rider, the 5% Premium Roll-Up Rider, and the Earnings Enhancement Riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued. For a complete description of how the death benefits under the optional death benefit riders are calculated, see "Calculating the Death Benefit."


      MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

      Under this rider, the death benefit will be the greater of:


      -  any of the death benefit amounts payable under options (1), (2) or
         (3) under the basic death benefit, above, or


      - your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

      5% PREMIUM ROLL-UP RIDER

      Under this rider, the death benefit will be the greater of:

      -  any of the death benefit amounts payable under options (1), (2) or
         (3) under the basic death benefit, above, or

      - the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

      Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:


      -  the first day of the month following your 80th birthday, or

      - the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.


      EARNINGS ENHANCEMENT RIDER

      Under this rider, if you are 69 or younger on your Contract Date, the death benefit will be:

      -  the greatest of any of the death benefit amounts payable under options
         (1), (2) or (3) under the basic death benefit, above, plus

      - 40% of the lesser of your net Purchase Payments or your Account Value minus net Purchase Payments, calculated as of the Death Benefit Date.

      If you are between the ages of 70 and 79 on your Contract Date, the death benefit will be:

      -  the greatest of any of the death benefit amounts payable under options
         (1), (2) or (3) under the basic death benefit, above, plus

      - 25% of the lesser of your net Purchase Payments or your Account Value minus net Purchase Payments, calculated as of the Death Benefit Date.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals as described in "Calculating the Death Benefit." For examples of how the death benefit is calculated under the Earnings Enhancement Rider, see Appendix D.

      SELECTING MULTIPLE DEATH BENEFIT RIDERS

      If you elect more than one death benefit rider, the death benefit will be calculated as follows:


      1) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider and the death benefit under the 5% Premium Roll-Up Rider.


      2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the Maximum Anniversary Account Rider.

      3) EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.

      4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER, THE 5% PREMIUM ROLL-UP RIDER AND THE EARNINGS ENHANCEMENT RIDER: The death benefit will equal the GREATER of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and the Maximum Anniversary Account Value Rider.

      SPOUSAL CONTINUANCE

      If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the basic death benefit or any rider you have selected. All Contract provisions, including any riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a value equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, the surviving spouse's age on the original effective date of the Contract will be used.

CALCULATING THE DEATH BENEFIT


      In calculating the death benefit amount payable under option (3) of the basic death benefit or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.


      If the death benefit is the amount payable under options (2) or (3) of the basic death benefit or under any of the optional death benefit riders, your Account Value will be increased by the excess, if any, of that amount over option (1) of the basic death benefit. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."

      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

NON-QUALIFIED CONTRACTS

      If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or
(2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of
Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

      The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the Annuitant automatically becomes the designated beneficiary.


      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.



      During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option(s) in place must be distributed at least as rapidly as the method of distribution under that option.



      If the Participant is not a natural person, these distribution rules apply on a change in, or the death of, either the Annuitant or the Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH


      We accept any of the following as proof of any person's death:



      -  An original certified copy of an official death certificate;



      - An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or



      -  Any other proof we find satisfactory.


                     THE INCOME PHASE -- ANNUITY PROVISIONS


      During the Income Phase, we make regular monthly annuity payments to the Annuitant.



      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.



      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."


SELECTION OF THE ANNUITANT OR CO-ANNUITANT


      You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.



      In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

      - The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

      - The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.


      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).


ANNUITY OPTIONS

      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.


      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN


      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

      We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

      - We deduct any applicable premium tax or similar tax if not previously deducted.


      - On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have an annual mortality and expense risk charge of 1.45% of your average Account's daily net assets.


      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either
(1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS


      During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.



      Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.



      During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.


ACCOUNT FEE


      During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.


ANNUITY PAYMENT RATES


      The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (See "Other Contract Provisions -- Modification").



      The Annuity Payment Rates may vary according to the Annuity Option(s) elected and the adjusted age of the Annuitant. The Contracts also describes the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.


ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under
Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant;
(4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

      The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

VOTING OF FUND SHARES


      We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.


      Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

      All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

      During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Fund as may be required by the Investment Company Act of

1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES


      Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.


CHANGE IN OPERATION OF VARIABLE ACCOUNT

      At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

      Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification:
(i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

      In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fees, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

      We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

RESERVATION OF RIGHTS

      We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and
(4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

RIGHT TO RETURN


      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that maybe deducted is equal to the lesser of:


      - the portion of the Account Value that is attributable to any Purchase Payment Interest, and

      -  all Purchase Payment Interest.

      This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

                               TAX CONSIDERATIONS

      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use the Contract and the site where your Contract was issued. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. FEDERAL TAX CONSIDERATIONS

      The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rice, see "Puerto Rico Tax Considerations," below.

      DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

      PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax, prior to distribution.

      However, corporate (or other non-natural person) Owners of, and Participants under, a Non-Qualified Contract incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

      You should note that qualified retirement investments generally provide tax deferral regardless of whether the underlying contract is an annuity.

      DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non- Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings.

      You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.


      A penalty tax of 10% may apply to taxable cash withdrawals and lump- sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Participant or distributions under an immediate annuity (as defined above), or after age 59 1/2.

      DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS


      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.


      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Participant or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      WITHHOLDING

      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from
(i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      INVESTMENT DIVERSIFICATION AND CONTROL

      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Fund complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

      TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      QUALIFIED RETIREMENT PLANS

      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

      PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

      TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

      ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If and when we make Contracts available for use with Roth IRAs, we will provide any necessary information.

PUERTO RICO TAX CONSIDERATIONS

      Puerto Rico tax laws with respect to qualified retirement plans described in this Prospectus vary significantly from those discussed above under "U.S. Federal Tax Considerations." Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "U.S. Federal Tax Considerations" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

      The following discussion applies if your Contract is issued in Puerto
Rico.

      Under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"), the Contract offered by this Prospectus is considered an annuity contract. The 1994 Code provides that no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

      If any annuity distributions are made under an annuity contract, the annuitant or other payee will be required to include as gross income the portion of each payment equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income.

      In the event payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent of the Annuitant's aggregate premiums or other consideration paid.

      For further information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS

      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One

Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.


      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 6.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates." We began offering the Contract in October 1999. During 1999, approximately $126,568 in commissions were paid to and retained by Clarendon in connection with the distribution of the Contracts.


                            PERFORMANCE INFORMATION

      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

      Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period since we started offering the Sub-Accounts under the Futurity products or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Futurity products. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.


      Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.



      The performance figures used by the Variable Account are based on the actual historical performance of the Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.


      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Sun Capital Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Sun Capital Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661; New York, New York -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.

      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY


GENERAL


      The Company is engaged in the sale of individual variable life insurance and individual and group fixed and variable annuities. These contracts are sold in both the tax-qualified and non-tax-qualified markets. These products are distributed through individual insurance agents, insurance brokers and broker-dealers.



      The following table sets forth premiums and deposits by major product categories for each of the last 3 years. See the Notes to the Statutory Financial Statements of the Company included in this Prospectus for industry segment information.



                                              1999         1998         1997
                                           ----------   ----------   ----------
                                                     (IN $ THOUSANDS)
Protection                                 $   16,509   $  155,907   $  204,671
Wealth Management                          $2,651,247   $2,194,895   $2,204,693
                                           ----------   ----------   ----------
                                           $2,667,756   $2,350,802   $2,409,364
                                           ==========   ==========   ==========


SELECTED FINANCIAL DATA


      The following selected financial data for the Company should be read in conjunction with the Statutory Financial Statements and the Notes thereto
included in this Prospectus beginning on page   .


                                                 FOR THE YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------
                                   1999          1998          1997          1996          1995
                                -----------   -----------   -----------   -----------   -----------
                                                         (IN $ THOUSANDS)
Revenues
  Premiums, annuity deposits
    and other revenue           $ 2,869,250   $ 2,581,463   $ 2,623,629   $ 2,215,322   $ 1,883,901
  Net investment income and
    realized gains                  190,844       187,208       298,121       310,172       315,966
                                -----------   -----------   -----------   -----------   -----------
                                  3,060,094     2,768,671     2,921,750     2,525,494     2,199,867
                                -----------   -----------   -----------   -----------   -----------
Benefits and expenses
  Policyholder benefits           2,706,121     2,416,950     2,579,104     2,232,528     1,995,208
  Other expenses                    239,136       214,607       206,065       175,342       150,937
                                -----------   -----------   -----------   -----------   -----------
                                  2,945,257     2,631,557     2,785,169     2,407,870     2,146,145
                                -----------   -----------   -----------   -----------   -----------
Operating gain                      114,837       137,114       136,581       117,624        53,722
Federal income tax expense
  (benefit)                          24,479        11,713         7,339        (5,400)       17,807
                                -----------   -----------   -----------   -----------   -----------
Net income                      $    90,358   $   125,401   $   129,242   $   123,024   $    35,915
                                ===========   ===========   ===========   ===========   ===========
Assets                          $19,948,155   $16,902,621   $15,925,357   $13,621,952   $12,359,683
                                ===========   ===========   ===========   ===========   ===========
Surplus notes                   $   565,000   $   565,000   $   565,000   $   315,000   $   650,000
                                ===========   ===========   ===========   ===========   ===========

See "Reinsurance," below, for the effect of the reinsurance agreements on 1999 net income.

See Note 1 to the Statutory Financial Statements for changes in accounting principles and reporting.


See discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT


      This Prospectus includes forward-looking statements by the Company under the Private Securities Litigation Reform Act of 1995. These statements are not matters of historical fact; they relate to such topics as future product sales, volume growth, market share, market risk and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:


    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.

    - Changes in interest rates and market conditions.

    - Regulatory and legislative developments.


    - Developments in consumer preferences and behavior patterns.


RESULTS OF OPERATIONS


     1999 COMPARED TO 1998:



     NET INCOME


      Net income decreased by $35.0 million to $90.4 million in 1999, reflecting a decrease of $54.7 million in income from operations and an increase of $19.7 million in net realized capital gains. (In the following discussion, "income from operations" refers to the statutory statements of operations line item, "net gain from operations after dividends to policyholders and federal income tax and before realized capital gains.")

      Income from operations decreased from $125.0 million in 1998 to $70.3 million in 1999, mainly as a result of the following factors:


    - A $32.3 million increase, to $63.7 million in 1999, in the income from operations from the Company's Wealth Management segment. (See "1999 Compared to 1998 -- Wealth Management Segment," below.)



    - The effect of terminating certain reinsurance agreements with the Company's ultimate parent in 1998. The termination of these agreements was the predominant factor in the $94.2 million decrease in income from operations for the Company's Protection segment. (See "1999 Compared to 1998 -- Protection Segment," below.)



    - An increase of $7.2 million in income from operations from the Corporate segment, mainly reflecting dividends from a subsidiary. (See "1999 Compared to 1998 -- Corporate Segment," below.)


     INCOME FROM OPERATIONS BY SEGMENT


      The Company's income from operations reflects the operations of its 3 business segments: the Wealth Management segment, the Protection segment and the Corporate segment.

      The following table provides a summary of income from operations by segment, which is discussed more fully below.

                       INCOME FROM OPERATIONS BY SEGMENT*
                                ($ IN MILLIONS)

                                                                                             % CHANGE
                                                                                       ---------------------
                                                        1999       1998       1997     1999/1998   1998/1997
                                                      --------   --------   --------   ---------   ---------
    Wealth Management                                   63.7       31.4       14.7       102.9%      113.6%
    Protection                                          (5.1)      89.1       18.0      (105.7)%     395.0%
    Corporate                                           11.7        4.5       69.8       160.0%      (93.6)%
                                                        ----      -----      -----      ------       -----
                                                        70.3      125.0      102.5       (43.8)%      22.0%
                                                        ====      =====      =====      ======       =====

    * Before net realized capital gains

    WEALTH MANAGEMENT SEGMENT

      The Wealth Management segment focuses on the savings and retirement needs of individuals preparing for retirement or who have already retired. It primarily markets to upscale consumers in the U.S., selling individual and group fixed and variable annuities. Its major product lines, "Regatta" and "Futurity," are combination fixed/variable annuities. In these combination annuities, contract holders have the choice of allocating payments either to a fixed account, which provides a guaranteed rate of return, or to variable accounts. Withdrawals from the fixed account are subject to market value adjustment. In the variable accounts, the contract holder can choose from a range of investment options and styles. The return depends upon investment performance of the options selected. Investment funds available under Regatta products are managed by Massachusetts Financial Services Company ("MFS"), an affiliate of the Company. Investment funds available under Futurity products are managed by several investment managers, including MFS and Sun Capital Advisers, Inc., a subsidiary of the Company.


      The Company distributes its annuity products through a variety of channels. For the Regatta products, about half are sold through securities brokers; a further one-fourth through financial institutions, and the remainder through insurance agents and financial planners. The Futurity products, introduced in February 1998, are primarily distributed through a dedicated wholesaler network, including Sun Life of Canada (U.S.) Distributors, Inc., a subsidiary of the Company.


      Although new pension products are not currently sold, there has been a substantial block of group retirement business in-force, including guaranteed investment contracts ("GICs"), pension plans and group annuities. A significant portion of these pension contracts are non-surrenderable, with the result that the Company's liquidity exposure is limited. GICs were marketed directly in the U.S. through independent managers. In 1997, the Company decided to no longer market group pension and GIC products.

      Following are the major factors affecting this segment's results in 1999 as compared to 1998.


- Deposit-type funds, which primarily comprised annuity deposits, increased by $457.7 million, or 21%, to $2,598.3 million in 1999. Fixed annuity account deposits were higher by approximately $625 million in 1999, which management believes is mainly a result of the success of the Company's introduction, during the fourth quarter of 1998, of a higher Dollar Cost Averaging ("DCA") rate and a new 6-month DCA program. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. While fixed annuity account deposits increased, deposits directly into variable accounts declined by approximately 13% in 1999. The Company believes this decline was a consequence of the heightened interest in the DCA programs in 1999.



  Sales of the Futurity line of products, introduced in February 1998, represented approximately 9% of total annuity deposits in 1999. The Company expects that sales of the Futurity products will continue to increase in the future, based on management's beliefs that market demand is growing for multi-manager variable annuity products, such as Futurity; that the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and that the marketplace will respond favorably to introductions of new Futurity products and product enhancements.


- Fee income increased as a result of higher variable annuity account balances. Fee income was higher by approximately $32 million in 1999. The factors driving this growth in account balances have been market appreciation and net deposit activity. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Other income increased by approximately $5 million in 1999, mainly reflecting a reinsurance agreement entered into in July 1999 with an unrelated company, which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3.4 million.

- The net year-over-year change in aggregate reserves on policies and contracts for the Wealth Management segment had the effect of increasing income from operations for this segment. This change reflected lower reserves related to minimum guaranteed death benefit product features as well as a variety of other factors.


- There has been a shift in demand to variable account products from general account products. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. In 1999, net investment income for the Wealth Management segment decreased by $44.0 million, to $114.0 million. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products and as a consequence, a declining block of in-force business as GICs mature and are surrendered.


- Policyholder benefits (the major elements of which are surrenders and withdrawals, changes in the liability for premium and other deposit funds, and related separate account transfers) were higher by approximately $430 million in 1999, mainly as a result of higher variable annuity surrenders. The increase in variable annuity surrenders primarily related to a block of separate account contracts that had been issued seven or more years previously and for which the surrender charge periods had expired. The Company expects that as the separate account block of business continues to grow and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase. The Company is implementing a conservation program with the aim of improving asset retention.

- Operational expenses, which include general insurance expenses and insurance taxes, licenses and fees, excluding federal income taxes, increased by $5.4 million, or 9%, in 1999. This increase reflected costs associated with operations and technology improvements to support the growth of the Company's in-force business. Commissions of $153.6 million were higher by $17.7 million in 1999, mainly as a result of higher sales.

    PROTECTION SEGMENT


      The Protection Segment comprises two main elements, internal reinsurance and variable life products.


    INTERNAL REINSURANCE


      In recent years, the Company has had various reinsurance agreements with Sun Life (Canada). In some of these arrangements, Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company. These agreements, in the aggregate, had an immaterial effect on net income in the years 1998 and 1999. Under another reinsurance agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $24.6 million in 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million as the termination payment was less than the reserves held under the agreement. Because this agreement terminated in 1998, it had no effect on income from operations in 1999.


    VARIABLE LIFE PRODUCTS

      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997. The Company's management expects that the Company's variable life business will grow and become more significant in the future. In September 1999, the Company introduced a new variable universal life product as part of the Futurity product portfolio. Costs related to developing this product were primarily responsible for the decrease of approximately $4 million in income from operations for this portion of the Protection segment.

    CORPORATE SEGMENT


      The Corporate segment includes the capital of the Company, its investments in subsidiaries and items not otherwise attributable to either the Wealth Management segment or the Protection segment.


      In 1999, income from operations for this segment increased by $7.2 million to $11.7 million. This increase reflected higher net investment income, mainly from dividends of $19.3 million received during the 4th quarter from a subsidiary, New London Trust, F.S.B. Partially offsetting this change in net investment income were higher operational expenses and higher federal income taxes attributable to this segment.

    1998 COMPARED TO 1997:


    NET INCOME


      Net income decreased by $3.8 million to $125.4 million in 1998, reflecting an increase of $22.5 million in income from operations and a decrease of $26.3 million in net realized capital gains.

      Income from operations increased from $102.5 million in 1997 to $125.0 million in 1998, mainly as a result of the following factors:


- A $16.7 million increase, to $31.4 million in 1998, in the income from operations from the Company's Wealth Management segment. (See "1998 Compared to 1997 -- Wealth Management Segment," below.)



- The effect of terminating certain reinsurance agreements with Sun Life (Canada). The termination of these agreements was the predominant factor in the $71.1 million increase in income from operations for the Company's Protection segment.



- The effects of the Company's December 1997 reorganization (described in "Corporate Segment," below), as a result of which MFS is no longer a subsidiary of the Company. As a result of this reorganization, dividends from subsidiaries were lower in 1998 than in 1997 and certain subsidiary tax benefits were no longer available to the Company. Also affecting income from operations for the Corporate segment in 1998 was that income earned on the proceeds of a December 1997 issuance of a $250 million surplus note was lower than the related interest expense.



  Net realized capital gains decreased from $26.7 million in 1997 to $0.4 million in 1998. This decrease was also due to the Company's December 1997 reorganization which resulted in a realized capital gain of $21.2 million in 1997.

    INCOME FROM OPERATIONS BY SEGMENT

    WEALTH MANAGEMENT SEGMENT


      Following are the major factors affecting the Wealth Management segment's results in 1998 as compared to 1997:


    - Annuity deposits declined by about $27 million, or 1%, to $2.2 billion in 1998. Fixed annuity account deposits were lower by approximately 7% in 1998, while deposits into variable annuity accounts increased in total and as a proportion of total annuity deposits. These trends reflected market conditions and competitive factors.


     Deposits into the DCA programs, a feature of the Company's combination fixed/variable annuity products, were a significant element of account deposits. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. DCA deposits overall were flat in 1998 compared to 1997. This pattern resulted, in part, from heightened competition, as other companies introduced similar DCA programs within in 1998. During the fourth quarter of 1998, the Company introduced a higher DCA rate and a new six-month DCA program. DCA deposits for that quarter were higher, compared to the preceding 1998 quarters.


     An increase in variable account deposits in 1998 reflected both the continuing strong growth in equity markets generally and the continuing strong performance of the investment funds underlying the Company's variable annuity products. The continuing strong equity markets, low interest rate environment, and demographic trends, among other factors, increased the demand and market for wealth accumulation products in the U.S., particularly for variable annuities. These factors contributed to the growth in the Company's variable account deposits in 1998, despite heightened competition.

     The Company introduced its Futurity line of products in February 1998. Related deposits represented about 6% of the total for the Wealth Management segment in 1998.

    - Fee income increased as a result of higher variable annuity account balances. The main factors driving this growth in account balances were market appreciation and net deposit activity. This growth generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Fee income increased by approximately $43 million, or 39%, in 1998.


    - Because there was a shift to variable accounts from the general account, net investment income declined. Net investment income reflects only income earned on invested assets of the general account. In 1998, net investment income for the Wealth Management segment decreased by about $40 million, or 20%, compared to 1997, mainly as a result of the decline in average invested assets in the Company's general account. This decline in average general account assets mainly reflected the shift in deposits in recent years from the fixed account to variable accounts. It also reflected the Company's decision in 1997 to no longer market group pension and GICs.



    - Policyholder benefits were lower, mainly reflecting lower surrender activity compared to 1997. During 1997 and into the first half of 1998, surrender and withdrawal activity had been high. This activity primarily related to a block of separate account contracts that had been issued 7 or more years previously and for which the surrender charge periods had expired. While variable account surrenders continued to rise, general account surrenders declined in 1998. As a result of this pattern of activity, policyholder benefits (of which surrenders and withdrawals, the related changes in the liability for premium and other deposit funds, and related separate account transfers are the major elements) increased in 1997 and were lower in 1998.

    - As a result of investments in technology and infrastructure to enhance annuity operations, operational expenses increased by approximately $12 million, or 25%, in 1998 compared to 1997. These increases reflected 3 main factors:


       - Higher volumes of annuity business, requiring greater administrative support.

       - Improvements to the computer systems and technology that support the annuity business. These improvements involved information systems supporting the growth of the Company's in-force business, particularly its combination fixed/variable annuities.

       - Costs associated with the product design and implementation of the new Futurity multi-manager annuity product and the development of a new product within the Regatta product line.

    PROTECTION SEGMENT


      The reinsurance arrangements in which Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company had an immaterial effect, in the aggregate, on net income in 1997 and 1998. Under another agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $37.1 million in 1997. Income from operations decreased to $24.6 million in 1998, because the agreement was in place only through the first 9 months of 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million. This termination-related increase in 1998 represented a reasonable approximation of the value of the stream of future earnings that the agreement would have generated had it remained in effect.


      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997.

    CORPORATE SEGMENT


      In 1998, income from operations decreased by $65.3 million to $4.5 million for the Corporate segment. This decrease reflected 2 main factors:



    - Dividends from subsidiaries were lower than in 1997 by $37.5 million. This decrease mainly resulted from a December 1997 reorganization, in which the Company transferred its ownership of MFS to its parent company, Sun Life of Canada (U.S.) Holdings, Inc. ("Sun Life (U.S.) Holdings.") As a result of this reorganization, the Company received no dividends from MFS in 1998. By comparison, it received $33.1 million of MFS dividends in 1997.



    - Net investment income, other than dividends from subsidiaries, decreased by $5.9 million in 1998 over 1997, reflecting the effect of the Company's December 1997 issuance of a $250 million surplus note to Sun Life (U.S.) Holdings. Interest expense exceeded investment earnings on the related funds.



FINANCIAL CONDITION AND LIQUIDITY


    ASSETS


      The Company's total assets comprise those held in its general account and those held in its separate accounts. General account assets support general account liabilities. Separate accounts and their assets are of 2 main types:


    - Those assets held in a "fixed" separate account, which the Company established for amounts that contract holders allocate to the fixed portion of their combination fixed/variable deferred annuity contracts. Fixed separate account assets are available to fund general account liabilities and general account assets are available to fund the liabilities of this fixed separate account. The

      Company manages the assets of this fixed separate account according to general account investment policy guidelines.

    - Those assets held in a number of registered and non-registered "variable" separate accounts as investment vehicles for the Company's variable life and annuity contracts. Policyholders may choose from among various investment options offered under these contracts according to their individual needs and preferences. Policyholders assume the investment risks associated with these choices. General account and fixed separate account assets are not available to fund the liabilities of these variable accounts.

      The following table summarizes significant changes in asset balances during 1999, 1998 and 1997. The changes are discussed below.

                                                       ASSETS                       % CHANGE
                                            1999        1998        1997      1999/1998   1998/1997
                                          ---------   ---------   ---------   ---------   ---------
                                                   ($ IN MILLIONS)
General account assets..................  $ 2,377.1   $ 2,932.2   $ 4,513.5     (18.9)%     (35.0)%
Fixed separate account assets...........    2,080.7     2,195.6     2,343.9      (5.2)%      (6.3)%
                                          ---------   ---------   ---------     -----       -----
                                          $ 4,457.8   $ 5,127.8   $ 6,857.4     (13.1)%     (25.2)%

Variable separate account assets........   15,490.3    11,774.8     9,068.0      31.6%       29.9%
                                          ---------   ---------   ---------     -----       -----
Total assets............................  $19,948.1   $16,902.6   $15,925.4      18.0%        6.1%
                                          =========   =========   =========     =====       =====


      General account and fixed separate account assets, taken together, decreased by 13.2% in 1999; but variable separate account assets increased by 31.6%. In 1998, the combined general account and fixed separate account decreased by 25.2%, while variable separate account assets increased by 29.9%. This growth in variable accounts relative to the general and fixed accounts reflects 2 main factors: (1) appreciation of the funds held in the variable separate accounts has exceeded that of the funds held in the general and fixed separate accounts; and (2) annuity deposits and exchanges into variable accounts have increased, while annuity deposits into fixed accounts have slowed. The Company believes this pattern has reflected a shift in the preferences of policyholders, which is largely attributable to the strong performance of equity markets in general and of the Company's variable account funds in particular.



      The assets of the general account are available to support general account liabilities. For management purposes, it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities. General account assets primarily comprise cash and invested assets, which represented essentially all of general account assets at year-end 1999. Major types of invested asset holdings included bonds, mortgages, real estate and common stock. The Company's bond holdings comprised 51.5% of the Company's portfolio at year-end 1999. Bonds included both public and private issues. It is the Company's policy to acquire only investment-grade securities. As a result, the overall quality of the bond portfolio is high. At year-end 1999, only 0.5% were rated below-investment-grade; i.e., they had National Association of Insurance Commissioners ("NAIC") ratings lower than "1" or "2." The Company's mortgage holdings amounted to $528.9 million at year-end 1999, representing 22.3% of the total portfolio. All mortgage holdings at year-end 1999 were in good standing. The Company believes that the high quality of its mortgage portfolio is largely attributable to its stringent underwriting standards. At year-end 1999, investment real estate amounted to $79.2 million, representing about 3.3% of the total portfolio. The Company invests in real estate to enhance yields and, because of the long-term nature of these investments, the Company uses them for purposes of matching with products having long-term liability durations. Common stock holdings amounted to $75.3 million, representing about 3.2% of the portfolio. These holdings comprised the Company's ownership shares in subsidiaries.

    LIABILITIES

      As with assets, the proportion of variable separate account liabilities to total liabilities has been increasing. Most of the Company's liabilities comprise reserves for life insurance and for annuity contracts and deposit funds. The Company expects the declining trend in general account liabilities to continue, because it believes that net maturities will continue to exceed sales for the fixed contracts associated with these liabilities. This trend stems mainly from the Company's 1997 decision to discontinue selling group pension and GIC contracts and to focus its marketing efforts on its combination fixed/variable annuity products.

CAPITAL MARKETS RISK MANAGEMENT

      See "Quantitative and Qualitative Disclosures About Market Risk," below, for a discussion of the Company's capital markets risk management.


CAPITAL RESOURCES



    CAPITAL ADEQUACY


      The National Association of Insurance Commissioners ("NAIC") adopted regulations at the end of 1993 that established minimum capitalization requirements for insurance companies, based on risk-based capital ("RBC") formulas. These requirements are intended to identify undercapitalized companies, so that specific regulatory actions can be taken on a timely basis. The RBC formula for life insurance companies calculates capital requirements related to asset, insurance, interest rate, and business risks. According to the RBC calculation, the Company's capital was well in excess of its required capital at year-end 1999.

    LIQUIDITY

      The Company's liquidity requirements are generally met by funds from operations. The Company's main uses of funds are to pay out death benefits and other maturing insurance and annuity contract obligations; to make pay-outs on contract terminations; to purchase new investments; to fund new business ventures; and to pay normal operating expenditures and taxes. The Company's main sources of funds are premiums and deposits on insurance and annuity products; proceeds from the sale of investments; income from investments; and repayments of investment principal.

      In managing its general account and fixed separate account assets in relation to its liabilities, the Company has segmented these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. Among other matters, this investment policy considers liquidity requirements and provides cash flow estimates. The Company reviews these policies quarterly.

      The Company's liquidity targets are intended to enable it to meet its day-to-day cash requirements. On a quarterly basis, the Company compares its total "liquifiable" assets to its total demand liabilities. Liquifiable assets comprise cash and assets that could quickly be converted to cash should the need arise. These assets include short-term investments and other current assets and investment-grade bonds. The Company's policy is to maintain a liquidity ratio in excess of 100%, and it did so throughout 1999. Based on its ongoing liquidity analyses, the Company believes that its available liquidity is more than sufficient to meet its liquidity needs.

OTHER MATTERS

    DEMUTUALIZATION


      On January 27, 1998, Sun Life (Canada) announced that its Board of Directors had requested that management develop a plan to demutualize. Demutualization would involve converting from a mutual structure, with ownership by policyholders, to a shareholder-owned company. It would provide that the ownership interest currently held by policyholders be distributed to them in the form of shares, without affecting their interests as policyholders. In
June 1999, the Sun Life (Canada)'s Board of

Directors approved the demutualization timetable recommended by management, and on September 28, 1999, Sun Life (Canada)'s Board of Directors approved the demutualization plan. On December 6, 1999, Sun Life (Canada) received approval for its demutualization plan from the Michigan Commissioner of Insurance. At a Special Meeting on December 15, 1999, eligible policyholders of Sun Life (Canada) voted in favor of the Company's plans to demutualize. Sun Life (Canada) completed its demutualization on March 22, 2000 and its Initial Public Offering ("IPO") on March 29, 2000. The demutualization of Sun Life (Canada) is not expected to have any significant impact on the Company.



    SALE OF SUBSIDIARIES


      On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $34.0 million and the Company realized a post tax gain of $4.9 million.


      On October 29, 1999, the Company completed the sale of its wholly-owned subsidiary, New London Trust F.S.B. ("NLT"), for approximately $30.3 million to an unaffiliated party. The Company realized a post-tax gain of $13.2 million from this sale. This transaction is not expected to have a significant effect on the ongoing operations of the Company.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.

    GENERAL

      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. The policy covers the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policies to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.


    TYPES OF MARKET RISKS


      The Company's stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk; nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. (At year-end 1999, investment real estate holdings represented less than 4% of its total general account portfolio.) The management of interest rate risk exposure is discussed below.


    INTEREST RATE RISK MANAGEMENT


      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest investments. They are also supported by holdings of real estate and floating rate notes. All of these fixed interest investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in lever-aged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.

      Changes in the level of domestic interest rates affect the market value of fixed interest assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.

      Significant features of the Company's immunization models include:

    - an economic or market value basis for both assets and liabilities;

    - an option pricing methodology;

    - the use of effective duration and convexity to measure interest rate sensitivity;

    - the use of key rate durations to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.

      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.

      Asset strategies may include the use of Treasury futures or interest rate swaps to adjust the duration profiles for particular portfolios. All derivative transactions are conducted under written operating guidelines and are marked to market. Total positions and exposures are reported to the Board of Directors on a monthly basis. The counterparties to hedging transactions are major highly rated financial institutions, with respect to which the risk of the Company's incurring losses related to credit exposures is considered remote.

      Liabilities categorized as financial instruments and held in the Company's general account at December 31, 1999 had a fair value of $1,024.6 million. Fixed income investments supporting those liabilities had a fair value of $2,072.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1999. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $30.6 million and the corresponding assets would show a net decrease of $80.5 million.

      By comparison, liabilities categorized as financial instruments and held in the Company's general account at December 31, 1998 had a fair value of $1,538.3 million. Fixed income investments supporting those liabilities had a fair value of $2,710.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $46.3 million and the corresponding assets would show a net decrease of $113.2 million.

      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.

      Based on its processes for analyzing and managing interest rate risk, the Company believes its exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.

REINSURANCE

      The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements, basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements in 1999 had the effect of decreasing net income from operations by approximately $1,527,000.


      Effective January 1, 1991, the Company entered into an agreement with Sun Life (Canada) under which certain individual life insurance contracts issued by Sun Life (Canada) were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991 the Company entered into an agreement with Sun Life (Canada) which provides that Sun Life (Canada) will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement requires the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000 for the year ended December 31, 1998. The Company terminated these agreements effective October 1, 1998, resulting in an increase in income from operations in 1998 of $65,679,000 which included a cash settlement.


      The Company has also executed reinsurance agreements with unrelated companies which provide reinsurance of certain individual life insurance contracts on a modified coinsurance basis under which all deficiency reserves are ceded. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999.


      During 1999, the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.


RESERVES

      In accordance with the life insurance laws and regulations under which the Company operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements, these reserves are determined in accordance with statutory regulations.

INVESTMENTS


      Of the Company's total assets of $19.9 billion at December 31, 1999, 88.1% ($17.6 billion) consisted of unitized and non-unitized separate account assets, 6.1% ($1.2 billion) was invested in bonds and similar securities, 2.7%
($528 million) was invested in mortgages, 0.4% ($75.3 million) was invested in subsidiaries, 0.4% ($94.8 million) was invested in real estate, and the remaining 2.3% ($456.1 million) was invested in cash and other assets.

COMPETITION

      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. According to a 1999 statistical study published by A.M. Best, the Company ranked 36th among North American life insurance companies based upon total assets as of December 31, 1998.

EMPLOYEES

      The Company and Sun Life (Canada) have entered into a service agreement which provides that the latter will furnish the Company, as required, with personnel as well as certain services and facilities on a cost reimbursement
basis. As of March 31, 2000, the Company had    direct employees who are
employed at its Principal Executive Office in Wellesley Hills, Massachusetts and at its Retirement Products and Services Division in Boston, Massachusetts.

PROPERTIES


      The Company occupies office space owned by it and leased to Sun Life (Canada), and certain unrelated parties for lease terms not exceeding 5 years. The Company also occupies office space which it leases from unaffiliated parties for various lease terms.


STATE REGULATION

      The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

      The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

      In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.


      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.


                            ------------------------

                               LEGAL PROCEEDINGS


      There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.


      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS
DECEMBER 31, 1999 AND 1998 (IN THOUSANDS)

                                                                 1999                1998
                                                                 ----                ----
ADMITTED ASSETS
    Bonds                                                     $ 1,221,970         $ 1,763,468
    Common stocks                                                  75,283             128,445
    Mortgage loans on real estate                                 528,911             535,003
    Properties acquired in satisfaction of debt                    15,641              17,207
    Investment real estate                                         79,182              78,021
    Policy loans                                                   40,095              41,944
    Cash and short-term investments                               316,971             265,226
    Other invested assets                                          67,938              64,177
    Investment income due and accrued                              25,303              35,706
    Federal income tax recoverable and interest thereon                --               1,110
    Other assets                                                    5,807               1,928
                                                              -----------         -----------
    General account assets                                      2,377,101           2,932,235
    Separate account assets
      Unitized                                                 15,490,328          11,774,745
      Non-unitized                                              2,080,726           2,195,641
                                                              -----------         -----------
    Total admitted assets                                     $19,948,155         $16,902,621
                                                              ===========         ===========
LIABILITIES
    Aggregate reserve for life policies and contracts         $ 1,153,642         $ 1,216,107
    Supplementary contracts                                         3,182               1,885
    Policy and contract claims                                        962                 369
    Liability for premium and other deposit funds                 564,820           1,000,875
    Surrender values on cancelled policies                             16                   5
    Interest maintenance reserve                                   41,771              40,490
    Commissions to agents due or accrued                            3,253               2,615
    General expenses due or accrued                                14,055               5,932
    Transfers from Separate Accounts due or accrued              (467,619)           (361,863)
    Taxes, licenses and fees due or accrued, excluding FIT            379                 401
    Federal income taxes due or accrued                            89,031              25,019
    Unearned investment income                                         22                  23
    Amounts withheld or retained by company as agent or
      trustee                                                        (442)                529
    Remittances and items not allocated                             1,078               5,176
    Asset valuation reserve                                        44,071              44,392
    Payable to parent, subsidiaries, and affiliates                26,284              30,381
    Payable for securities                                             --                 428
    Other liabilities                                              16,674               9,770
                                                              -----------         -----------
    General account liabilities                                 1,491,179           2,022,534
    Separate account liabilities:
      Unitized                                                 15,489,908          11,774,522
      Non-unitized                                              2,080,726           2,195,641
                                                              -----------         -----------
    Total liabilities                                          19,061,813          15,992,697
                                                              -----------         -----------
CAPITAL STOCK AND SURPLUS
    Common capital stock                                            5,900               5,900
                                                              -----------         -----------
    Surplus notes                                                 565,000             565,000
    Gross paid in and contributed surplus                         199,355             199,355
    Unassigned funds                                              116,087             139,669
                                                              -----------         -----------
    Surplus                                                       880,442             904,024
                                                              -----------         -----------
    Total common capital stock and surplus                        886,342             909,924
                                                              -----------         -----------
    Total liabilities, capital stock and surplus              $19,948,155         $16,902,621
                                                              ===========         ===========

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

STATUTORY STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)

                                                              1999         1998         1997
                                                              ----         ----         ----
INCOME:
    Premiums and annuity considerations                    $   69,492   $  210,198   $  254,066
    Deposit-type funds                                      2,598,265    2,140,604    2,155,297
    Considerations for supplementary contracts without
      life contingencies and dividend accumulations             3,461        2,086        1,615
    Net investment income                                     167,035      184,532      270,249
    Amortization of interest maintenance reserve                3,702        2,282        1,166
    Income from fees associated with investment
      management and administration and contract
      guarantees from Separate Account                        173,417      141,211      109,757
    Net gain from operations from Separate Account                 61           --            5
    Other income                                               24,554       87,364      102,889
                                                           ----------   ----------   ----------
    Total Income                                            3,039,987    2,768,277    2,895,044
                                                           ----------   ----------   ----------
BENEFITS AND EXPENSES:
    Death benefits                                              4,386       15,335       17,284
    Annuity benefits                                          155,387      153,636      148,135
    Disability benefits and benefits under accident and
      health policies                                              --          104          132
    Surrender benefits and other fund withdrawals           2,313,179    1,933,833    1,854,004
    Interest on policy or contract funds                          237         (140)         699
    Payments on supplementary contracts without life
      contingencies and dividend accumulations                  2,345        2,528        1,687

    Increase (decrease) in aggregate reserves for life
      and accident and health policies and contracts          (62,465)    (972,135)     127,278
    Decrease in liability for premium and other deposit
      funds                                                  (436,055)    (449,831)    (447,603)
    Increase (decrease) in reserve for supplementary
      contracts without life contingencies and for
      dividend and coupon accumulations                         1,296         (362)          42
                                                           ----------   ----------   ----------
    Total Benefits                                          1,978,310      682,968    1,701,658
                                                           ----------   ----------   ----------
    Commissions on premiums and annuity considerations
      (direct business only)                                  155,381      137,718      132,700
    Commissions and expense allowances on reinsurance
      assumed                                                      --       13,032       17,951
    General insurance expenses                                 75,046       58,132       46,624
    Insurance taxes, licenses and fees, excluding federal
      income taxes                                              8,710        7,388        8,267
    Increase (decrease) in loading on and cost of
      collection in excess of loading on deferred and
      uncollected premiums                                         --       (1,663)         523
    Net transfers to Separate Accounts                        727,811      722,851      844,130
    Reserve and fund adjustments on reinsurance
      terminated                                                   --    1,017,112           --
                                                           ----------   ----------   ----------
    Total Benefits and Expenses                            $2,945,258   $2,637,538   $2,751,853
                                                           ----------   ----------   ----------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF OPERATIONS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)


                                                            1999             1998             1997
                                                            ----             ----             ----
  Net gain from operations before dividends to
    policyholders and federal income tax expense           94,729           130,739          143,191
  Dividends to policyholders                                   --            (5,981)          33,316
                                                          -------          --------         --------
  Net gain from operations after dividends to
    policyholders and before federal income tax
    expense                                                94,729           136,720          109,875
  Federal income tax expense, (excluding tax on
    capital gains)                                         24,479            11,713            7,339
                                                          -------          --------         --------
  Net gain from operations after dividends to
    policyholders and federal income taxes and
    before realized capital gains                          70,250           125,007          102,536
  Net realized capital gains less capital gains
    tax and transferred to the Interest
    Maintenance Reserve                                    20,108               394           26,706
                                                          -------          --------         --------
NET INCOME                                                $90,358          $125,401         $129,242
                                                          =======          ========         ========


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)

                                                                1999           1998           1997
                                                                ----           ----         --------
Capital and Surplus, Beginning of Year                        $909,924       $832,695       $567,143
                                                              --------       --------       --------
  Net Income                                                    90,358        125,401        129,242
  Change in net unrealized capital gains (losses)              (36,111)          (384)         1,152
  Change in non-admitted assets and related items                1,715         (1,086)          (463)
  Change in reserve due to change in valuation basis                               --         39,016
  Change in asset valuation reserve                                320          3,213          6,307
  Surplus (contributed to) withdrawn from Separate
    Accounts during period                                         136             82             --
  Other changes in surplus in Separate Accounts
    Statements                                                      --             10             --
  Change in surplus notes                                           --             --        250,000
  Dividends to stockholders                                    (80,000)       (50,000)      (159,722)
  Aggregate write-ins for gains and (losses) in surplus             --             (7)            20
                                                              --------       --------       --------
  Net change in capital and surplus for the year               (23,582)        77,229        265,552
                                                              --------       --------       --------
Capital and Surplus, End of Year                              $886,342       $909,924       $832,695
                                                              ========       ========       ========

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CASH FLOW
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)

                                                          1999              1998              1997
                                                          ----              ----              ----
Cash Provided by Operations:
  Premiums, annuity considerations and deposit
    funds received                                     $ 2,667,756       $ 2,361,669       $ 2,410,919
  Considerations for supplementary contracts and
    dividend accumulations received                          3,461             2,086             1,615
  Net investment income received                           225,038           236,944           345,279
  Fees associated with investment management,
    administration, and contract guarentees from
    Separate Accounts                                      173,417           141,211                --
  Other income received                                     24,555           111,936           208,223
                                                       -----------       -----------       -----------
Total receipts                                           3,094,227         2,853,846         2,966,036
                                                       -----------       -----------       -----------
  Benefits paid (other than dividends)                   2,474,693         2,107,736         2,020,747
  Insurance expenses and taxes paid (other than
    federal income and capital gains taxes)                230,744           217,023           203,650
  Net cash transferred to Separate Accounts                833,567           800,636           895,465
  Dividends paid to policyholders                               --            26,519            28,316
  Federal income tax payments
    (recoveries),(excluding tax on capital
    gains)                                                 (40,644)           46,965             1,397
  Other--net                                                   237              (138)              698
                                                       -----------       -----------       -----------
Total payments                                           3,498,597         3,198,741         3,150,273
                                                       -----------       -----------       -----------
Net cash used in operations                               (404,370)         (344,895)         (184,237)
                                                       -----------       -----------       -----------
  Proceeds from long-term investments sold,
    matured or repaid (after deducting taxes on
    capital gains (losses) of $(1,768) for 1999,
    $2,038 for 1998, and $750 for 1997)                  1,065,307         1,261,396         1,343,803
  Issuance of surplus notes                                     --                --           250,000
  Other cash provided (used)                                13,797           (40,529)           71,095
                                                       -----------       -----------       -----------
Total cash provided                                      1,079,104         1,220,867         1,664,898
                                                       -----------       -----------       -----------
Cash Applied:
  Cost of long-term investments acquired                  (484,417)         (967,901)         (773,783)
  Other cash applied                                      (138,572)         (187,263)         (310,519)
                                                       -----------       -----------       -----------
Total cash applied                                        (622,989)       (1,155,164)       (1,084,302)
Net change in cash and short-term investments               51,745          (279,192)          396,359
Cash and short-term investments:
Beginning of year                                          265,226           544,418           148,059
                                                       -----------       -----------       -----------
End of year                                            $   316,971       $   265,226       $   544,418
                                                       ===========       ===========       ===========

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, and group pension contracts.

Effective May 1, 1997, the Company became a wholly-owned subsidiary of the newly established Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"). On December 18, 1997, Life Holdco became a wholly-owned subsidiary of Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. ("US Holdco"). US Holdco is a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"), a mutual insurance company.

The Company, which is domiciled in the State of Delaware, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of Delaware Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles for mutual life insurance companies and stock life insurance companies wholly-owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation"), that became effective in 1996, which changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly-owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with generally accepted accounting principles ("GAAP"). Consequently, these financial statements prepared in conformity with statutory accounting practices, as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with generally accepted accounting principles. (See Note 19 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.

INVESTED ASSETS

Bonds are carried at cost, adjusted for amortization of premium or accrual of discount. Investments in mortgage backed securities are generally carried at amortized cost. Changes in prepayment assumptions and resulting cash flows are confirmed retrospectively. The adjusted yield is used to calculate investment income in future periods. If current book value exceeds future undiscounted cash flows, a realized capital loss is recorded and amortized through the Interest Maintenance Reserve (IMR). Investments in non-insurance subsidiaries are carried on the equity basis. Investments in insurance subsidiaries are carried at their statutory surplus values. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans are carried at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation or appraised value, less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

POLICY AND CONTRACT RESERVES

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates) which produce reserves at least as great as those required by law and contract provisions.

INCOME AND EXPENSES

For life and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SEPARATE ACCOUNTS

The Company has established unitized separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts.

The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities, and general account assets are available to fund liabilities of this account.

Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by quoted market prices of the underlying investments.

Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, and accrued expense allowances recognized in reserves are receivable from or payable to the general account. Accumulated amounts that have not been transferred are recorded as a payable (receivable) to (from) the general account. Amounts payable to the general account of the Company were $467,619,000 in 1999 and $361,863,000 in 1998.

CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING

As described more fully in Note 10, during 1997 the Company changed certain assumptions used in determining actuarial reserves.

In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the state of Delaware will require adoption of Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.

OTHER

Preparation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  INVESTMENTS IN SUBSIDIARIES

The Company owns all of the outstanding shares of the following subsidiaries:

Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)") is engaged in the sale of individual fixed and variable annuity contracts and group life and group long term disability insurance contracts in the State of New York;

Sun Life of Canada (U.S.) Distributors, Inc. (formerly Sun Investment Services Company) ("Sundisco"), is a registered broker-dealer;

Sun Life Financial Services Limited ("SLFSL"), serves as the marketing administrator for the distribution of the offshore products of SLOC (Bermuda branch), an affiliate;

Sun Benefit Services Company, Inc. ("Sunbesco") receives renewal commissions on a disability product and is currently inactive;

Sun Capital Advisers, Inc. ("Sun Capital") is a registered investment adviser;

Sun Life Finance Corporation ("Sunfinco") is a finance company and currently inactive;

Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1") is a special purpose corporation engaging in activities incidental to securitizing mortgage loans;

Clarendon Insurance Agency, Inc. ("Clarendon") is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates;

Sun Life Information Services Ireland Limited ("SLISL") is an offshore technology services center for affiliates.

On October 29,1999, the Company sold New London Trust F.S.B. ("NLT") to an unaffiliated party for $30,254,000. The Company realized a post tax gain of $13,170,000.

On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $33,965,000. The Company realized a post tax gain of $4,900,000.

The impact of the sales of NLT and MCIC on continuing operations of the Company is not expected to be material.


Prior to December 24, 1997, the Company owned 93.6% of the outstanding shares of Massachusetts Financial Services Company ("MFS"), a registered investment adviser. On December 24, 1997, the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. As a result of this transaction, the Company realized a gain of $21,195,000 of undistributed earnings. 7

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


2.  INVESTMENTS IN SUBSIDIARIES (CONTINUED)

During 1999, 1998, and 1997, the Company contributed capital in the following amounts to its subsidiaries:

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
MCIC                                                          $    --    $    --    $ 2,000
SLFSL                                                           1,000        750      1,000
SPE 97-1                                                           --         --     20,377
Sundisco                                                       19,000     10,000         --
Sun Capital                                                        --        500         --
Clarendon                                                          --         10         --
SLISL                                                              --        502         --

During 1999, 1998, and 1997, the Company received dividends from the following subsidiaries:

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
SUN Life (N.Y.)                                               $ 6,500    $ 3,000    $    --
NLT                                                            19,319         --      7,500
MFS                                                                --         --     33,110
SPE 97-1                                                           --        675         --
SUNDISCO                                                           --         --        571

Summarized combined financial information of the Company's subsidiaries as of December 31, 1999, 1998 and 1997 and for the years then ended, follows:

                                                                      DECEMBER 31,
                                                         ---------------------------------------
                                                            1999          1998          1997
                                                         -----------   -----------   -----------
                                                                     (IN THOUSANDS)
Assets                                                   $   877,939   $ 1,315,317   $ 1,190,951
Liabilities                                                 (802,656)   (1,186,872)   (1,073,966)
                                                         -----------   -----------   -----------
Total net assets                                         $    75,283   $   128,445   $   116,985
                                                         ===========   ===========   ===========
Total revenues                                           $    82,443   $   222,853   $   750,364
Operating expenses                                           (90,318)     (221,933)     (646,896)
Income tax expense                                             3,249        (1,222)      (43,987)
                                                         -----------   -----------   -----------
Net income (loss)                                        $    (4,626)  $      (302)  $    59,481
                                                         ===========   ===========   ===========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  BONDS

Investments in debt securities are as follows:

                                                                  DECEMBER 31, 1999
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $   78,161    $  2,091     $ (2,454)   $   77,798
    States, provinces and political subdivisions      20,428          69          (57)       20,440
    Public utilities                                 181,466       6,854       (5,907)      182,413
    Transportation                                   188,285       7,689       (2,709)      193,265
    Finance                                           88,517       4,631         (518)       92,630
    All other corporate bonds                        665,113      18,353      (17,152)      666,314
                                                  ----------    --------     --------    ----------
        Total long-term bonds                      1,221,970      39,687      (28,797)    1,232,860
                                                  ----------    --------     --------    ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                               312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
        Total short-term bonds                       312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
Total bonds                                       $1,534,555    $ 39,687     $(28,797)   $1,545,445
                                                  ==========    ========     ========    ==========

                                                                  DECEMBER 31, 1998
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $  140,417    $  7,635     $  (177)    $  147,875
    States, provinces and political subdivisions      16,632       2,219          --         18,851
    Public utilities                                 397,670      38,740        (238)       436,172
    Transportation                                   197,207      22,481         (18)       219,670
    Finance                                          144,958      12,542        (494)       157,006
    All other corporate bonds                        866,584      50,814      (6,419)       910,979
                                                  ----------    --------     -------     ----------
        Total long-term bonds                      1,763,468     134,431      (7,346)     1,890,553
                                                  ----------    --------     -------     ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                                43,400          --          --         43,400
    Affiliates                                       220,000          --          --        220,000
                                                  ----------    --------     -------     ----------
        Total short-term bonds                       263,400          --          --        263,400
                                                  ----------    --------     -------     ----------
Total bonds                                       $2,026,868    $134,431     $(7,346)    $2,153,953
                                                  ==========    ========     =======     ==========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  BONDS (CONTINUED)


The amortized cost and estimated fair value of bonds at December 31, 1999 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.

                                                                 DECEMBER 31, 1999
                                                              -----------------------
                                                              AMORTIZED    ESTIMATED
                                                                 COST      FAIR VALUE
                                                                 ----      ----------
                                                                  (IN THOUSANDS)
Maturities:
    Due in one year or less                                   $  376,761   $  376,823
    Due after one year through five years                        184,077      182,788
    Due after five years through ten years                       259,042      263,321
    Due after ten years                                          542,678      543,301
                                                              ----------   ----------
                                                               1,362,558    1,366,233
    Mortgage-backed securities                                   171,997      179,212
                                                              ----------   ----------
Total bonds                                                   $1,534,555   $1,545,445
                                                              ==========   ==========

Proceeds from sales and maturities of investments in debt securities during 1999, 1998, and 1997 were $740,081,000, $1,016,811,000 and $980,264,000, gross gains were $7,688,000, $17,025,000, and $10,732,000 and gross losses were
$4,477,000, $866,000, and $2,446,000, respectively.

Bonds included above with an amortized cost of approximately $2,604,000, $2,572,000, and $2,578,000 at December 31, 1999, 1998 and 1997, respectively, were on deposit with governmental authorities as required by law.

Excluding investments in U.S. government and agencies securities, the Company is not exposed to significant concentrations of credit risk in its portfolio.

4.  SECURITIES LENDING

The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan Bank of New York. The custodian has indemnified the Company against losses arising from this program. There were no securities on loan as of December 31, 1999, 1998 or 1997. Income resulting from this program was $20,000, $94,000, and $200,000 for the years ended
December 31, 1999, 1998 and 1997, respectively.

5.  MORTGAGE LOANS

The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


5.  MORTGAGE LOANS (CONTINUED)

The following table shows the geographical distribution of the mortgage loan portfolio.

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
                                                                (IN THOUSANDS)
California                                                    $ 72,693   $ 82,397
Massachusetts                                                   38,083     53,528
Michigan                                                        32,941     34,357
New York                                                        22,912     21,190
Ohio                                                            31,914     36,171
Pennsylvania                                                    92,825     93,587
Washington                                                      30,265     36,548
All other                                                      207,278    177,225
                                                              --------   --------
                                                              $528,911   $535,003
                                                              ========   ========

The Company has restructured mortgage loans totaling $15,644,000 and $30,743,000 and corresponding allowances for losses of $1,043,000 and $2,120,000 at December 31, 1999 and 1998, respectively.

On December 22, 1999, the Company acquired 28 mortgages from SLOC at a cost of $118,091,637. The Company in turn sold a 90% participation in these 28 plus an additional 11 existing mortgage loans to a third party as part of two mortgage participation agreements, for which the Company received proceeds of $146,974,851.

The Company has outstanding mortgage loan commitments on real estate totaling $2,384,000 and $18,005,000 at December 31, 1999 and 1998, respectively.

6.  INVESTMENT GAINS AND LOSSES

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Net realized gains (losses):
Bonds                                                         $     70   $ 5,659    $ 2,882
Common stock of affiliates                                      15,290        --     21,195
Common stocks                                                       --        48         --
Mortgage loans                                                     787     2,374      3,837
Real estate                                                       (481)      955      2,912
Other invested assets                                               --    (3,827)      (717)
                                                              --------   -------    -------
Subtotal                                                        15,666     5,209     30,109
Capital gains tax expense (benefit)                             (4,442)    4,815      3,403
                                                              --------   -------    -------
Total                                                         $ 20,108   $   394    $26,706
                                                              ========   =======    =======
Changes in unrealized gains (losses):
Bonds                                                         $ (6,689)  $    --    $    --
Common stock of affiliates                                     (30,966)     (302)    (2,894)
Mortgage loans                                                      83    (1,312)     1,524
Real estate                                                      1,461       403      3,377
Other invested assets                                               --       827       (855)
                                                              --------   -------    -------
Total                                                         $(36,111)  $  (384)   $ 1,152
                                                              ========   =======    =======

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


6.  INVESTMENT GAINS AND LOSSES (CONTINUED)

Realized capital gains and losses on bonds and mortgages and interest rate swaps which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains credited to the interest maintenance reserve were $4,965,000 in 1999, $8,943,000 in 1998, and $6,321,000 in 1997. All gains and losses are transferred net of applicable income taxes.

7.  NET INVESTMENT INCOME

Net investment income consisted of:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Interest income from bonds                                    $128,992   $167,436   $188,924
Income from investment in common stock of affiliates            25,819      3,675     41,181
Interest income from mortgage loans                             50,327     53,269     76,073
Real estate investment income                                   15,696     15,932     17,161
Interest income from policy loans                                3,118      2,881      3,582
Other investment income (loss)                                  (1,700)      (641)      (193)
                                                              --------   --------   --------
Gross investment income                                        222,252    242,552    326,728
                                                              --------   --------   --------
Interest on surplus notes and notes payable                    (43,266)   (44,903)   (42,481)
Investment expenses                                            (11,951)   (13,117)   (13,998)
                                                              --------   --------   --------
Net investment income                                         $167,035   $184,532   $270,249
                                                              ========   ========   ========

8.  DERIVATIVES

The Company uses derivative instruments for interest rate risk management purposes, including hedges against specific interest rate risk and to minimize the Company's exposure to fluctuations in interest rates and foreign currency exchange rates. The Company's use of derivatives has included U.S. Treasury futures, conventional interest rate swaps, and currency and interest rate swap agreements structured as forward spread lock interest rate swaps.

In the case of interest rate futures, gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocate gains or losses to specific hedged assets or liabilities, gains or losses are deferred in IMR and amortized over the remaining life of the hedged assets. At December 31, 1999 and 1998, there were no futures contracts outstanding.

In the case of interest rate and foreign currency swap agreements and forward spread lock interest rate swap agreements, gains or losses on terminated swaps are deferred in IMR and amortized over the shorter of the remaining life of the hedged asset or the remaining term of the swap contract. The net differential to be paid or received on interest rate swaps is recorded monthly as interest rates change.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  DERIVATIVES (CONTINUED)


The Company's open positions are as follows:

                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1999
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $20,000            $249
Foreign currency swap                                                  648             113

                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1998
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $45,000            $508
Foreign currency swap                                                1,178             263

The market value of swaps is the estimated amount that the Company would receive or pay on termination or sale, taking into account current interest rates and the current creditworthiness of the counterparties. The Company is exposed to potential credit loss in the event of nonperformance by counterparties. The counterparties are major financial institutions and management believes that the risk of incurring losses related to credit risk is remote.

9.  LEVERAGED LEASES

The Company is a lessor in a leveraged lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.75 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the Master Lessee may exercise a fixed price purchase option to purchase the equipment.

The Company's net investment in leveraged leases is composed of the following elements:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1999           1998
                                                                ----           ----
                                                                  (IN THOUSANDS)
Lease contracts receivable                                    $ 69,766       $ 78,937
Less non-recourse debt                                         (69,749)       (78,920)
                                                              --------       --------
Net receivable                                                      17             17
Estimated residual value of leased assets                       41,150         41,150
Less unearned and deferred income                               (7,808)        (8,932)
                                                              --------       --------
Investment in leveraged leases                                  33,359         32,235
Less fees                                                         (113)          (138)
                                                              --------       --------
Net investment in leveraged leases                            $ 33,246       $ 32,097
                                                              ========       ========

The net investment is included in "Other invested assets" on the balance sheet.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. REINSURANCE

The Company has agreements with SLOC which provide that SLOC will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements had the effect of decreasing income from operations by approximately $1,527,000, $2,128,000 and $1,381,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

Effective January 1, 1991, the Company entered into an agreement with SLOC under which certain individual life insurance contracts issued by SLOC were reinsured by the Company on a 90% coinsurance basis. During 1997, SLOC changed certain assumptions used in determining the gross and the ceded reserve balance. The Company reflected the effect of the changes in assumptions to its assumed reserves as a direct credit to surplus. The effect of the change was a $39,016,000 decrease in reserves. Also, the agreement required SLOC to reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement required the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000, and $37,050,000 for the years ended December 31, 1998 and 1997, respectively. The Company terminated this agreement effective October 1, 1998, resulting in an increase in income from operations of $65,679,000 which included a cash settlement.

The following are summarized pro-forma results of operations of the Company for the years ended December 31, 1999, 1998 and 1997 before the effect of reinsurance transactions with SLOC:

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                              ----         ----         ----
                                                                      (IN THOUSANDS)
Income:
    Premiums, annuity deposits and other revenues          $2,874,513   $2,377,364   $2,340,733
    Net investment income and realized gains                  190,845      187,208      298,120
                                                           ----------   ----------   ----------
    Subtotal                                                3,065,358    2,564,572    2,638,853
                                                           ----------   ----------   ----------
Benefits and Expenses:
    Policyholder benefits                                   2,709,712    2,312,247    2,350,354
    Other expenses                                            239,282      203,238      187,591
                                                           ----------   ----------   ----------
    Subtotal                                                2,948,994    2,515,485    2,537,945
                                                           ----------   ----------   ----------
Income from operations                                     $  116,364   $   49,087   $  100,908
                                                           ==========   ==========   ==========

The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999, $3,008,000 in 1998, and decreasing income from operations by $2,658,000 in 1997.

During 1999 the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. REINSURANCE (CONTINUED)


The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. However, to limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

11. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES

The withdrawal characteristics of general account and separate account annuity reserves and deposits are as follows:

                                                                 DECEMBER 31, 1999
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,346,853        13
    At market value                                            15,010,696        81
    At book value less surrender charges (surrender charge
      >5%)                                                         45,722        --
    At book value (minimal or no charge or adjustment)            104,539         1
Not subject to discretionary withdrawal provision               1,015,108         5
                                                              -----------       ---
Total annuity actuarial reserves and deposit liabilities      $18,522,918       100
                                                              ===========       ===

                                                                 DECEMBER 31, 1998
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,896,529       19
    At market value                                            11,368,059       73
    At book value less surrender charges (surrender charge
      >5%)                                                         62,404       --
    At book value (minimal or no charge or adjustment)            111,757        1
Not subject to discretionary withdrawal provision               1,055,642        7
                                                              -----------      ---
Total annuity actuarial reserves and deposit liabilities      $15,494,391      100
                                                              ===========      ===

12. SEGMENT INFORMATION

The Company offers financial products and services such as fixed and variable annuities, retirement plan services and life insurance on an individual basis. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.

The Protection segment markets and administers a variety of life insurance products sold to individuals and corporate owners of individual life insurance. The products include whole life, universal life and variable life products.The Wealth Management segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


12. SEGMENT INFORMATION (CONTINUED)

The following amounts pertain to the various business segments:


                                                                                    FEDERAL
                                              TOTAL          TOTAL        PRETAX     INCOME       TOTAL
                                             REVENUES    EXPENDITURES*    INCOME      TAX        ASSETS
                                            ----------   -------------   --------   --------   -----------
                                                                    (IN THOUSANDS)
    1999
Protection                                  $   33,236     $   41,030    $ (7,794)  $ (2,661)  $   136,127
Wealth Management                            2,979,450      2,898,158      81,292     18,593    19,015,394
Corporate                                       27,301          6,070      21,231      8,547       796,634
                                            ----------     ----------    --------   --------   -----------
    Total                                   $3,039,987     $2,945,258    $ 94,729   $ 24,479   $19,948,155
                                            ----------     ----------    --------   --------   -----------
      1998
Protection                                  $  229,710     $  144,800    $ 84,910   $ (4,148)  $   199,683
Wealth Management                            2,527,608      2,483,715      43,893     12,486    16,123,905
Corporate                                       10,959          3,042       7,917      3,375       579,033
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,768,277     $2,631,557    $136,720   $ 11,713   $16,902,621
                                            ----------     ----------    --------   --------   -----------
      1997
Protection                                  $  304,141     $  272,333    $ 31,808   $ 13,825   $ 1,143,697
Wealth Management                            2,533,006      2,507,592      25,414     10,667    14,043,221
Corporate                                       57,897          5,244      52,653    (17,153)      738,439
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,895,044     $2,785,169    $109,875   $  7,339   $15,925,357
                                            ----------     ----------    --------   --------   -----------


------------------------

* Total expenditures includes dividends to policyholders of $0 for 1999, $(5,981) for 1998, and $33,316 for 1997.

13. RETIREMENT PLANS

The Company participates with SLOC in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.

The funding policy for the pension plan is to contribute an amount, which at least satisfies the minimum amount required by ERISA; currently, the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.

The Company's share of the group's accrued pension obligation was $1,914,000, and $1,178,000 at December 31, 1999 and 1998, respectively. The Company's share of net periodic pension cost was $736,000, $586,000, and $146,000 for 1999, 1998 and 1997, respectively.

The Company also participates with SLOC and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $284,000, $231,000, and $259,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS

In addition to pension benefits the Company provides certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


13. RETIREMENT PLANS (CONTINUED)

The Company records an accrual of the estimated cost of retiree benefit payments during the years the employee provides services, and amortizes an obligation of approximately $400,000 over a period of ten years. The Company's cash flows are not affected by this method, however the net effect decreased income by $185,000, $95,000, and $117,000, for the years ended December 31, 1999, 1998, and 1997, respectively. The Company's post-retirement health, dental and life insurance benefits currently are not funded.

The following table sets forth the change in the pension and other post-retirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's financial statements at December 31:

                                                        PENSION BENEFITS       OTHER BENEFITS
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Change in benefit obligation:
    Benefit obligation at beginning of year            $110,792   $ 79,684   $ 10,419   $  9,845
    Service cost                                          5,632      4,506        413        240
    Interest cost                                         6,952      6,452        845        673
    Actuarial loss (gain)                               (21,480)    21,975      1,048        308
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Benefit obligation at end of year                      $ 99,520   $110,792   $ 12,217   $ 10,419
                                                       ========   ========   ========   ========
The Company's share:
    Benefit obligation at beginning of year            $  9,125   $  5,094   $    416   $    385
    Benefit obligation at end of year                  $  8,816   $  9,125   $    743   $    416
Change in plan assets:
    Fair value of plan assets at beginning of year     $151,575   $136,610   $     --   $     --
    Actual return on plan assets                          9,072     16,790         --         --
    Employer contribution                                    --         --        508        647
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Fair value of plan assets at end of year               $158,271   $151,575   $     --   $     --
                                                       ========   ========   ========   ========
Funded status                                          $ 58,752   $ 40,783   $(12,217)  $(10,419)
Unrecognized net actuarial gain (loss)                  (20,071)    (2,113)     1,469        586
Unrecognized transition obligation (asset)              (22,617)   (24,674)       140        185
Unrecognized prior service cost                           7,081      7,661         --         --
                                                       --------   --------   --------   --------
Prepaid (accrued) benefit cost                         $ 23,145   $ 21,657   $(10,608)  $ (9,648)
                                                       ========   ========   ========   ========
The Company's share of accrued benefit cost            $ (1,914)  $ (1,178)  $   (381)  $   (195)
Weighted-average assumptions as of December 31:
    Discount rate                                         7.50%      6.75%      7.50%      6.75%
    Expected return on plan assets                        8.75%      8.00%        N/A        N/A
    Rate of compensation increase                         4.50%      4.50%        N/A        N/A

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


13. RETIREMENT PLANS (CONTINUED)

For measurement purposes, a 10.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 (5.6% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.

                                                             PENSION BENEFITS       OTHER BENEFITS
                                                              1999       1998       1999       1998
                                                            --------   --------   --------   --------
                                                                         (IN THOUSANDS)
Components of net periodic benefit cost:
    Service cost                                            $  5,632   $ 4,506     $  413     $  240
    Interest cost                                              6,952     6,452        845        673
    Expected return on plan assets                           (12,041)  (10,172)        --         --
    Amortization of transition obligation (asset)             (2,056)   (2,056)        45         45
    Amortization of prior service cost                           580       580         --         --
    Recognized net actuarial (gain) loss                        (554)     (677)       164        (20)
                                                            --------   -------     ------     ------
Net periodic benefit cost                                   $ (1,487)  $(1,367)    $1,467     $  938
                                                            ========   =======     ======     ======
    The Company's share of net periodic benefit cost        $    736   $   586     $  185     $   95
                                                            ========   =======     ======     ======

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                            1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                 INCREASE             DECREASE
                                                            ------------------   ------------------
                                                                        (IN THOUSANDS)
Effect on total of service and interest cost components           $  288              $  (518)
Effect on postretirement benefit obligation                        2,754               (2,279)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31:

                                                             1999
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $1,534,555          $1,545,445
Mortgages                                         528,911             526,608
Derivatives                                            --                 362
Other Invested Assets                              67,938              67,938
Policy loans                                       40,095              40,095

LIABILITIES:
Insurance reserves                             $  120,536          $  120,536
Individual annuities                              247,619             238,229
Pension products                                  661,806             665,830

                                                             1998
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $2,026,868          $2,153,953
Mortgages                                         535,003             556,143
Derivatives                                            --                 771
Policy loans                                       41,944              41,944

LIABILITIES:
Insurance reserves                             $  121,100          $  121,100
Individual annuities                              274,448             271,849
Pension products                                1,104,489           1,145,351

The major methods and assumptions used in estimating the fair values of financial instruments are as follows:

The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk and maturity and repayment and liquidity characteristics.

The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair values of policy loans approximate carrying amounts.

The fair values of derivative financial instruments are estimated using the process described in Note 8.

The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated fair value.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

15. STATUTORY INVESTMENT VALUATION RESERVES

The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, stocks, mortgage loans, real estate and other invested assets with related increases or decreases being recorded directly to surplus.

Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve and amortized into income over the remaining contractual life of the security sold.

The table shown below presents changes in the major elements of the AVR and IMR.

                                                                  YEARS ENDED DECEMBER 31,
                                                                 1999                  1998
                                                          -------------------   -------------------
                                                            AVR        IMR        AVR        IMR
                                                            ---        ---        ---        ---
                                                                       (IN THOUSANDS)
Balance, beginning of year                                $44,392    $40,490    $47,605    $33,830
Net realized investment gains, net of tax                   9,950      4,983        256      8,942
Amortization of net investment gains                           --     (3,702)        --     (2,282)
Unrealized investment losses                               (9,705)        --     (6,550)        --
Required by formula                                          (566)        --      3,081         --
                                                          -------    -------    -------    -------
Balance, end of year                                      $44,071    $41,771    $44,392    $40,490
                                                          =======    =======    =======    =======

16. FEDERAL INCOME TAXES

The Company, its subsidiaries and certain other affiliates file a consolidated federal income tax return. Federal income taxes are calculated for the consolidated group based upon amounts determined to be payable as a result of operations within the current year. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such timing differences include reserves, depreciation and accrual of market discount on bonds. Cash payments for federal income taxes were approximately $3,000,000, $48,144,000, and $31,000,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

The Company is currently undergoing an audit by the Internal Revenue Service. The Company believes that there will be no material audit adjustments for the periods under examination.

17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE)

On December 22, 1997, the Company issued a $250,000,000 surplus note to Life Holdco. This note has an interest rate of 8.625% and is due on or after November 6, 2027.

On May 9, 1997, the Company issued a short-term note of $600,000,000 to Life Holdco at an interest rate of 5.10%, which was extended at various interest rates. This note was repaid on December 22, 1997.

On December 19, 1995, the Company issued surplus notes totaling $315,000,000 to an affiliate, Sun Canada Financial Co., at interest rates between 5.75% and 7.25%. Of these notes, $157,500,000 will mature in the year 2007 and $157,500,000 will mature in the year 2015. Interest on these notes is payable semiannually.

Principal and interest on surplus notes are payable only to the extent that the Company meets specified requirements regarding free surplus exclusive of the principal amount and accrued interest, if any, on these notes and with the consent of the Delaware Insurance Commissioner.

The Company accrued $4,259,000 and $4,259,000 for interest on surplus notes for the years ended December 31, 1999 and 1998, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE) (CONTINUED)

The Company expensed $43,266,000, $44,903,000, and $42,481,000 for interest on surplus notes and notes payable for the years ended December 31, 1999, 1998 and 1997, respectively.

On September 28, 1998 a $500,000 note was issued by SLISL to the Company at a rate of 6.0%, maturing on September 28, 2002.

A $110,000,000 note was issued to the Company by MFS on February 11, 1998 at an interest rate of 6.0% due February 11, 1999. Another $110,000,000 note was issued to the Company on December 22, 1998 at an interest rate of 5.55% due February 11, 1999. These two notes and an additional $10,000,000 were combined into a new note of $230,000,000 with a floating interest rate based on the six month LIBOR rate plus 25 basis points. The $230,000,000 note was repaid to the Company on December 21, 1999.

On January 14, 2000, the Company purchased $200,000,000 of notes from MFS.

On December 23, 1997, the Company issued a $110,000,000 note to US Holdco at an interest rate of 5.80%, which was repaid on March 1, 1998. A $110,000,000 note was also issued to the Company by MFS on December 23, 1997 at an interest rate of 5.85% and was repaid on February 11, 1998.

On December 31, 1996, the Company issued a $58,000,000 note to SLOC at an interest rate of 5.70% which was repaid on February 10, 1997. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76%. This note was repaid to the Company on February 10, 1997.

On December 31, 1998, the Company had an additional $20,000,000 in notes issued by MFS, scheduled to mature in 2000. These notes were repaid to the Company on December 21,1999.

B.  STOCKHOLDER DIVIDENDS

The maximum amount of dividends which can be paid by the Company without prior approval of the Insurance Commissioner of the State of Delaware is subject to restrictions relating to statutory surplus. In 1999, a dividend in the amount of $80,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Board of Directors, but did not require approval of the Insurance Commissioner. In 1998, a dividend in the amount of $50,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Insurance Commissioner and the Board of Directors. On December 24, 1997 the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. This dividend was approved by the Insurance Commissioner and the Board of Directors.

C.  SERVICE AGREEMENTS

The Company has an agreement with SLOC which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $28,700,000 in 1999, $16,344,000 in 1998, and $15,997,000 in 1997.

The Company leases office space to SLOC under lease agreements with terms expiring in December, 2004 and options to extend the terms for each of twelve successive five-year terms at fair market rental not to exceed 125% of the fixed rent for the term which is ending. Rent received by the Company under the leases for 1999 amounted to approximately $6,943,000.

18. RISK-BASED CAPITAL

Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


18. RISK-BASED CAPITAL (CONTINUED)

practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1999, 1998 and 1997.

19. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.

Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred it it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company incurred guaranty fund assessments of approximately $3,500,000, $3,500,000, and $3,083,000 in 1999, 1998 and 1997, respectively.

20. ACCOUNTING POLICIES AND PRINCIPLES

The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting practices and GAAP are described as follows. Under statutory accounting practices, financial statements are not consolidated and investments in subsidiaries are shown at net equity value. Accordingly, the assets, liabilities and results of operations of the Company's subsidiaries are not consolidated with the assets, liabilities and results of operations, respectively, of the Company. Changes in net equity value of the common stock of the Company's United States life insurance subsidiaries are directly reflected in the Company's surplus. Changes in the net equity value of the common stock of all other subsidiaries are directly reflected in the Company's Asset Valuation Reserve. Dividends paid by subsidiaries to the Company are included in the Company's net investment income.


Other differences between statutory accounting practices and GAAP include the following items. Statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP: deferred policy acquisition costs, deferred federal income taxes and statutory nonadmitted assets. Asset Valuation Reserves and Interest Maintenance Reserves are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Actuarial assumptions and reserving methods differ under statutory accounting practices and GAAP. Premiums for universal life and investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP. Investments in fixed maturity securities classified as available-for-sale are carried at aggregate fair value with changes in unrealized gains and losses reported net of taxes in a separate component of stockholder's equity for GAAP and generally at amortized cost under statutory accounting practices.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) (the "Company") as of December 31, 1999 and 1998, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Notes 1 and 20 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the differences between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1999 and 1998, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1999 on the basis of accounting described in Notes 1 and 20.

However, because of the differences between the two bases of accounting referred to in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1999 and 1998 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1999.

Deloitte & Touche


Boston, Massachusetts
February 10, 2000

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION


Calculation of Performance Data
Tax Deferred Accumulation
Advertising and Sales Literature
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

      This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 10, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.


--------------------------------------------------------------------------------

To:     Sun Life Assurance Company of Canada (U.S.)
        c/o Retirement Products and Services
        P.O. Box 9133
        Boston, Massachusetts 02117

        Please send me a Statement of Additional Information for Futurity Accolade Variable and Fixed Annuity
        Sun Life of Canada (U.S.) Variable Account F.

Name         ------------------------------------------------------------

Address      ------------------------------------------------------------

             ------------------------------------------------------------

City  --------------------------------   State  --------------       Zip  -------

Telephone  ------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.


      ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)


      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

      *ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

      ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.


      ANNUITY OPTION: The method you choose for receiving annuity payments.


      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

      APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

      *BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

      BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

      CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

      COMPANY: Sun Life Assurance Company of Canada (U.S.).

      CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

      CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

      DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

      FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

      GROUP CONTRACT: A Contract issued by the Company on a group basis.

      GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

      NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

      NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

      *OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k),
Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

      *PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.


      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

      RENEWAL DATE: The last day of a Guarantee Period.

      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

      VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

      VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

                                   APPENDIX B
           CONDENSED FINANCIAL INFORMATION - ACCUMULATION UNIT VALUES



      The following information should be read in conjunction with the Variable Account's Financial Statements appearing the Statement of Additional Information. All of the Variable Account's Financial Statements have been audited by Deloitte & Touche LLP, independent certified public accountants.



                                                                 PERIOD ENDED
                                                              DECEMBER 31, 1999*
                                                              ------------------
AIM V.I. CAPITAL APPRECIATION FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.7461
  Units outstanding at end of period........................         27,793
AIM V.I. GROWTH FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.6219
  Units outstanding at end of period........................         71,866
AIM V.I. GROWTH AND INCOME FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.7245
  Units outstanding at end of period........................         41,234
AIM V.I. INTERNATIONAL EQUITY FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.8416
  Units outstanding at end of period........................         40,021
ALGER AMERICAN GROWTH PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.4941
  Units outstanding at end of period........................         77,992
ALGER AMERICAN INCOME AND GROWTH PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.9651
  Units outstanding at end of period........................         25,358
ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.3871
  Units outstanding at end of period........................         12,969
GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.6147
  Units outstanding at end of period........................         17,289
GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.0375
  Units outstanding at end of period........................          1,775

                                                                 PERIOD ENDED
                                                              DECEMBER 31, 1999*
                                                              ------------------
GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.7733
  Units outstanding at end of period........................         23,427
GOLDMAN SACHS VIT GROWTH AND INCOME FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.2057
  Units outstanding at end of period........................          5,354
GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.0983
  Units outstanding at end of period........................          6,582
J.P. MORGAN SERIES TRUST II INTERNATIONAL OPPORTUNITIES
 PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.7681
  Units outstanding at end of period........................         10,730
J.P. MORGAN SERIES TRUST II SMALL COMPANY PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.7122
  Units outstanding at end of period........................          5,598
J.P. MORGAN SERIES TRUST II U.S. DISCIPLINED EQUITY
 PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.5320
  Units outstanding at end of period........................          6,455
LORD ABBETT SERIES FUND GROWTH AND INCOME PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.4167
  Units outstanding at end of period........................         55,559
MFS/SUN LIFE CAPITAL APPRECIATION SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.4436
  Units outstanding at end of period........................          4,427
MFS/SUN LIFE EMERGING GROWTH SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $15.8653
  Units outstanding at end of period........................         58,261
MFS/SUN LIFE GOVERNMENT SECURITIES SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $ 9.9962
  Units outstanding at end of period........................         11,021

                                                                 PERIOD ENDED
                                                              DECEMBER 31, 1999*
                                                              ------------------
MFS/SUN LIFE HIGH YIELD SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.2886
  Units outstanding at end of period........................         44,229
MFS/SUN LIFE MASSACHUSETTS INVESTORS GROWTH STOCK SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000**
    End of Period...........................................       $13.1026
  Units outstanding at end of period........................         55,773
MFS/SUN LIFE MASSACHUSETTS INVESTORS TRUST SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000**
    End of Period...........................................       $11.4114
  Units outstanding at end of period........................         48,386
MFS/SUN LIFE NEW DISCOVERY SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000**
    End of Period...........................................       $15.8588
  Units outstanding at end of period........................         18,482
MFS/SUN LIFE TOTAL RETURN SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000**
    End of Period...........................................       $10.4572
  Units outstanding at end of period........................         42,271
MFS/SUN LIFE UTILITIES SERIES
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.0305
  Units outstanding at end of period........................         49,859
OCC ACCUMULATION TRUST EQUITY PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.7137
  Units outstanding at end of period........................            102
OCC ACCUMULATION TRUST MANAGED PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.5852
  Units outstanding at end of period........................         25,785
OCC ACCUMULATION TRUST MID CAP PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $12.5624
  Units outstanding at end of period........................         19,070
OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.5551
  Units outstanding at end of period........................            102

                                                                 PERIOD ENDED
                                                              DECEMBER 31, 1999*
                                                              ------------------
SUN CAPITAL BLUE CHIP MID CAP FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.2132
  Units outstanding at end of period........................         17,878
SUN CAPITAL INVESTMENT GRADE BOND FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.0222
  Units outstanding at end of period........................         11,553
SUN CAPITAL INVESTORS FOUNDATION FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $11.9051
  Units outstanding at end of period........................            394
SUN CAPITAL MONEY MARKET FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.0779
  Units outstanding at end of period........................        366,623
SUN CAPITAL REAL ESTATE FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $10.3018
  Units outstanding at end of period........................          2,281
SUN CAPITAL SELECT EQUITY FUND
  Unit Value:
    Beginning of Period.....................................       $10.0000
    End of Period...........................................       $13.5393
  Units outstanding at end of period........................          9,027


------------------------

*   From commencement of operations on October 14, 1999 to December 31, 1999.

                                   APPENDIX C
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT


PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)
WITHDRAWAL CHARGE CALCULATION:
FULL WITHDRAWAL:

      Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

                                                                     PAYMENT
                HYPOTHETICAL              CUMULATIVE      FREE      SUBJECT TO   WITHDRAWAL   WITHDRAWAL
     ACCOUNT      ACCOUNT       ANNUAL      ANNUAL     WITHDRAWAL   WITHDRAWAL     CHARGE       CHARGE
       YEAR        VALUE       EARNINGS    EARNINGS      AMOUNT       CHARGE     PERCENTAGE     AMOUNT
     --------   ------------   --------   ----------   ----------   ----------   ----------   ----------
(a)     1          $41,000      $1,000     $ 1,000       $4,000      $36,000       8.00%        $2,880
        2          $45,100      $4,100     $ 5,100       $4,000      $36,000       8.00%        $2,880
        3          $49,600      $4,500     $ 9,600       $4,100      $35,900       7.00%        $2,513
(b)     4          $52,100      $2,500     $12,100       $4,500      $35,500       7.00%        $2,485
        5          $57,300      $5,200     $17,300       $4,000      $36,000       6.00%        $2,160
        6          $63,000      $5,700     $23,000       $5,200      $34,800       5.00%        $1,740
        7          $66,200      $3,200     $26,200       $5,700      $34,300       4.00%        $1,372
(c)     8          $72,800      $6,600     $32,800       $4,000      $     0       0.00%        $    0


(a) The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.


(b) In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c) In Account Year 8, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since equals the New Payments equal $0.

PARTIAL WITHDRAWAL


      Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.


                                                                    REMAINING
                HYPOTHETICAL                                           FREE      AMOUNT OF
                  ACCOUNT                                           WITHDRAWAL   WITHDRAWAL
                   VALUE                                              AMOUNT     SUBJECT TO   WITHDRAWAL   WITHDRAWAL
     ACCOUNT       BEFORE                 CUMULATIVE   AMOUNT OF      BEFORE     WITHDRAWAL     CHARGE       CHARGE
       YEAR      WITHDRAWAL    EARNINGS    EARNINGS    WITHDRAWAL   WITHDRAWAL     CHARGE     PERCENTAGE     AMOUNT
     --------   ------------   --------   ----------   ----------   ----------   ----------   ----------   ----------
        1          $41,000      $1,000     $ 1,000      $     0       $4,000      $     0       8.00%        $    0
        2          $45,100      $4,100     $ 5,100      $     0       $4,000      $     0       8.00%        $    0
        3          $49,600      $4,500     $ 9,600      $     0       $4,100      $     0       7.00%        $    0
(a)     4          $50,100      $  500     $10,100      $ 4,100       $4,500      $     0       7.00%        $    0
(b)     4          $46,800      $  800     $10,900      $ 9,000       $  400      $ 8,600       7.00%        $  602
(c)     4          $38,400      $  600     $11,500      $12,000       $    0      $12,000       7.00%        $  840
(d)     4          $26,800      $  400     $11,900      $20,000       $    0      $14,900       7.00%        $1,043

(a) In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b) Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,000 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c) Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d) Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been assessed a surrender charge, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

      Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,485, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

PART 2 -- FIXED ACCOUNT -- EXAMPLES OF THE MARKET VALUE ADJUSTMENT ("MVA")

      The MVA Factor is:

                  N/12
      1 + I
  ( --------  )             -1
    1 + J + b

      These examples assume the following:


        1) The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.



        2)  The date of surrender is 2 years from the Expiration Date (N = 24).


        3) The value of the Guarantee Amount on the date of surrender is $11,910.16.

        4)  The interest earned in the current Account Year is $674.16.

        5) No transfers or partial withdrawals affecting this Guarantee Amount have been made.

        6) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

                                              N/12
                                  1 + I
 The MVA factor =           (   --------  )             -1
                                1 + J + b

                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .08

                                   2
                =           (.981) -1

                =           .963 -1

                =     -     .037

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                   ($11,910.16 - $674.16) X -.037 = -$415.73

      -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

                                              N/12
                                  1 + I
 The MVA factor =           (   --------  )             -1
                                1 + J + b


                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .05

                                   2
                =           (1.010) -1

                =           1.019 -1

                =           .019


      The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                    ($11,910.16 - $674.16) X .019 = $213.48

      $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

      $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                                   APPENDIX D
                       CALCULATION OF BASIC DEATH BENEFIT


EXAMPLE 1:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
        Account Value                                =             $ 80,000.00
        Cash Surrender Value                         =             $ 74,400.00
        Purchase Payments                            =             $100,000.00
The Basic Death Benefit would therefore be:                        $100,000.00

EXAMPLE 2:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.


The Basic Death Benefit is the greatest of:
        Account Value                                =             $ 60,000.00
        Cash Surrender Value                         =             $ 55,200.00
        Adjusted Purchase Payments*                  =             $ 75,000.00
The Basic Death Benefit would therefore be:                        $ 75,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal / Account Value before withdrawal)
$100,000.00 X ($60,000.00/$80,000.00)

                                   APPENDIX E
           CALCULATION OF EARNINGS ENHANCEMENT OPTIONAL DEATH BENEFIT


EXAMPLE 1:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested into the Variable Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $150,000.00. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Basic Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
        Account Value                                          =       $150,000.00
        Cash Surrender Value                                   =       $ 72,800.00
        Adjusted Purchase Payments                             =       $100,000.00
The Basic Death Benefit would therefore be:                            $150,000.00

The rider benefit can be calculated as follows:
The lesser of:
        Adjusted Purchase payments                             =       $100,000.00
        Account Value -- adjusted Purchase Payments                    $ 50,000.00
Amount to use to determine rider benefit:                              $ 50,000.00
The amount to be paid on the rider benefit                     =       $ 50,000.00  X 40% = $20,000.00

      The total Death Benefit would be the Basic Benefit plus the Optional Death Benefit Rider a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested into the Variable Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $150,000.00. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Basic Death Benefit to be paid is as follows:

The total Death Benefit would be the Basic Benefit plus the Optional.
$150,000.00 + $20,000.00 = $170,000.00

EXAMPLE 2:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $150,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $130,000.00.

The Basic Death Benefit is the greatest of:
        Account Value                                          =       $130,000.00
        Cash Surrender Value                                   =       $123,600.00
        Adjusted Purchase Payments*                            =       $ 86,666.67
The Basic Death Benefit would therefore be:                            $130,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal / Account Value before withdrawal)
$100,000.00 X ($130,000.00/$150,000.00)

The rider benefit can be calculated as follows:
The lesser of:
        Adjusted Purchase payments                             =       $ 86,666.67
        Account Value -- adjusted Purchase Payments                    $ 43,333.33
Amount to use to determine rider benefit:                              $ 43,333.33
The amount to be paid on the rider benefit                     =       $ 43,333.33  X 40% = $17,333.33

      The total Death Benefit would be the amount paid on the Basic Death Benefit plus the amount paid on the Earnings Enhancement Optional Death Benefit
Rider: $130,000.00 + $17,333.33 = $147,333.33

                                   APPENDIX F
 CALCULATION OF DEATH BENEFIT WHEN ALL THREE DEATH BENEFITS RIDERS ARE SELECTED


      Assume a Purchase Payment of $100,000.00 is made on the Contract Date, no additional Purchase Payments or withdrawals are made and all of the money is invested in the Variable Sub-Accounts. In addition, on the Death Benefit Date the Account Value is $150,000.00, the value of the Purchase Payment accumulated at 5% until the Death Benefit Date is $160,000.00 and that the Maximum Account Anniversary Value is $170,000.00. The calculation of the death benefit to be paid is as follows:

 The Death Benefit Amount will be the greatest of:
        Account Value                                          =       $150,000.00
        Cash Surrender Value                                   =       $142,800.00
        Total of adjusted Purchase Payments                    =       $100,000.00
        5% Premium Roll-Up Rider                               =       $160,000.00
        Maximum Account Anniversary Value Rider                =       $170,000.00
 The Death Benefit Amount would therefore be:                          $170,000.00

~ PLUS ~

 The Earnings Enhancement Rider benefit is calculated as follows:
 The lesser of:
        Adjusted Purchase payments                             =       $100,000.00
        Account Value -- adjusted Purchase Payments                    $ 50,000.00
 Amount to use to determine this rider benefit:                        $ 50,000.00
 The amount to be paid on the rider benefit                    =       $ 50,000.00  X 40% = $20,000.00

      The total Death Benefit would be the amount paid on the Maximum Account Anniversary Rider plus the amount paid on the Earnings Enhancement Rider:
$170,000.00 + $20,000.00 = $190,000.00

                                   APPENDIX G
            CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)


EXAMPLE 1:

      IF YOU SELECT OPTION A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:


      Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.



      Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.



      Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).



      Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).


      This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

EXAMPLE 2: OPTION B WITH NO WITHDRAWALS


      IF YOU SELECT OPTION B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:


Net Purchase Payments less than $100,000.00 will receive         3%
Net Purchase Payments between $100,000.00 through
  $499,999.99 will receive                                       4%
Net Purchase Payments greater than or equal to $500,000.00
  will receive                                                   5%

      Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.


      If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:


      Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

      Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.


      This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.



      In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment

Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:


                Total Net Purchase Payments of $530,000.00 X 5%           =   $26,500.00
                Total Purchase Payment Interest received                  =   $24,700.00
                                                                              ----------
                First Account Anniversary Adjustment                      =   $ 1,800.00

EXAMPLE 3: OPTION B WITH A WITHDRAWAL.


      Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:


      Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.

                Your initial Payment of $50,000.00 received 3%
                Your second Payment of $80,000.00 received 4%
                Your third Payment of $400,000.00 received the 5%


      Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.


                $50,000.00 X 2%                                   =    $1,000.00
                $80,000.00 - $20,000.00 = $60,000.00 X 1%         =    $  600.00
                Total credit due                                  =    $1,600.00

      On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                                        C/O RETIREMENT PRODUCTS AND SERVICES
                                        P.O. BOX 9133
                                        BOSTON, MASSACHUSETTS 02117

                                        TELEPHONE:
                                        Toll Free (888) 786-2435

                                        GENERAL DISTRIBUTOR
                                        Clarendon Insurance Agency, Inc.
                                        One Sun Life Executive Park
                                        Wellesley Hills, Massachusetts 02481

                                        AUDITORS
                                        Deloitte & Touche LLP
                                        200 Berkeley Street
                                        Boston, Massachusetts 02116

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                                                  APRIL 10, 2000


                                    PROFILE


                               MFS REGATTA EXTRA
                               VARIABLE AND FIXED
                                    ANNUITY


      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.


      1. THE ANNUITY CONTRACT



      The MFS Regatta Extra Annuity ("Contract") is a flexible payment deferred annuity contract designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.


      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase you make payments into the Contract; any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.


      You may choose among 26 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding series of the MFS/Sun Life Series Trust corresponding mutual fund or series thereof (collectively, the "Funds") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Funds you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time. In addition, your Contract will be credited with extra interest at the time you purchase your Contract.


      The Contract is designed to meet your need for investment flexibility. Over the life of your Contract, you may allocate amounts among as many as 18 of the available variable and fixed options. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.

      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years after your first payment if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years (from 10 to 30), with a cash-out option for variable payments. We may also agree to other annuity options at our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT


      You may purchase a Contract for $10,000 or more, under most circumstances. You may increase the value of your investment by adding $1,000 or more at any time during the Accumulation Phase. We may waive these limits. We will not accept a purchase payment if your account value is over $1 million, or if the purchase payment would cause your account value to exceed $1 million, unless we have approved the payment in advance.



      4. ALLOCATION OPTIONS


      You can allocate your money among Sub-Accounts investing in the following
Funds:


Bond Series                                    International Growth and Income Series
Capital Appreciation Series                    Managed Sectors Series
Capital Opportunities Series                   Massachusetts Investors Growth Stock Series
Emerging Growth Series                         Massachusetts Investors Trust Series
Emerging Markets Equity Series                 Money Market Series
Equity Income Series                           New Discovery Series
Global Asset Allocation Series                 Research Series
Global Governments Series                      Research Growth and Income Series
Global Growth Series                           Research International Series
Global Total Return Series                     Strategic Growth Series
Government Securities Series                   Strategic Income Series
High Yield Series                              Total Return Series
International Growth Series                    Utilities Series



      Market conditions will determine the value of an investment in any Fund. Each Fund is described in the prospectus of the MFS/Sun Life Series Trust.


      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.


      5. EXPENSES


      The charges under the Contracts are as follows:

      During the first 5 years of a Contract, we impose an annual Account Fee equal to $35. After the fifth year, we may change this fee annually, but it will never exceed $50. During the Income Phase, the annual Account Fee is $35. We also deduct insurance charges (which include an administrative expense charge) equal to 1.45% per year of the average daily value of the Contract allocated among the Sub-Accounts.

      If you elect one or more optional death benefit riders, we will deduct an additional charge per year, depending upon the number of riders you elect, as follows:

   NUMBER OF       % OF AVERAGE
RIDERS YOU ELECT   DAILY VALUE
----------------   ------------
     1                0.15%
     2                0.25%
     3                0.40%

      No optional death benefit is offered if you are 80 or older at issue.


      There are no sales charges when you purchase your Contract. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of each purchase payment you withdraw. Each payment begins a new 7-year period and moves down a declining surrender charge scale at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that payment, along with any other payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the purchase payment has been held in your Account. The declining scale is as follows:


NUMBER OF ACCOUNT YEARS
  PAYMENT HAS BEEN IN
     YOUR CONTRACT        WITHDRAWAL CHARGE
-----------------------   -----------------
        0-1                       8%
        1-2                       8%
        2-3                       7%
        3-4                       7%
        4-5                       6%
        5-6                       5%
        6-7                       4%
        7+                        0%

      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the relevant current rate, then the adjustment will decrease your Contract value. Conversely, if your Guaranteed Interest Rate is higher than the relevant current rate, the adjustment will increase your Contract value. The Market Value Adjustment will not apply to the withdrawal of interest credited during the current Account Year, or to transfers as part of our dollar-cost averaging program.


      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Fund, which range from 0.57% to 1.50% of the average net assets of the Fund, depending upon which Funds you have selected. The investment advisers to some of the Funds have agreed to waive or reimburse a portion of expenses for some of the Funds; without this agreement, Fund expenses could be higher. Some of these agreements may be terminated at any time.


      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses (net of any applicable expense reimbursement and/or fee waiver) for each Fund. The next two columns show two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.


      During the Accumulation Phase, "Total Annual Insurance Charges" of 1.55% as shown in the table below include the insurance charges of 1.45% of your daily net assets (1.30% for mortality and expense risks and 0.15% for administrative expenses) plus an additional 0.10%, which is used to represent the $35 annual Account Fee based on an assumed Contract value of $35,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract.



                                                                                                      EXAMPLES:
                                                      TOTAL ANNUAL   TOTAL ANNUAL     TOTAL         TOTAL EXPENSES
                                                       INSURANCE         FUND         ANNUAL            AT END
SUB-ACCOUNT                                             CHARGES        EXPENSES      EXPENSES     1 YEAR    10 YEARS
-----------                                           ------------   ------------   ----------   --------   ---------
Bond Series.........................................     1.55%          0.72%          2.27%     $    95     $   269
Capital Appreciation Series.........................     1.55%          0.76%          2.31%     $    96     $   273
Capital Opportunities Series........................     1.55%          0.84%          2.39%     $    97     $   282
Emerging Growth Series..............................     1.55%          0.75%          2.30%     $    96     $   272
Emerging Markets Equity Series......................     1.55%          1.60%          3.15%     $   104     $   357

                                                                                                      EXAMPLES:
                                                      TOTAL ANNUAL   TOTAL ANNUAL     TOTAL         TOTAL EXPENSES
                                                       INSURANCE         FUND         ANNUAL            AT END
SUB-ACCOUNT                                             CHARGES        EXPENSES      EXPENSES     1 YEAR    10 YEARS
-----------                                           ------------   ------------   ----------   --------   ---------
Equity Income Series................................     1.55%          1.01%          2.56%     $    98     $   299
Global Asset Allocation Series......................     1.55%          0.89%          2.44%     $    97     $   287
]Global Governments Series..........................     1.55%          0.90%          2.45%     $    97     $   288
Global Growth Series................................     1.55%          1.01%          2.56%     $    98     $   299
Global Total Return Series..........................     1.55%          0.89%          2.44%     $    97     $   287
Government Securities Series........................     1.55%          0.61%          2.16%     $    94     $   258
High Yield Series...................................     1.55%          0.83%          2.38%     $    96     $   279
International Growth Series.........................     1.55%          1.23%          2.78%     $   101     $   321
International Growth and Income Series..............     1.55%          1.16%          2.71%     $   100     $   314
Managed Sectors Series..............................     1.55%          0.79%          2.34%     $    96     $   276
Massachusetts Investors Growth Stock Series.........     1.55%          0.83%          2.38%     $    97     $   281
Massachusetts Investors Trust Series................     1.55%          0.59%          2.14%     $    94     $   255
Money Market Series.................................     1.55%          0.57%          2.12%     $    94     $   253
New Discovery Series................................     1.55%          1.06%          2.61%     $    99     $   304
Research Series.....................................     1.55%          0.75%          2.30%     $    96     $   272
Research Growth and Income Series...................     1.55%          0.86%          2.41%     $    97     $   284
Research International Series.......................     1.55%          1.50%          3.05%     $   103     $   348
Strategic Growth Series.............................     1.55%          1.00%          2.55%     $    98     $   298
Strategic Income Series.............................     1.55%          1.08%          2.63%     $    99     $   306
Total Return Series.................................     1.55%          0.69%          2.24%     $    95     $   266
Utilities Series....................................     1.55%          0.81%          2.36%     $    96     $   279


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.


      6. TAXES



      Under current federal tax laws, your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If your Contract is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution) -- we call this a Qualified Contract -- your entire withdrawal will be taxable. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable, except under a Qualified Contract, in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.



      Different laws apply if your Contract is issued in Puerto Rico. Under the tax laws of Puerto Rico, when an annuity payment is made under your Contract, your annuitant or any other payee is required to include as gross income the portion of each annuity payment equal to 3% of the aggregate purchase payments you made under the Contract. The amount if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income. You should consult with your tax adviser for specific tax information.



      7. ACCESS TO YOUR MONEY



      You can withdraw or transfer money from your Contract at any time during the Accumulation Phase. You may withdraw a portion of the value of your Contract in each year without the imposition of the withdrawal charge -- the amount of all purchase payments you made prior to the last 7 years and have not withdrawn plus the greater of (1) your Contract's earnings in the prior Account Year and
(2) 10% of all purchase payments you have made in the last 7 years. All other purchase payments you withdraw will be subject to a withdrawal charge ranging from 8% to 4%. You may also be required to pay income tax and possible tax penalties on any money you withdraw.


      We do not assess a withdrawal charge upon annuitization or transfers. In certain circumstances, we will waive the withdrawal charges for a full or partial withdrawal when you are confined to an eligible nursing home. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.


      8. PERFORMANCE



      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Funds you choose. The Sub-Accounts have not been in operation for a full calendar year; therefore no performance information is provided in this Profile.



      9. DEATH BENEFIT


      If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      BASIC DEATH BENEFIT

      If you were 85 or younger when we issued your Contract, the death benefit is the greatest of:

      (1) the value of the Contract on the Death Benefit Date;

      (2) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date; and

      (3) your total purchase payments (adjusted for partial withdrawals) calculated as of the Death Benefit Date.


      If you were 86 or older when we issued your Contract, the death benefit is equal to the amount set forth in (2) above.


      OPTIONAL DEATH BENEFIT RIDERS

      Subject to availability in your state, if you are 79 or younger when we issue your Contract, you may enhance this basic death benefit by electing one or more of the following optional death benefit riders: the Maximum Anniversary Account Value Rider, the Earnings Enhancement Rider, and the 5% Premium Roll-Up Rider.

      MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

      If you elect the Maximum Anniversary Account Value Rider, the death benefit is the greater of:

    - any death benefit amounts payable under (1), (2) or (3) above, or

    - your highest Contract value on any Account Anniversary before your 81st birthday, adjusted for any subsequent purchase payments, partial withdrawals, and charges made between that Account Anniversary and the Death Benefit Date.

      5% PREMIUM ROLL-UP RIDER

      If you elect the 5% Premium Roll-Up Rider, the death benefit is

    - the greatest of any death benefit amounts payable under (1), (2) or
      (3) above or

    - the sum of your total purchase payment plus interest accruals, adjusted for partial withdrawals.


      Under this rider, interest accrues at a rate of 5% per year on purchase payments and transfers to the Variable Account while they remain in the Variable Account. The 5% accruals will continue until the earlier of:



    - the first day of the month following your 80th birthday, or

    - the day the death benefit amount under this rider equals twice the total of the purchase payments and transferred amounts adjusted for withdrawals.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals as described in "Calculating the Death Benefit."

      EARNINGS ENHANCEMENT RIDER

      If you elect the Earnings Enhancement Rider and you are 69 or younger when we issue your Contract, the death benefit is:


    - the greatest of any death benefit amounts payable under (1), (2) or
      (3) above, plus



    - 40% of the lesser of your net purchase payments or your Account value minus net purchase payments, calculated as of the Death Benefit Date.


      If you elect the Earnings Enhancement Rider, and you are between the ages of 70 and 79 when we issue your Contract, the death benefit is:


    - the greatest of any death benefit amounts payable under (1), (2) or
      (3) above, plus


    - 25% of the lesser of your net purchase payment or your Account Value minus net purchase payments, calculated as of the Death Benefit Date.

      SELECTING MULTIPLE DEATH BENEFIT RIDERS

      If you elect more than one death benefit rider, the death benefit will be calculated as follows:

      1) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider.

      2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the Maximum Anniversary Account Rider.

      3) EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.

      4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH BOTH THE EARNINGS ENHANCEMENT RIDER AND THE 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and that of the Maximum Anniversary Account Value Rider.


      If your spouse is the sole beneficiary, your spouse may elect to continue the Contract, the death benefit amount described above will be your new Account value as of the Death Benefit Date. For purposes of calculating future death benefits, your age and the original issue date will be used to determine applicable expense and death benefit amounts.



      10. OTHER INFORMATION



      PURCHASE PAYMENT INTEREST. We credit your Contract with interest at a rate of 2% to 5% of each purchase payment based upon the interest rate option you chose when you apply for your Contract. In the future, we may make additional interest rate options available, at our discretion, to new Participants.



      FREE LOOK. Depending upon applicable state or federal law, if you cancel your Contract within 10 days after receiving it we will send you the value of your Contract less any "adjusted" purchase payment Interest as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge. However, based upon applicable state or federal law, we will refund the full amount of any purchase payment(s) we receive and the "free look" period may be greater than 10 days.


      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have a tax liability as a result of receiving the death benefit.


      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax-deferred accumulation of assets and annuity features, generally for retirement or other long-term investment purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferral regardless of whether or not the underlying contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you do not wish to risk a decrease in the value of your investment.



      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation or an acknowledgment of transactions within your Contract, except for those transactions which are part of an automated program, such as Dollar-Cost Averaging, Asset Allocation, Systematic Withdrawal and/or Portfolio Rebalancing. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your Account values at the end of that period.



      ADDITIONAL FEATURES. The Contract offers the following additional convenient features, which you may choose at no extra charge. These features may be started or discontinued at any time by either you or the Company with at least 30 days notice.


      DOLLAR-COST AVERAGING -- This program lets you invest gradually in up to 12 Sub-Accounts.

      ASSET ALLOCATION -- This program rebalances your Account balance based on the terms of the program. Different asset allocation models may be available over the lifetime of the Contract; however, only one program can be in effect at any one time.

      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS -- These programs allow you to receive monthly, quarterly, semi-annual or annual payments during the Accumulation Phase.

      PORTFOLIO REBALANCING PROGRAM -- Under this program, we automatically reallocate your investments in the Sub-Accounts to maintain the proportions you select. You can elect rebalancing on a quarterly, semi-annual or annual basis.

      SECURED FUTURE PROGRAM -- This program guarantees the return of your purchase payment by investing a portion of your investment into a Guarantee Period, and also allows you to allocate a portion of your investment to one or more Sub-Accounts.


      11. INQUIRIES


      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 1024
     BOSTON, MASSACHUSETTS 02103
     TELEPHONE:
       TOLL FREE (800) 752-7218

                                                                      PROSPECTUS
                                                                  APRIL 10, 2000



                               MFS REGATTA EXTRA


      Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.


      You may choose among 26 variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following series of the MFS/Sun Life Series Trust (the "Funds"). The MFS/Sun Life Series Trust (the "Series Fund") is a mutual fund advised by our affiliate, Massachusetts Financial Services
Company:



Bond Series                                    International Growth and Income Series
Capital Appreciation Series                    Managed Sectors Series
Capital Opportunities Series                   Massachusetts Investors Growth Stock Series
Emerging Growth Series                         Massachusetts Investors Trust Series
Emerging Markets Equity Series                 Money Market Series
Equity Income Series                           New Discovery Series
Global Asset Allocation Series                 Research Series
Global Governments Series                      Research Growth and Income Series
Global Growth Series                           Research International Series
Global Total Return Series                     Strategic Growth Series
Government Securities Series                   Strategic Income Series
High Yield Series                              Total Return Series
International Growth Series                    Utilities Series


      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.


      PLEASE READ THIS PROSPECTUS AND THE SERIES FUND PROSPECTUS CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRACT AND THE FUNDS.



      We have filed a Statement of Additional Information dated April 10, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page XX of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


EXPENSES ASSOCIATED WITH SOME CONTRACTS OFFERING A BONUS CREDIT MAY BE HIGHER THAN THOSE ASSOCIATED WITH CONTRACTS THAT DO NOT OFFER A BONUS CREDIT. ON SOME CONTRACTS, THE BONUS CREDIT MAY BE MORE THAN OFFSET BY THE CHARGES ASSOCIATED WITH THE CREDIT.



ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING
ADDRESS:



     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 1024
     BOSTON, MASSACHUSETTS 02103

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        4
Expense Summary                                                      4
Summary of Contract Expenses                                         4
Underlying Fund Annual Expenses                                      5
Examples                                                             6
The Annuity Contract                                                 7
Communicating To Us About Your Contract                              8
Sun Life Assurance Company of Canada (U.S.)                          8
The Variable Account                                                 8
Variable Account Options: The Funds                                  9
The Fixed Account                                                   11
The Fixed Account Options: The Guarantee Periods                    11
The Accumulation Phase                                              12
    Issuing Your Contract                                           12
    Amount and Frequency of Purchase Payments                       12
    Allocation of Net Purchase Payments                             12
    Your Account                                                    13
    Your Account Value                                              13
    Purchase Payment Interest                                       13
    Variable Account Value                                          14
    Fixed Account Value                                             15
    Transfer Privilege                                              16
    Waivers; Reduced Charges; Credits; Bonus Guaranteed
     Interest Rates                                                 17
    Optional Programs                                               17
Withdrawals, Withdrawal Charge and Market Value Adjustment          19
    Cash Withdrawals                                                19
    Withdrawal Charge                                               20
    Types of Withdrawals not Subject to Withdrawal Charge           21
    Market Value Adjustment                                         22
Contract Charges                                                    23
    Account Fee                                                     23
    Administrative Expense Charge                                   23
    Mortality and Expense Risk Charge                               23
    Charge for Optional Death Benefit Riders                        24
    Premium Taxes                                                   24
    Fund Expenses                                                   24
    Modification in the Case of Group Contracts                     24
Death Benefit                                                       24
    Amount of Death Benefit                                         24
    The Basic Death Benefit                                         25
    Optional Death Benefit Riders                                   25
    Calculating the Death Benefit                                   27
    Method of Paying Death Benefit                                  27
    Non-Qualified Contracts                                         27
    Selection and Change of Beneficiary                             28
    Payment of Death Benefit                                        28
    Due Proof of Death                                              28
The Income Phase -- Annuity Provisions                              28
    Selection of the Annuitant or Co-Annuitant                      28
    Selection of the Annuity Commencement Date                      29
    Annuity Options                                                 29
    Selection of Annuity Option                                     30
    Amount of Annuity Payments                                      30

    Exchange of Variable Annuity Units                              31
    Account Fee                                                     31
    Annuity Payment Rates                                           31
    Annuity Options as Method of Payment for Death Benefit          32
Other Contract Provisions                                           32
    Exercise of Contract Rights                                     32
    Change of Ownership                                             32
    Voting of Fund Shares                                           33
    Periodic Reports                                                33
    Substitution of Securities                                      34
    Change in Operation of Variable Account                         34
    Splitting Units                                                 34
    Modification                                                    34
    Discontinuance of New Participants                              35
    Reservation of Rights                                           35
    Right to Return                                                 35
Tax Considerations                                                  35
    U.S. Federal Tax Considerations                                 36
        DEDUCTIBILITY OF PURCHASE PAYMENTS                          36
        PRE-DISTRIBUTION TAXATION OF CONTRACTS                      36
        DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED
        CONTRACTS                                                   36
        DISTRIBUTION AND WITHDRAWALS FROM QUALIFIED
        CONTRACTS                                                   37
        WITHHOLDING                                                 37
        INVESTMENT DIVERSIFICATION AND CONTROL                      37
        TAX TREATMENT OF THE COMPANY AND THE VARIABLE
        ACCOUNT                                                     37
        QUALIFIED RETIREMENT PLANS                                  37
        PENSION AND PROFIT-SHARING PLANS                            38
        TAX-SHELTERED ANNUITIES                                     38
        INDIVIDUAL RETIREMENT ACCOUNTS                              38
        ROTH IRAS                                                   38
    Puerto Rico Tax Considerations                                  39
Administration of the Contracts                                     39
Distribution of the Contracts                                       39
Performance Information                                             40
Available Information                                               41
Incorporation of Certain Documents by Reference                     41
Additional Information About the Company                            42
    Reinsurance                                                     53
    Reserves                                                        53
    Investments                                                     53
    Competition                                                     54
    Employees                                                       54
    Properties                                                      54
    State Regulation                                                54
Legal Proceedings                                                   55
Accountants                                                         55
Financial Statements                                                55
Table of Contents of Statement of Additional Information            80
Appendix A -- Glossary                                              82
Appendix B -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                   85
Appendix C -- Calculation of Basic Death Benefit                    88
Appendix D -- Calculation of Earnings Enhancement Optional
 Death Benefit Rider                                                89
Appendix E -- Calculation of Death Benefit When All Three
 Optional Death Benefit Riders are Selected                         90
Appendix F -- Calculation Used to Determine Purchase Payment
 Interest                                                           91

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY

      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

                          SUMMARY OF CONTRACT EXPENSES


TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................  $   0
Deferred Sales Load (as a percentage of Purchase Payments
  withdrawn) (1)
  Number of complete Account Years Purchase Payment in
    Account
    0-1.....................................................      8%
    1-2.....................................................      8%
    2-3.....................................................      7%
    3-4.....................................................      7%
    4-5.....................................................      6%
    5-6.....................................................      5%
    6-7.....................................................      4%
    7 or more...............................................      0%
Transfer Fee (2)............................................  $  15
ANNUAL ACCOUNT FEE PER CONTRACT OR CERTIFICATE (3)..........  $  35
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)
  Mortality and Expense Risks Charge........................   1.30%
  Administrative Expense Charge.............................   0.15%
  Other Fees and Expenses of the Variable Account...........   0.00%
                                                              -----
Total Variable Account Annual Expenses (4)..................   1.45%


------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.


(2) We currently do not assess the transfer fee. However, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.



(3) The annual Account Fee is $35 in Account Years 1 through 5; thereafter, the Account Fee may be changed annually, but it will not exceed $50.


(4) An additional charge will apply if you elect one or more of the optional death benefit riders. For more information, refer to "Charge for Optional Death Benefit Riders."

                      UNDERLYING FUND ANNUAL EXPENSES (1)
                      (AS A PERCENTAGE OF FUND NET ASSETS)


                                                              OTHER FUND      TOTAL ANNUAL FUND
                                                              EXPENSES(2)         EXPENSES
                                            MANAGEMENT          (AFTER             (AFTER
                                               FEES         REIMBURSEMENT)     REIMBURSEMENT)
                                          ---------------   ---------------   -----------------
Bond Series.............................        0.60%             0.12%              0.72%
Capital Appreciation Series.............        0.71%             0.05%              0.76%
Capital Opportunities Series............        0.75%             0.09%              0.84%
Emerging Growth Series..................        0.70%             0.05%              0.75%
Emerging Markets Equity Series..........        1.25%             0.35%              1.60%
Equity Income Series....................        0.75%             0.26%              1.01%
Global Asset Allocation Series..........        0.75%             0.14%              0.89%
Global Governments Series...............        0.75%             0.15%              0.90%
Global Growth Series....................        0.90%             0.11%              1.01%
Global Total Return Series..............        0.75%             0.14%              0.89%
Government Securities Series............        0.55%             0.06%              0.61%
High Yield Series.......................        0.75%             0.08%              0.83%
International Growth Series.............        0.98%             0.25%              1.23%
International Growth and Income
 Series.................................        0.98%             0.18%              1.16%
Managed Sectors Series..................        0.73%             0.06%              0.79%
Massachusetts Investors Growth Stock
 Series.................................        0.75%             0.08%              0.83%
Massachusetts Investors Trust Series....        0.55%             0.04%              0.59%
Money Market Series.....................        0.50%             0.07%              0.57%
New Discovery Series....................        0.90%             0.16%              1.06%
Research Series.........................        0.70%             0.05%              0.75%
Research Growth and Income Series.......        0.75%             0.11%              0.86%
Research International Series...........        1.00%             0.50%              1.50%
Strategic Growth Series(3)..............        0.75%             0.25%              1.00%
Strategic Income Series.................        0.75%             0.33%              1.08%
Total Return Series.....................        0.65%             0.04%              0.69%
Utilities Series........................        0.75%             0.06%              0.81%


------------------------


(1) The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectus(es) for more information about Fund expenses.



(2) Each Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangements (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected.

                                    EXAMPLES

      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                              1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                             --------   --------   --------   --------
Bond Series................................................   $   95     $  135     $  178     $  269
Capital Appreciation Series................................       96        137        180        273
Capital Opportunities Series...............................       97        139        184        282
Emerging Growth Series.....................................       96        136        180        272
Emerging Markets Equity Series.............................      104        162        223        357
Equity Income Series.......................................       98        144        193        299
Global Asset Allocation Series.............................       97        141        187        287
Global Governments Series..................................       97        141        187        288
Global Growth Series.......................................       98        144        193        299
Global Total Return Series.................................       97        141        187        287
Government Securities Series...............................       94        132        173        258
High Yield Series..........................................       96        138        183        279
International Growth Series................................      101        151        204        321
International Growth and Income Series.....................      100        149        201        314
Managed Sectors Series.....................................       96        138        182        276
Massachusetts Investors Growth Stock Series................       97        139        184        281
Massachusetts Investors Trust Series.......................       94        131        171        255
Money Market Series........................................       94        131        170        253
New Discovery Series.......................................       99        146        196        304
Research Series............................................       96        136        180        272
Research Growth and Income Series..........................       97        140        185        284
Research International Series..............................      103        159        218        348
Strategic Growth Series....................................       98        144        193        298
Strategic Income Series....................................       99        146        197        306
Total Return Series........................................       95        134        177        266
Utilities Series...........................................       96        138        183        279


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                              1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                             --------   --------   --------   --------
Bond Series................................................   $   23     $   72     $  124     $  269
Capital Appreciation Series................................       24         74        126        273
Capital Opportunities Series...............................       25         76        130        282
Emerging Growth Series.....................................       24         73        126        272
Emerging Markets Equity Series.............................       32         99        169        357
Equity Income Series.......................................       26         81        139        299
Global Asset Allocation Series.............................       25         78        133        287
Global Governments Series..................................       25         78        133        288
Global Growth Series.......................................       26         81        139        299
Global Total Return Series.................................       25         78        133        287
Government Securities Series...............................       22         69        119        258
High Yield Series..........................................       24         75        129        279
International Growth Series................................       29         88        150        321
International Growth and Income Series.....................       28         86        141        314
Managed Sectors Series.....................................       24         75        128        276
Massachusetts Investors Growth Stock Series................       25         76        130        281
Massachusetts Investors Trust Series.......................       22         68        117        255
Money Market Series........................................       22         68        116        253
New Discovery Series.......................................       27         83        142        304
Research Series............................................       24         73        126        272
Research Growth and Income Series..........................       25         77        131        284
Research International Series..............................       31         96        164        348
Strategic Growth Income....................................       26         81        139        298
Strategic Income Series....................................       27         83        143        306
Total Return Series........................................       23         71        123        266
Utilities Series...........................................       24         75        129        279


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.


                              THE ANNUITY CONTRACT



      Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.



      In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."



      Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under Your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.



      You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.



      The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."


                    COMMUNICATING TO US ABOUT YOUR CONTRACT


      All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.



      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.


      When we specify that notice to us must be in writing, we reserve the right, in our sole discretion, to accept notice in another form.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 48 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.


      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.


                              THE VARIABLE ACCOUNT


      We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

      Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.


      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.



                           VARIABLE ACCOUNT OPTIONS:
                         THE MFS/SUN LIFE SERIES TRUST



      The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.



      The Series Fund is composed of 27 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 27 series (each, a "Fund"), each corresponding to one of the portfolios. The Contracts provide for investment by the Sub-Accounts in shares of the 26 Funds described below. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.



     BOND SERIES will primarily seek as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholders' capital.



     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.



     CAPITAL OPPORTUNITIES SERIES will seek capital appreciation.



     EMERGING GROWTH SERIES will seek long-term growth of capital.



     EMERGING MARKETS EQUITY SERIES will seek capital appreciation.



     EQUITY INCOME SERIES will primarily seek reasonable income by investing mainly in income producing securities; its secondary objective is to seek capital appreciation.



     GLOBAL ASSET ALLOCATION SERIES will seek total return over the long term through investments in equity and fixed income securities and will also seek to have low volatility of share price (I.E., net asset value per share) and reduced risk (compared to an aggressive equity/fixed income portfolio).



     GLOBAL GOVERNMENTS SERIES will seek to provide moderate current income, preservation of capital and growth of capital by investing in debt obligations that are issued or guaranteed as to principal and interest by either (i) the U.S. Government, its agencies, authorities, or instrumentalities, or (ii) the governments of foreign countries (to the extent that the Series' adviser believes that the higher yields available from foreign government securities are sufficient to justify the risks of investing in these securities).

     GLOBAL GROWTH SERIES will seek capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy.



     GLOBAL TOTAL RETURN SERIES will seek total return by investing in securities which will provide above average current income (compared to a portfolio invested entirely in equity securities) and opportunities for long-term growth of capital and income.



     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.



     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain lower rated or unrated securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").



     INTERNATIONAL GROWTH SERIES will seek capital appreciation.



     INTERNATIONAL GROWTH AND INCOME SERIES will seek capital appreciation and current income.



     MANAGED SECTORS SERIES will seek capital appreciation by varying the weighting of its portfolio among 13 industry sectors.



     MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.



     MASSACHUSETTS INVESTORS TRUST SERIES (FORMERLY, THE CONSERVATIVE GROWTH SERIES) will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks.



     MONEY MARKET SERIES will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.



     NEW DISCOVERY SERIES will seek capital appreciation.



     RESEARCH SERIES will seek to provide long-term growth of capital and future income.



     RESEARCH GROWTH AND INCOME SERIES will seek to provide long-term growth of capital, current income and growth of income.



     RESEARCH INTERNATIONAL SERIES will seek capital appreciation.



     STRATEGIC GROWTH SERIES will seek capital appreciation.



     STRATEGIC INCOME SERIES will seek to provide high current income by investing in fixed income securities and will seek to take advantage of opportunities to realize significant capital appreciation while maintaining a high level of current income.



     TOTAL RETURN SERIES will seek primarily to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.



     UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing, under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.



      The Series Fund pays fees to MFS for its services pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.



      MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.



      The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.



      MORE COMPREHENSIVE INFORMATION ABOUT THE SERIES FUND AND THE MANAGEMENT, INVESTMENT OBJECTIVES, POLICIES, RESTRICTIONS, EXPENSES AND POTENTIAL RISKS OF EACH FUND MAY BE FOUND IN THE ACCOMPANYING CURRENT PROSPECTUS OF THE
SERIES FUND. YOU SHOULD READ THE SERIES FUND PROSPECTUS CAREFULLY BEFORE INVESTING. THE SERIES FUND'S STATEMENT OF ADDITIONAL INFORMATION IS AVAILABLE BY CALLING 1-800-752-7215.


                               THE FIXED ACCOUNT

      The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.


      We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.


      We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

      We determine Guaranteed Interest Rates in our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

      We may from time to time in our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge, and Market Value Adjustment."

                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

      We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

ALLOCATION OF NET PURCHASE PAYMENTS

      You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available options.

      In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us written notice of the change, as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments. See "Contract Charges -- Premium Taxes." In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE


      Your Account Value is the sum of the value of the 2 components of your
Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."


PURCHASE PAYMENT INTEREST


      We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:


      OPTION A: THE 2% FIVE-YEAR ANNIVERSARY INTEREST OPTION -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

      OPTION B: THE 3%, 4%, OR 5% INTEREST OPTION -- Under this option we will credit your Contract with interest at the following rates:

    - 3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

    - 4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

    - 5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.


      If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.



      We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Five-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix F.

      Because the Company does not recapture any Purchase Payment Interest on the Contracts, there are no general circumstances in which a Participant would be disadvantaged by purchasing one of the Contracts rather than purchasing a similar contract without a bonus credit feature. However, the Contracts are designed to give the most value to Participants with long-term investment goals.



      We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees.


VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE


      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.


      To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge for each day in the Valuation Period. See "Contract Charges."

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.


      A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.



      Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.


      CREDITING INTEREST


      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.


      GUARANTEE AMOUNTS

      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. A Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

      RENEWALS

      We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Renewal Date, unless before the Renewal Date we receive:


      1) written notice from you electing a different Guarantee Period from among those we then offer, or



      2) instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract described below. (See "Transfer Privilege.")


      A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. We will automatically renew your amount into the next available Guarantee Period.

      EARLY WITHDRAWALS


      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:


    - You may not make more than 12 transfers in any Account Year;



    - The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;



    - Your Account Value remaining in a Sub-Account must be at least $1,000;



    - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;



    - At least 30 days must elapse between transfers to or from Guarantee
      Periods;



    - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and



    - We impose additional restrictions on market timers, which are further described below.


      These restrictions do not apply to transfers made under an approved dollar-cost averaging program.


      There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period made more than 30 days before the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.


      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.


      If we receive your transfer request before 4:00 p.m. Eastern Time on a Business Day, it will be effective that day. Otherwise, it will be effective the next Business Day.


      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed pre-authorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.


      In addition, the Series Funds has reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the MFS' judgment, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.


WAIVERS; REDUCED CHARGES; CREDITS; BONUS GUARANTEED INTEREST RATES


      We may reduce or waive the withdrawal charge the mortality and expense risk charges, the administrative services charge, or the annual Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."


OPTIONAL PROGRAMS

      DOLLAR-COST AVERAGING

      Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).


      No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Series Trust's Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program is treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.


      The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

      ASSET ALLOCATION

      One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.


      Currently, you may select one of three asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. The available models are: the conservative asset allocation model, the moderate asset allocation model, and the aggressive asset allocation model. Each model allocates a different percentage of Account Value to Sub-Accounts investing in the various asset classes, with the conservative model allocating the lowest percentage to Sub-Accounts investing in the equity asset class and the aggressive model allocating the highest percentage to the equity asset class. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. Additional programs may be available in the future.



      If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. [Sun Capital Advisers' Asset Allocation Committee will direct the allocations.] By your election of an asset allocation program, you thereby authorize us to automatically reallocate your Account Value on a quarterly basis, or as determined by the terms of the Asset Allocation Program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.


      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS


      If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.



      Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult your adviser before choosing these options.


      You may change or stop either program at any time, by written notice to us.

      PORTFOLIO REBALANCING PROGRAM

      Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

      Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

      SECURED FUTURES PROGRAM


      Under the Secured Futures Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL


      At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.



      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," below). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax. See "Tax Considerations." You should carefully consider these tax consequences before requesting a cash withdrawal.


      FULL WITHDRAWALS


      If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.


      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.


      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.


      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT


      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:



    - When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;



    - When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or



    - When an SEC order permits us to defer payment for the protection of Participants.


      We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS


      If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.


      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax Sheltered Annuities."

WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      FREE WITHDRAWAL AMOUNT

      In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:

      (1) your Contract's earnings (defined below) during the prior Account Year; and

      (2) 10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

      Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

      Your Contract's earnings during the prior Account Year are equal to:

      (a) the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

      (b) any Purchase Payments made during the prior Account Year, plus

      (c) any partial withdrawals and charges taken during the prior Account
          Year.


      For an example of how we calculate the "free withdrawal amount", see Appendix B.


      WITHDRAWAL CHARGE ON PURCHASE PAYMENTS

      If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

      The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

      ORDER OF WITHDRAWAL

      When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the next oldest, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.

      CALCULATION OF WITHDRAWAL CHARGE


      We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7 year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.


   NUMBER OF
 ACCOUNT YEARS
PAYMENT HAS BEEN            WITHDRAWAL
IN YOUR CONTRACT              CHARGE
----------------            ----------
      0-1                       8%
      1-2                       8%
      2-3                       7%
      3-4                       7%
      4-5                       6%
      5-6                       5%
      6-7                       4%
       7+                       0%


      For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.



      The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.


      For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

      For additional examples of how we calculate withdrawal charges, see Appendix B.

TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE


      If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:



    - at least one year has passed since we issued your Contract, and


    - you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state.


      An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.


      For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above and any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.


      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT


      We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.


      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

                  N/12
    1 + I
  ( --------- )             - 1
    1 + J + b

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

      N is the number of complete months remaining in your Guarantee Period; and

      b is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix B.

      No Market Value Adjustment will apply to Contracts issued in the states of California, Maryland, Oregon, Texas and Washington.

                                CONTRACT CHARGES

ACCOUNT FEE


      During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $35 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.


      We will not charge the Account Fee if:

      (1) your Account has been allocated only to the Fixed Account during the applicable Account Year; or

      (2)  your Account Value is more than $100,000 on your Account Anniversary.

      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any fee from Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE


      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.


MORTALITY AND EXPENSE RISK CHARGE


      During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the purchase payment interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

CHARGES FOR OPTIONAL DEATH BENEFIT RIDERS


      If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account based upon the number of optional death benefit riders you elect, as follows:



NUMBER OF               % OF
RIDERS YOU             AVERAGE
  ELECT              DAILY VALUE
----------           -----------
   1                     0.15%
   2                     0.25%
   3                     0.40%


PREMIUM TAXES

      Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

FUND EXPENSES


      There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.


MODIFICATION IN THE CASE OF GROUP CONTRACTS


      For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.


                                 DEATH BENEFIT


      If you die during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on your date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.


AMOUNT OF DEATH BENEFIT

      To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before your death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

      The amount of the death benefit is determined as of the Death Benefit
Date.

THE BASIC DEATH BENEFIT

      In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;


      2. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and


      3. Your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

      For examples of how to calculate this basic death benefit, see
Appendix C.


      If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, the basic death benefit may be less than your Account Value.


OPTIONAL DEATH BENEFIT RIDERS


      Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The Maximum Anniversary Account Value Rider, the 5% Premium Roll-Up Rider, and the Earnings Enhancement Riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after the Contract is issued. For a complete description of how the death benefits under the optional death benefit riders are calculated, see "Calculating the Death Benefit."


      MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

      Under this rider, the death benefit will be the greater of:


      -  any of the death benefit amounts payable under options (1), (2) or
         (3) under the basic death benefit, above, or


      - your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

      5% PREMIUM ROLL-UP RIDER

      Under this rider, the death benefit will be the greater of:


      -  any of the death benefit amounts payable under options (1), (2) or
         (3) under the basic death benefit, or


      - the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

      Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:


      -  the first day of the month following your 80th birthday, or



      - the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

      EARNINGS ENHANCEMENT RIDER

      Under this rider, if you are 69 or younger on your Contract Date, the death benefit will be:

      -  the greatest of any of the death benefit amounts payable under options
         (1), (2) or (3) under the basic death benefit, above, plus

      - 40% of the lesser of your net Purchase Payments or your Account Value minus net Purchase Payments, calculated as of the Death Benefit Date.

      If you are between the ages of 70 and 79 on your Contract Date, the death benefit will be:

      -  the greatest of any of the death benefit amounts payable under options
         (1), (2) or (3) under the basic death benefit, above, plus

      - 25% of the lesser of your net Purchase Payments or your Account Value minus net Purchase Payments, calculated as of the Death Benefit Date.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals as described in "Calculating the Death Benefit." For examples of how the death benefit is calculated under the Earnings Enhancement Rider, see Appendix D.

      SELECTING MULTIPLE DEATH BENEFIT RIDERS

      If you elect more than one death benefit rider, the death benefit will be calculated as follows:


        1) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider.


        2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the Maximum Anniversary Account Rider.

        3)  EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP
            RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.

        4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER, THE 5% PREMIUM ROLL-UP RIDER AND THE EARNINGS ENHANCEMENT RIDER: The death benefit will equal the GREATER of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the amount calculated under the Earnings Enhancement Rider. The death benefit under the Earnings Enhancement Rider is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and the Maximum Anniversary Account Value Rider.

    SPOUSAL CONTINUANCE

    If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the basic death benefit or any rider you have selected. All Contract provisions, including any riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a value equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, the surviving spouse's age on the original effective date of the Contract will be used.

CALCULATING THE DEATH BENEFIT


      In calculating the death benefit amount payable under option (3) of the basic death benefit or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.



      If the death benefit is the amount payable under options (2) or (3) of the basic death benefit or under any of the optional death benefit riders, your Account Value will be increased by the excess, if any, of that amount over option (1) of the basic death benefit. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Series Fund's Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.


METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."

      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

NON-QUALIFIED CONTRACTS

      If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

      The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the Annuitant automatically becomes the designated beneficiary.


      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.



      During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option(s) in place must be distributed at least as rapidly as the method of distribution under that option.



      If the Participant is not a natural person, these distribution rules apply on a change in, or the death of, either the Annuitant or the Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH


      We accept any of the following as proof of any person's death:



      -  An original certified copy of an official death certificate;



      - An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or



      -  Any other proof we find satisfactory.


                     THE INCOME PHASE -- ANNUITY PROVISIONS


      During the Income Phase, we make regular monthly annuity payments to the Annuitant.



      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.



      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."


SELECTION OF THE ANNUITANT OR CO-ANNUITANT


      You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.



      In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

      - The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

      - The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS

      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

      We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

      - We deduct any applicable premium tax or similar tax if not previously deducted.


      - On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have an annual mortality and expense risk charge of 1.45% of your average daily net assets.


      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS


      During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.



      Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.



      During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.


ACCOUNT FEE


      During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.


ANNUITY PAYMENT RATES


      The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (See "Other Contract Provisions -- Modification").



      The Annuity Payment Rates may vary according to the Annuity Options elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.


ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to:
(1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under
Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant;
(4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

      The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

VOTING OF FUND SHARES



      We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.



      Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.


      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.


      All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.


PERIODIC REPORTS

      During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.


      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of

1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.


      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES


      Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Fund or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.


CHANGE IN OPERATION OF VARIABLE ACCOUNT


      At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.


SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

      Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

      In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fees, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

      We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

RESERVATION OF RIGHTS

      We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and
(4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

RIGHT TO RETURN


      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that maybe deducted is equal to the lesser of:


      - the portion of the Account Value that is attributable to any Purchase Payment Interest, and

      -  all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

                               TAX CONSIDERATIONS

      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use the Contract and the site where your Contract was issued. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. FEDERAL TAX CONSIDERATIONS

      The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

      PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax, prior to distribution.

      However, corporate (or other non-natural person) Owners of, and Participants under, a Non-Qualified Contract incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

      You should note that qualified retirement investments generally provide tax deferral regardless of whether the underlying contract is an annuity.

      DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings. You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      A penalty tax of 10% may apply to taxable cash withdrawals and lump- sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Participant or distributions under an immediate annuity (as defined above), or after age
59 1/2.

      DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS

      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Participant or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      WITHHOLDING

      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      INVESTMENT DIVERSIFICATION AND CONTROL

      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Fund complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

      TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      QUALIFIED RETIREMENT PLANS

      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

      PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

      TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

      ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If and when we make Contracts available for use with Roth IRAs, we will provide any necessary information.

PUERTO RICO TAX CONSIDERATIONS

      Puerto Rico tax laws with respect to qualified retirement plans described in this Prospectus vary significantly from those discussed above under "U.S. Federal Tax Considerations." Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "U.S. Federal Tax Considerations" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.


      The following discussion applies if your Contract is issued in Puerto
Rico:


      Under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"), the Contract offered by this Prospectus is considered an annuity contract. The 1994 Code provides that no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

      If any annuity distributions are made under an annuity contract, the annuitant or other payee will be required to include as gross income the portion of each payment equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income.

      In the event payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent of the Annuitant's aggregate premiums or other consideration paid.

      For further information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS

      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 6.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates."

                            PERFORMANCE INFORMATION

      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

      Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period since we started offering the Sub-Accounts under the Futurity products or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Futurity products. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.


      Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.



      The performance figures used by the Variable Account are based on the actual historical performance of the Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.



      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION


      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contract. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contract, please refer to the registration statements and their exhibits.


      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661; New York, New York -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.

      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY


GENERAL


      The Company is engaged in the sale of individual variable life insurance and individual and group fixed and variable annuities. These contracts are sold in both the tax-qualified and non-tax-qualified markets. These products are distributed through individual insurance agents, insurance brokers and broker-dealers.



      The following table sets forth premiums and deposits by major product categories for each of the last 3 years. See the Notes to the Statutory Financial Statements of the Company included in this Prospectus for industry segment information.



                                              1999         1998         1997
                                           ----------   ----------   ----------
                                                     (IN $ THOUSANDS)
Protection                                 $   16,509   $  155,907   $  204,671
Wealth Management                          $2,651,247   $2,194,895   $2,204,693
                                           ----------   ----------   ----------
                                           $2,667,756   $2,350,802   $2,409,364
                                           ==========   ==========   ==========


SELECTED FINANCIAL DATA


      The following selected financial data for the Company should be read in conjunction with the Statutory Financial Statements and the Notes thereto
included in this Prospectus beginning on page   .


                                                 FOR THE YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------
                                   1999          1998          1997          1996          1995
                                -----------   -----------   -----------   -----------   -----------
                                                         (IN $ THOUSANDS)
Revenues
  Premiums, annuity deposits
    and other revenue           $ 2,869,250   $ 2,581,463   $ 2,623,629   $ 2,215,322   $ 1,883,901
  Net investment income and
    realized gains                  190,844       187,208       298,121       310,172       315,966
                                -----------   -----------   -----------   -----------   -----------
                                  3,060,094     2,768,671     2,921,750     2,525,494     2,199,867
                                -----------   -----------   -----------   -----------   -----------
Benefits and expenses
  Policyholder benefits           2,706,121     2,416,950     2,579,104     2,232,528     1,995,208
  Other expenses                    239,136       214,607       206,065       175,342       150,937
                                -----------   -----------   -----------   -----------   -----------
                                  2,945,257     2,631,557     2,785,169     2,407,870     2,146,145
                                -----------   -----------   -----------   -----------   -----------
Operating gain                      114,837       137,114       136,581       117,624        53,722
Federal income tax expense
  (benefit)                          24,479        11,713         7,339        (5,400)       17,807
                                -----------   -----------   -----------   -----------   -----------
Net income                      $    90,358   $   125,401   $   129,242   $   123,024   $    35,915
                                ===========   ===========   ===========   ===========   ===========
Assets                          $19,948,155   $16,902,621   $15,925,357   $13,621,952   $12,359,683
                                ===========   ===========   ===========   ===========   ===========
Surplus notes                   $   565,000   $   565,000   $   565,000   $   315,000   $   650,000
                                ===========   ===========   ===========   ===========   ===========

See "Reinsurance," below, for the effect of the reinsurance agreements on 1999 net income.

See Note 1 to the Statutory Financial Statements for changes in accounting principles and reporting.


See discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT


      This Prospectus includes forward-looking statements by the Company under the Private Securities Litigation Reform Act of 1995. These statements are not matters of historical fact; they relate to such topics as future product sales, volume growth, market share, market risk and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:


    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.

    - Changes in interest rates and market conditions.

    - Regulatory and legislative developments.


    - Developments in consumer preferences and behavior patterns.


RESULTS OF OPERATIONS


     1999 COMPARED TO 1998:



     NET INCOME


      Net income decreased by $35.0 million to $90.4 million in 1999, reflecting a decrease of $54.7 million in income from operations and an increase of $19.7 million in net realized capital gains. (In the following discussion, "income from operations" refers to the statutory statements of operations line item, "net gain from operations after dividends to policyholders and federal income tax and before realized capital gains.")

      Income from operations decreased from $125.0 million in 1998 to $70.3 million in 1999, mainly as a result of the following factors:


    - A $32.3 million increase, to $63.7 million in 1999, in the income from operations from the Company's Wealth Management segment. (See "1999 Compared to 1998 -- Wealth Management Segment," below.)



    - The effect of terminating certain reinsurance agreements with the Company's ultimate parent in 1998. The termination of these agreements was the predominant factor in the $94.2 million decrease in income from operations for the Company's Protection segment. (See "1999 Compared to 1998 -- Protection Segment," below.)



    - An increase of $7.2 million in income from operations from the Corporate segment, mainly reflecting dividends from a subsidiary. (See "1999 Compared to 1998 -- Corporate Segment," below.)


     INCOME FROM OPERATIONS BY SEGMENT


      The Company's income from operations reflects the operations of its 3 business segments: the Wealth Management segment, the Protection segment and the Corporate segment.

      The following table provides a summary of income from operations by segment, which is discussed more fully below.

                       INCOME FROM OPERATIONS BY SEGMENT*
                                ($ IN MILLIONS)

                                                                                             % CHANGE
                                                                                       ---------------------
                                                        1999       1998       1997     1999/1998   1998/1997
                                                      --------   --------   --------   ---------   ---------
    Wealth Management                                   63.7       31.4       14.7       102.9%      113.6%
    Protection                                          (5.1)      89.1       18.0      (105.7)%     395.0%
    Corporate                                           11.7        4.5       69.8       160.0%      (93.6)%
                                                        ----      -----      -----      ------       -----
                                                        70.3      125.0      102.5       (43.8)%      22.0%
                                                        ====      =====      =====      ======       =====

    * Before net realized capital gains

    WEALTH MANAGEMENT SEGMENT

      The Wealth Management segment focuses on the savings and retirement needs of individuals preparing for retirement or who have already retired. It primarily markets to upscale consumers in the U.S., selling individual and group fixed and variable annuities. Its major product lines, "Regatta" and "Futurity," are combination fixed/variable annuities. In these combination annuities, contract holders have the choice of allocating payments either to a fixed account, which provides a guaranteed rate of return, or to variable accounts. Withdrawals from the fixed account are subject to market value adjustment. In the variable accounts, the contract holder can choose from a range of investment options and styles. The return depends upon investment performance of the options selected. Investment funds available under Regatta products are managed by Massachusetts Financial Services Company ("MFS"), an affiliate of the Company. Investment funds available under Futurity products are managed by several investment managers, including MFS and Sun Capital Advisers, Inc., a subsidiary of the Company.


      The Company distributes its annuity products through a variety of channels. For the Regatta products, about half are sold through securities brokers; a further one-fourth through financial institutions, and the remainder through insurance agents and financial planners. The Futurity products, introduced in February 1998, are primarily distributed through a dedicated wholesaler network, including Sun Life of Canada (U.S.) Distributors, Inc., a subsidiary of the Company.


      Although new pension products are not currently sold, there has been a substantial block of group retirement business in-force, including guaranteed investment contracts ("GICs"), pension plans and group annuities. A significant portion of these pension contracts are non-surrenderable, with the result that the Company's liquidity exposure is limited. GICs were marketed directly in the U.S. through independent managers. In 1997, the Company decided to no longer market group pension and GIC products.

      Following are the major factors affecting this segment's results in 1999 as compared to 1998.


- Deposit-type funds, which primarily comprised annuity deposits, increased by $457.7 million, or 21%, to $2,598.3 million in 1999. Fixed annuity account deposits were higher by approximately $625 million in 1999, which management believes is mainly a result of the success of the Company's introduction, during the fourth quarter of 1998, of a higher Dollar Cost Averaging ("DCA") rate and a new 6-month DCA program. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. While fixed annuity account deposits increased, deposits directly into variable accounts declined by approximately 13% in 1999. The Company believes this decline was a consequence of the heightened interest in the DCA programs in 1999.



  Sales of the Futurity line of products, introduced in February 1998, represented approximately 9% of total annuity deposits in 1999. The Company expects that sales of the Futurity products will continue to increase in the future, based on management's beliefs that market demand is growing for multi-manager variable annuity products, such as Futurity; that the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and that the marketplace will respond favorably to introductions of new Futurity products and product enhancements.


- Fee income increased as a result of higher variable annuity account balances. Fee income was higher by approximately $32 million in 1999. The factors driving this growth in account balances have been market appreciation and net deposit activity. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Other income increased by approximately $5 million in 1999, mainly reflecting a reinsurance agreement entered into in July 1999 with an unrelated company, which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3.4 million.

- The net year-over-year change in aggregate reserves on policies and contracts for the Wealth Management segment had the effect of increasing income from operations for this segment. This change reflected lower reserves related to minimum guaranteed death benefit product features as well as a variety of other factors.


- There has been a shift in demand to variable account products from general account products. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. In 1999, net investment income for the Wealth Management segment decreased by $44.0 million, to $114.0 million. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products and as a consequence, a declining block of in-force business as GICs mature and are surrendered.


- Policyholder benefits (the major elements of which are surrenders and withdrawals, changes in the liability for premium and other deposit funds, and related separate account transfers) were higher by approximately $430 million in 1999, mainly as a result of higher variable annuity surrenders. The increase in variable annuity surrenders primarily related to a block of separate account contracts that had been issued seven or more years previously and for which the surrender charge periods had expired. The Company expects that as the separate account block of business continues to grow and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase. The Company is implementing a conservation program with the aim of improving asset retention.

- Operational expenses, which include general insurance expenses and insurance taxes, licenses and fees, excluding federal income taxes, increased by $5.4 million, or 9%, in 1999. This increase reflected costs associated with operations and technology improvements to support the growth of the Company's in-force business. Commissions of $153.6 million were higher by $17.7 million in 1999, mainly as a result of higher sales.

    PROTECTION SEGMENT


      The Protection Segment comprises two main elements, internal reinsurance and variable life products.


    INTERNAL REINSURANCE


      In recent years, the Company has had various reinsurance agreements with Sun Life (Canada). In some of these arrangements, Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company. These agreements, in the aggregate, had an immaterial effect on net income in the years 1998 and 1999. Under another reinsurance agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $24.6 million in 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million as the termination payment was less than the reserves held under the agreement. Because this agreement terminated in 1998, it had no effect on income from operations in 1999.


    VARIABLE LIFE PRODUCTS

      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997. The Company's management expects that the Company's variable life business will grow and become more significant in the future. In September 1999, the Company introduced a new variable universal life product as part of the Futurity product portfolio. Costs related to developing this product were primarily responsible for the decrease of approximately $4 million in income from operations for this portion of the Protection segment.

    CORPORATE SEGMENT


      The Corporate segment includes the capital of the Company, its investments in subsidiaries and items not otherwise attributable to either the Wealth Management segment or the Protection segment.


      In 1999, income from operations for this segment increased by $7.2 million to $11.7 million. This increase reflected higher net investment income, mainly from dividends of $19.3 million received during the 4th quarter from a subsidiary, New London Trust, F.S.B. Partially offsetting this change in net investment income were higher operational expenses and higher federal income taxes attributable to this segment.

    1998 COMPARED TO 1997:


    NET INCOME


      Net income decreased by $3.8 million to $125.4 million in 1998, reflecting an increase of $22.5 million in income from operations and a decrease of $26.3 million in net realized capital gains.

      Income from operations increased from $102.5 million in 1997 to $125.0 million in 1998, mainly as a result of the following factors:


- A $16.7 million increase, to $31.4 million in 1998, in the income from operations from the Company's Wealth Management segment. (See "1998 Compared to 1997 -- Wealth Management Segment," below.)



- The effect of terminating certain reinsurance agreements with Sun Life (Canada). The termination of these agreements was the predominant factor in the $71.1 million increase in income from operations for the Company's Protection segment.



- The effects of the Company's December 1997 reorganization (described in "Corporate Segment," below), as a result of which MFS is no longer a subsidiary of the Company. As a result of this reorganization, dividends from subsidiaries were lower in 1998 than in 1997 and certain subsidiary tax benefits were no longer available to the Company. Also affecting income from operations for the Corporate segment in 1998 was that income earned on the proceeds of a December 1997 issuance of a $250 million surplus note was lower than the related interest expense.



  Net realized capital gains decreased from $26.7 million in 1997 to $0.4 million in 1998. This decrease was also due to the Company's December 1997 reorganization which resulted in a realized capital gain of $21.2 million in 1997.

    INCOME FROM OPERATIONS BY SEGMENT

    WEALTH MANAGEMENT SEGMENT


      Following are the major factors affecting the Wealth Management segment's results in 1998 as compared to 1997:


    - Annuity deposits declined by about $27 million, or 1%, to $2.2 billion in 1998. Fixed annuity account deposits were lower by approximately 7% in 1998, while deposits into variable annuity accounts increased in total and as a proportion of total annuity deposits. These trends reflected market conditions and competitive factors.


     Deposits into the DCA programs, a feature of the Company's combination fixed/variable annuity products, were a significant element of account deposits. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. DCA deposits overall were flat in 1998 compared to 1997. This pattern resulted, in part, from heightened competition, as other companies introduced similar DCA programs within in 1998. During the fourth quarter of 1998, the Company introduced a higher DCA rate and a new six-month DCA program. DCA deposits for that quarter were higher, compared to the preceding 1998 quarters.


     An increase in variable account deposits in 1998 reflected both the continuing strong growth in equity markets generally and the continuing strong performance of the investment funds underlying the Company's variable annuity products. The continuing strong equity markets, low interest rate environment, and demographic trends, among other factors, increased the demand and market for wealth accumulation products in the U.S., particularly for variable annuities. These factors contributed to the growth in the Company's variable account deposits in 1998, despite heightened competition.

     The Company introduced its Futurity line of products in February 1998. Related deposits represented about 6% of the total for the Wealth Management segment in 1998.

    - Fee income increased as a result of higher variable annuity account balances. The main factors driving this growth in account balances were market appreciation and net deposit activity. This growth generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Fee income increased by approximately $43 million, or 39%, in 1998.


    - Because there was a shift to variable accounts from the general account, net investment income declined. Net investment income reflects only income earned on invested assets of the general account. In 1998, net investment income for the Wealth Management segment decreased by about $40 million, or 20%, compared to 1997, mainly as a result of the decline in average invested assets in the Company's general account. This decline in average general account assets mainly reflected the shift in deposits in recent years from the fixed account to variable accounts. It also reflected the Company's decision in 1997 to no longer market group pension and GICs.



    - Policyholder benefits were lower, mainly reflecting lower surrender activity compared to 1997. During 1997 and into the first half of 1998, surrender and withdrawal activity had been high. This activity primarily related to a block of separate account contracts that had been issued 7 or more years previously and for which the surrender charge periods had expired. While variable account surrenders continued to rise, general account surrenders declined in 1998. As a result of this pattern of activity, policyholder benefits (of which surrenders and withdrawals, the related changes in the liability for premium and other deposit funds, and related separate account transfers are the major elements) increased in 1997 and were lower in 1998.

    - As a result of investments in technology and infrastructure to enhance annuity operations, operational expenses increased by approximately $12 million, or 25%, in 1998 compared to 1997. These increases reflected 3 main factors:


       - Higher volumes of annuity business, requiring greater administrative support.

       - Improvements to the computer systems and technology that support the annuity business. These improvements involved information systems supporting the growth of the Company's in-force business, particularly its combination fixed/variable annuities.

       - Costs associated with the product design and implementation of the new Futurity multi-manager annuity product and the development of a new product within the Regatta product line.

    PROTECTION SEGMENT


      The reinsurance arrangements in which Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company had an immaterial effect, in the aggregate, on net income in 1997 and 1998. Under another agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $37.1 million in 1997. Income from operations decreased to $24.6 million in 1998, because the agreement was in place only through the first 9 months of 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million. This termination-related increase in 1998 represented a reasonable approximation of the value of the stream of future earnings that the agreement would have generated had it remained in effect.


      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997.

    CORPORATE SEGMENT


      In 1998, income from operations decreased by $65.3 million to $4.5 million for the Corporate segment. This decrease reflected 2 main factors:



    - Dividends from subsidiaries were lower than in 1997 by $37.5 million. This decrease mainly resulted from a December 1997 reorganization, in which the Company transferred its ownership of MFS to its parent company, Sun Life of Canada (U.S.) Holdings, Inc. ("Sun Life (U.S.) Holdings.") As a result of this reorganization, the Company received no dividends from MFS in 1998. By comparison, it received $33.1 million of MFS dividends in 1997.



    - Net investment income, other than dividends from subsidiaries, decreased by $5.9 million in 1998 over 1997, reflecting the effect of the Company's December 1997 issuance of a $250 million surplus note to Sun Life (U.S.) Holdings. Interest expense exceeded investment earnings on the related funds.



FINANCIAL CONDITION AND LIQUIDITY


    ASSETS


      The Company's total assets comprise those held in its general account and those held in its separate accounts. General account assets support general account liabilities. Separate accounts and their assets are of 2 main types:


    - Those assets held in a "fixed" separate account, which the Company established for amounts that contract holders allocate to the fixed portion of their combination fixed/variable deferred annuity contracts. Fixed separate account assets are available to fund general account liabilities and general account assets are available to fund the liabilities of this fixed separate account. The

      Company manages the assets of this fixed separate account according to general account investment policy guidelines.

    - Those assets held in a number of registered and non-registered "variable" separate accounts as investment vehicles for the Company's variable life and annuity contracts. Policyholders may choose from among various investment options offered under these contracts according to their individual needs and preferences. Policyholders assume the investment risks associated with these choices. General account and fixed separate account assets are not available to fund the liabilities of these variable accounts.

      The following table summarizes significant changes in asset balances during 1999, 1998 and 1997. The changes are discussed below.

                                                       ASSETS                       % CHANGE
                                            1999        1998        1997      1999/1998   1998/1997
                                          ---------   ---------   ---------   ---------   ---------
                                                   ($ IN MILLIONS)
General account assets..................  $ 2,377.1   $ 2,932.2   $ 4,513.5     (18.9)%     (35.0)%
Fixed separate account assets...........    2,080.7     2,195.6     2,343.9      (5.2)%      (6.3)%
                                          ---------   ---------   ---------     -----       -----
                                          $ 4,457.8   $ 5,127.8   $ 6,857.4     (13.1)%     (25.2)%

Variable separate account assets........   15,490.3    11,774.8     9,068.0      31.6%       29.9%
                                          ---------   ---------   ---------     -----       -----
Total assets............................  $19,948.1   $16,902.6   $15,925.4      18.0%        6.1%
                                          =========   =========   =========     =====       =====


      General account and fixed separate account assets, taken together, decreased by 13.2% in 1999; but variable separate account assets increased by 31.6%. In 1998, the combined general account and fixed separate account decreased by 25.2%, while variable separate account assets increased by 29.9%. This growth in variable accounts relative to the general and fixed accounts reflects 2 main factors: (1) appreciation of the funds held in the variable separate accounts has exceeded that of the funds held in the general and fixed separate accounts; and (2) annuity deposits and exchanges into variable accounts have increased, while annuity deposits into fixed accounts have slowed. The Company believes this pattern has reflected a shift in the preferences of policyholders, which is largely attributable to the strong performance of equity markets in general and of the Company's variable account funds in particular.



      The assets of the general account are available to support general account liabilities. For management purposes, it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities. General account assets primarily comprise cash and invested assets, which represented essentially all of general account assets at year-end 1999. Major types of invested asset holdings included bonds, mortgages, real estate and common stock. The Company's bond holdings comprised 51.5% of the Company's portfolio at year-end 1999. Bonds included both public and private issues. It is the Company's policy to acquire only investment-grade securities. As a result, the overall quality of the bond portfolio is high. At year-end 1999, only 0.5% were rated below-investment-grade; i.e., they had National Association of Insurance Commissioners ("NAIC") ratings lower than "1" or "2." The Company's mortgage holdings amounted to $528.9 million at year-end 1999, representing 22.3% of the total portfolio. All mortgage holdings at year-end 1999 were in good standing. The Company believes that the high quality of its mortgage portfolio is largely attributable to its stringent underwriting standards. At year-end 1999, investment real estate amounted to $79.2 million, representing about 3.3% of the total portfolio. The Company invests in real estate to enhance yields and, because of the long-term nature of these investments, the Company uses them for purposes of matching with products having long-term liability durations. Common stock holdings amounted to $75.3 million, representing about 3.2% of the portfolio. These holdings comprised the Company's ownership shares in subsidiaries.

    LIABILITIES

      As with assets, the proportion of variable separate account liabilities to total liabilities has been increasing. Most of the Company's liabilities comprise reserves for life insurance and for annuity contracts and deposit funds. The Company expects the declining trend in general account liabilities to continue, because it believes that net maturities will continue to exceed sales for the fixed contracts associated with these liabilities. This trend stems mainly from the Company's 1997 decision to discontinue selling group pension and GIC contracts and to focus its marketing efforts on its combination fixed/variable annuity products.

CAPITAL MARKETS RISK MANAGEMENT

      See "Quantitative and Qualitative Disclosures About Market Risk," below, for a discussion of the Company's capital markets risk management.


CAPITAL RESOURCES



    CAPITAL ADEQUACY


      The National Association of Insurance Commissioners ("NAIC") adopted regulations at the end of 1993 that established minimum capitalization requirements for insurance companies, based on risk-based capital ("RBC") formulas. These requirements are intended to identify undercapitalized companies, so that specific regulatory actions can be taken on a timely basis. The RBC formula for life insurance companies calculates capital requirements related to asset, insurance, interest rate, and business risks. According to the RBC calculation, the Company's capital was well in excess of its required capital at year-end 1999.

    LIQUIDITY

      The Company's liquidity requirements are generally met by funds from operations. The Company's main uses of funds are to pay out death benefits and other maturing insurance and annuity contract obligations; to make pay-outs on contract terminations; to purchase new investments; to fund new business ventures; and to pay normal operating expenditures and taxes. The Company's main sources of funds are premiums and deposits on insurance and annuity products; proceeds from the sale of investments; income from investments; and repayments of investment principal.

      In managing its general account and fixed separate account assets in relation to its liabilities, the Company has segmented these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. Among other matters, this investment policy considers liquidity requirements and provides cash flow estimates. The Company reviews these policies quarterly.

      The Company's liquidity targets are intended to enable it to meet its day-to-day cash requirements. On a quarterly basis, the Company compares its total "liquifiable" assets to its total demand liabilities. Liquifiable assets comprise cash and assets that could quickly be converted to cash should the need arise. These assets include short-term investments and other current assets and investment-grade bonds. The Company's policy is to maintain a liquidity ratio in excess of 100%, and it did so throughout 1999. Based on its ongoing liquidity analyses, the Company believes that its available liquidity is more than sufficient to meet its liquidity needs.

OTHER MATTERS

    DEMUTUALIZATION


      On January 27, 1998, Sun Life (Canada) announced that its Board of Directors had requested that management develop a plan to demutualize. Demutualization would involve converting from a mutual structure, with ownership by policyholders, to a shareholder-owned company. It would provide that the ownership interest currently held by policyholders be distributed to them in the form of shares, without affecting their interests as policyholders. In
June 1999, the Sun Life (Canada)'s Board of

Directors approved the demutualization timetable recommended by management, and on September 28, 1999, Sun Life (Canada)'s Board of Directors approved the demutualization plan. On December 6, 1999, Sun Life (Canada) received approval for its demutualization plan from the Michigan Commissioner of Insurance. At a Special Meeting on December 15, 1999, eligible policyholders of Sun Life (Canada) voted in favor of the Company's plans to demutualize. Sun Life (Canada) completed its demutualization on March 22, 2000 and its Initial Public Offering ("IPO") on March 29, 2000. The demutualization of Sun Life (Canada) is not expected to have any significant impact on the Company.



    SALE OF SUBSIDIARIES


      On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $34.0 million and the Company realized a post tax gain of $4.9 million.


      On October 29, 1999, the Company completed the sale of its wholly-owned subsidiary, New London Trust F.S.B. ("NLT"), for approximately $30.3 million to an unaffiliated party. The Company realized a post-tax gain of $13.2 million from this sale. This transaction is not expected to have a significant effect on the ongoing operations of the Company.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.

    GENERAL

      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. The policy covers the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policies to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.


    TYPES OF MARKET RISKS


      The Company's stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk; nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. (At year-end 1999, investment real estate holdings represented less than 4% of its total general account portfolio.) The management of interest rate risk exposure is discussed below.


    INTEREST RATE RISK MANAGEMENT


      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest investments. They are also supported by holdings of real estate and floating rate notes. All of these fixed interest investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in lever-aged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.

      Changes in the level of domestic interest rates affect the market value of fixed interest assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.

      Significant features of the Company's immunization models include:

    - an economic or market value basis for both assets and liabilities;

    - an option pricing methodology;

    - the use of effective duration and convexity to measure interest rate sensitivity;

    - the use of key rate durations to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.

      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.

      Asset strategies may include the use of Treasury futures or interest rate swaps to adjust the duration profiles for particular portfolios. All derivative transactions are conducted under written operating guidelines and are marked to market. Total positions and exposures are reported to the Board of Directors on a monthly basis. The counterparties to hedging transactions are major highly rated financial institutions, with respect to which the risk of the Company's incurring losses related to credit exposures is considered remote.

      Liabilities categorized as financial instruments and held in the Company's general account at December 31, 1999 had a fair value of $1,024.6 million. Fixed income investments supporting those liabilities had a fair value of $2,072.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1999. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $30.6 million and the corresponding assets would show a net decrease of $80.5 million.

      By comparison, liabilities categorized as financial instruments and held in the Company's general account at December 31, 1998 had a fair value of $1,538.3 million. Fixed income investments supporting those liabilities had a fair value of $2,710.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $46.3 million and the corresponding assets would show a net decrease of $113.2 million.

      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.

      Based on its processes for analyzing and managing interest rate risk, the Company believes its exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.

REINSURANCE

      The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements, basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements in 1999 had the effect of decreasing net income from operations by approximately $1,527,000.


      Effective January 1, 1991, the Company entered into an agreement with Sun Life (Canada) under which certain individual life insurance contracts issued by Sun Life (Canada) were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991 the Company entered into an agreement with Sun Life (Canada) which provides that Sun Life (Canada) will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement requires the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000 for the year ended December 31, 1998. The Company terminated these agreements effective October 1, 1998, resulting in an increase in income from operations in 1998 of $65,679,000 which included a cash settlement.


      The Company has also executed reinsurance agreements with unrelated companies which provide reinsurance of certain individual life insurance contracts on a modified coinsurance basis under which all deficiency reserves are ceded. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999.


      During 1999, the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.


RESERVES

      In accordance with the life insurance laws and regulations under which the Company operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements, these reserves are determined in accordance with statutory regulations.

INVESTMENTS


      Of the Company's total assets of $19.9 billion at December 31, 1999, 88.1% ($17.6 billion) consisted of unitized and non-unitized separate account assets, 6.1% ($1.2 billion) was invested in bonds and similar securities, 2.7%
($528 million) was invested in mortgages, 0.4% ($75.3 million) was invested in subsidiaries, 0.4% ($94.8 million) was invested in real estate, and the remaining 2.3% ($456.1 million) was invested in cash and other assets.

COMPETITION

      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. According to a 1999 statistical study published by A.M. Best, the Company ranked 36th among North American life insurance companies based upon total assets as of December 31, 1998.

EMPLOYEES

      The Company and Sun Life (Canada) have entered into a service agreement which provides that the latter will furnish the Company, as required, with personnel as well as certain services and facilities on a cost reimbursement
basis. As of March 31, 2000, the Company had    direct employees who are
employed at its Principal Executive Office in Wellesley Hills, Massachusetts and at its Retirement Products and Services Division in Boston, Massachusetts.

PROPERTIES


      The Company occupies office space owned by it and leased to Sun Life (Canada), and certain unrelated parties for lease terms not exceeding 5 years. The Company also occupies office space which it leases from unaffiliated parties for various lease terms.


STATE REGULATION

      The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

      The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

      In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.


      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.


                            ------------------------

                               LEGAL PROCEEDINGS


      There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.


      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, and group pension contracts.

Effective May 1, 1997, the Company became a wholly-owned subsidiary of the newly established Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"). On December 18, 1997, Life Holdco became a wholly-owned subsidiary of Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. ("US Holdco"). US Holdco is a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"), a mutual insurance company.

The Company, which is domiciled in the State of Delaware, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of Delaware Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles for mutual life insurance companies and stock life insurance companies wholly-owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation"), that became effective in 1996, which changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly-owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with generally accepted accounting principles ("GAAP"). Consequently, these financial statements prepared in conformity with statutory accounting practices, as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with generally accepted accounting principles. (See Note 19 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.

INVESTED ASSETS

Bonds are carried at cost, adjusted for amortization of premium or accrual of discount. Investments in mortgage backed securities are generally carried at amortized cost. Changes in prepayment assumptions and resulting cash flows are confirmed retrospectively. The adjusted yield is used to calculate investment income in future periods. If current book value exceeds future undiscounted cash flows, a realized capital loss is recorded and amortized through the Interest Maintenance Reserve (IMR). Investments in non-insurance subsidiaries are carried on the equity basis. Investments in insurance subsidiaries are carried at their statutory surplus values. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans are carried at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation or appraised value, less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

POLICY AND CONTRACT RESERVES

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates) which produce reserves at least as great as those required by law and contract provisions.

INCOME AND EXPENSES

For life and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SEPARATE ACCOUNTS

The Company has established unitized separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts.

The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities, and general account assets are available to fund liabilities of this account.

Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by quoted market prices of the underlying investments.

Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, and accrued expense allowances recognized in reserves are receivable from or payable to the general account. Accumulated amounts that have not been transferred are recorded as a payable (receivable) to (from) the general account. Amounts payable to the general account of the Company were $467,619,000 in 1999 and $361,863,000 in 1998.

CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING

As described more fully in Note 10, during 1997 the Company changed certain assumptions used in determining actuarial reserves.

In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the state of Delaware will require adoption of Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.

OTHER

Preparation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  INVESTMENTS IN SUBSIDIARIES

The Company owns all of the outstanding shares of the following subsidiaries:

Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)") is engaged in the sale of individual fixed and variable annuity contracts and group life and group long term disability insurance contracts in the State of New York;

Sun Life of Canada (U.S.) Distributors, Inc. (formerly Sun Investment Services Company) ("Sundisco"), is a registered broker-dealer;

Sun Life Financial Services Limited ("SLFSL"), serves as the marketing administrator for the distribution of the offshore products of SLOC (Bermuda branch), an affiliate;

Sun Benefit Services Company, Inc. ("Sunbesco") receives renewal commissions on a disability product and is currently inactive;

Sun Capital Advisers, Inc. ("Sun Capital") is a registered investment adviser;

Sun Life Finance Corporation ("Sunfinco") is a finance company and currently inactive;

Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1") is a special purpose corporation engaging in activities incidental to securitizing mortgage loans;

Clarendon Insurance Agency, Inc. ("Clarendon") is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates;

Sun Life Information Services Ireland Limited ("SLISL") is an offshore technology services center for affiliates.

On October 29,1999, the Company sold New London Trust F.S.B. ("NLT") to an unaffiliated party for $30,254,000. The Company realized a post tax gain of $13,170,000.

On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $33,965,000. The Company realized a post tax gain of $4,900,000.

The impact of the sales of NLT and MCIC on continuing operations of the Company is not expected to be material.

Prior to December 24, 1997, the Company owned 93.6% of the outstanding shares of Massachusetts Financial Services Company ("MFS"), a registered investment adviser. On December 24, 1997, the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. As a result of this transaction, the Company realized a gain of $21,195,000 of undistributed earnings.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


2.  INVESTMENTS IN SUBSIDIARIES (CONTINUED)

During 1999, 1998, and 1997, the Company contributed capital in the following amounts to its subsidiaries:

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
MCIC                                                          $    --    $    --    $ 2,000
SLFSL                                                           1,000        750      1,000
SPE 97-1                                                           --         --     20,377
Sundisco                                                       19,000     10,000         --
Sun Capital                                                        --        500         --
Clarendon                                                          --         10         --
SLISL                                                              --        502         --

During 1999, 1998, and 1997, the Company received dividends from the following subsidiaries:

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
SUN Life (N.Y.)                                               $ 6,500    $ 3,000    $    --
NLT                                                            19,319         --      7,500
MFS                                                                --         --     33,110
SPE 97-1                                                           --        675         --
SUNDISCO                                                           --         --        571

Summarized combined financial information of the Company's subsidiaries as of December 31, 1999, 1998 and 1997 and for the years then ended, follows:

                                                                      DECEMBER 31,
                                                         ---------------------------------------
                                                            1999          1998          1997
                                                         -----------   -----------   -----------
                                                                     (IN THOUSANDS)
Assets                                                   $   877,939   $ 1,315,317   $ 1,190,951
Liabilities                                                 (802,656)   (1,186,872)   (1,073,966)
                                                         -----------   -----------   -----------
Total net assets                                         $    75,283   $   128,445   $   116,985
                                                         ===========   ===========   ===========
Total revenues                                           $    82,443   $   222,853   $   750,364
Operating expenses                                           (90,318)     (221,933)     (646,896)
Income tax expense                                             3,249        (1,222)      (43,987)
                                                         -----------   -----------   -----------
Net income (loss)                                        $    (4,626)  $      (302)  $    59,481
                                                         ===========   ===========   ===========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  BONDS

Investments in debt securities are as follows:

                                                                  DECEMBER 31, 1999
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $   78,161    $  2,091     $ (2,454)   $   77,798
    States, provinces and political subdivisions      20,428          69          (57)       20,440
    Public utilities                                 181,466       6,854       (5,907)      182,413
    Transportation                                   188,285       7,689       (2,709)      193,265
    Finance                                           88,517       4,631         (518)       92,630
    All other corporate bonds                        665,113      18,353      (17,152)      666,314
                                                  ----------    --------     --------    ----------
        Total long-term bonds                      1,221,970      39,687      (28,797)    1,232,860
                                                  ----------    --------     --------    ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                               312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
        Total short-term bonds                       312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
Total bonds                                       $1,534,555    $ 39,687     $(28,797)   $1,545,445
                                                  ==========    ========     ========    ==========

                                                                  DECEMBER 31, 1998
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $  140,417    $  7,635     $  (177)    $  147,875
    States, provinces and political subdivisions      16,632       2,219          --         18,851
    Public utilities                                 397,670      38,740        (238)       436,172
    Transportation                                   197,207      22,481         (18)       219,670
    Finance                                          144,958      12,542        (494)       157,006
    All other corporate bonds                        866,584      50,814      (6,419)       910,979
                                                  ----------    --------     -------     ----------
        Total long-term bonds                      1,763,468     134,431      (7,346)     1,890,553
                                                  ----------    --------     -------     ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                                43,400          --          --         43,400
    Affiliates                                       220,000          --          --        220,000
                                                  ----------    --------     -------     ----------
        Total short-term bonds                       263,400          --          --        263,400
                                                  ----------    --------     -------     ----------
Total bonds                                       $2,026,868    $134,431     $(7,346)    $2,153,953
                                                  ==========    ========     =======     ==========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  BONDS (CONTINUED)


The amortized cost and estimated fair value of bonds at December 31, 1999 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.

                                                                 DECEMBER 31, 1999
                                                              -----------------------
                                                              AMORTIZED    ESTIMATED
                                                                 COST      FAIR VALUE
                                                                 ----      ----------
                                                                  (IN THOUSANDS)
Maturities:
    Due in one year or less                                   $  376,761   $  376,823
    Due after one year through five years                        184,077      182,788
    Due after five years through ten years                       259,042      263,321
    Due after ten years                                          542,678      543,301
                                                              ----------   ----------
                                                               1,362,558    1,366,233
    Mortgage-backed securities                                   171,997      179,212
                                                              ----------   ----------
Total bonds                                                   $1,534,555   $1,545,445
                                                              ==========   ==========

Proceeds from sales and maturities of investments in debt securities during 1999, 1998, and 1997 were $740,081,000, $1,016,811,000 and $980,264,000, gross gains were $7,688,000, $17,025,000, and $10,732,000 and gross losses were
$4,477,000, $866,000, and $2,446,000, respectively.

Bonds included above with an amortized cost of approximately $2,604,000, $2,572,000, and $2,578,000 at December 31, 1999, 1998 and 1997, respectively, were on deposit with governmental authorities as required by law.

Excluding investments in U.S. government and agencies securities, the Company is not exposed to significant concentrations of credit risk in its portfolio.

4.  SECURITIES LENDING

The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan Bank of New York. The custodian has indemnified the Company against losses arising from this program. There were no securities on loan as of December 31, 1999, 1998 or 1997. Income resulting from this program was $20,000, $94,000, and $200,000 for the years ended
December 31, 1999, 1998 and 1997, respectively.

5.  MORTGAGE LOANS

The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


5.  MORTGAGE LOANS (CONTINUED)

The following table shows the geographical distribution of the mortgage loan portfolio.

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
                                                                (IN THOUSANDS)
California                                                    $ 72,693   $ 82,397
Massachusetts                                                   38,083     53,528
Michigan                                                        32,941     34,357
New York                                                        22,912     21,190
Ohio                                                            31,914     36,171
Pennsylvania                                                    92,825     93,587
Washington                                                      30,265     36,548
All other                                                      207,278    177,225
                                                              --------   --------
                                                              $528,911   $535,003
                                                              ========   ========

The Company has restructured mortgage loans totaling $15,644,000 and $30,743,000 and corresponding allowances for losses of $1,043,000 and $2,120,000 at December 31, 1999 and 1998, respectively.

On December 22, 1999, the Company acquired 28 mortgages from SLOC at a cost of $118,091,637. The Company in turn sold a 90% participation in these 28 plus an additional 11 existing mortgage loans to a third party as part of two mortgage participation agreements, for which the Company received proceeds of $146,974,851.

The Company has outstanding mortgage loan commitments on real estate totaling $2,384,000 and $18,005,000 at December 31, 1999 and 1998, respectively.

6.  INVESTMENT GAINS AND LOSSES

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Net realized gains (losses):
Bonds                                                         $     70   $ 5,659    $ 2,882
Common stock of affiliates                                      15,290        --     21,195
Common stocks                                                       --        48         --
Mortgage loans                                                     787     2,374      3,837
Real estate                                                       (481)      955      2,912
Other invested assets                                               --    (3,827)      (717)
                                                              --------   -------    -------
Subtotal                                                        15,666     5,209     30,109
Capital gains tax expense (benefit)                             (4,442)    4,815      3,403
                                                              --------   -------    -------
Total                                                         $ 20,108   $   394    $26,706
                                                              ========   =======    =======
Changes in unrealized gains (losses):
Bonds                                                         $ (6,689)  $    --    $    --
Common stock of affiliates                                     (30,966)     (302)    (2,894)
Mortgage loans                                                      83    (1,312)     1,524
Real estate                                                      1,461       403      3,377
Other invested assets                                               --       827       (855)
                                                              --------   -------    -------
Total                                                         $(36,111)  $  (384)   $ 1,152
                                                              ========   =======    =======

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


6.  INVESTMENT GAINS AND LOSSES (CONTINUED)

Realized capital gains and losses on bonds and mortgages and interest rate swaps which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains credited to the interest maintenance reserve were $4,965,000 in 1999, $8,943,000 in 1998, and $6,321,000 in 1997. All gains and losses are transferred net of applicable income taxes.

7.  NET INVESTMENT INCOME

Net investment income consisted of:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Interest income from bonds                                    $128,992   $167,436   $188,924
Income from investment in common stock of affiliates            25,819      3,675     41,181
Interest income from mortgage loans                             50,327     53,269     76,073
Real estate investment income                                   15,696     15,932     17,161
Interest income from policy loans                                3,118      2,881      3,582
Other investment income (loss)                                  (1,700)      (641)      (193)
                                                              --------   --------   --------
Gross investment income                                        222,252    242,552    326,728
                                                              --------   --------   --------
Interest on surplus notes and notes payable                    (43,266)   (44,903)   (42,481)
Investment expenses                                            (11,951)   (13,117)   (13,998)
                                                              --------   --------   --------
Net investment income                                         $167,035   $184,532   $270,249
                                                              ========   ========   ========

8.  DERIVATIVES

The Company uses derivative instruments for interest rate risk management purposes, including hedges against specific interest rate risk and to minimize the Company's exposure to fluctuations in interest rates and foreign currency exchange rates. The Company's use of derivatives has included U.S. Treasury futures, conventional interest rate swaps, and currency and interest rate swap agreements structured as forward spread lock interest rate swaps.

In the case of interest rate futures, gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocate gains or losses to specific hedged assets or liabilities, gains or losses are deferred in IMR and amortized over the remaining life of the hedged assets. At December 31, 1999 and 1998, there were no futures contracts outstanding.

In the case of interest rate and foreign currency swap agreements and forward spread lock interest rate swap agreements, gains or losses on terminated swaps are deferred in IMR and amortized over the shorter of the remaining life of the hedged asset or the remaining term of the swap contract. The net differential to be paid or received on interest rate swaps is recorded monthly as interest rates change.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  DERIVATIVES (CONTINUED)


The Company's open positions are as follows:

                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1999
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $20,000            $249
Foreign currency swap                                                  648             113

                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1998
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $45,000            $508
Foreign currency swap                                                1,178             263

The market value of swaps is the estimated amount that the Company would receive or pay on termination or sale, taking into account current interest rates and the current creditworthiness of the counterparties. The Company is exposed to potential credit loss in the event of nonperformance by counterparties. The counterparties are major financial institutions and management believes that the risk of incurring losses related to credit risk is remote.

9.  LEVERAGED LEASES

The Company is a lessor in a leveraged lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.75 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the Master Lessee may exercise a fixed price purchase option to purchase the equipment.

The Company's net investment in leveraged leases is composed of the following elements:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1999           1998
                                                                ----           ----
                                                                  (IN THOUSANDS)
Lease contracts receivable                                    $ 69,766       $ 78,937
Less non-recourse debt                                         (69,749)       (78,920)
                                                              --------       --------
Net receivable                                                      17             17
Estimated residual value of leased assets                       41,150         41,150
Less unearned and deferred income                               (7,808)        (8,932)
                                                              --------       --------
Investment in leveraged leases                                  33,359         32,235
Less fees                                                         (113)          (138)
                                                              --------       --------
Net investment in leveraged leases                            $ 33,246       $ 32,097
                                                              ========       ========

The net investment is included in "Other invested assets" on the balance sheet.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. REINSURANCE

The Company has agreements with SLOC which provide that SLOC will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements had the effect of decreasing income from operations by approximately $1,527,000, $2,128,000 and $1,381,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

Effective January 1, 1991, the Company entered into an agreement with SLOC under which certain individual life insurance contracts issued by SLOC were reinsured by the Company on a 90% coinsurance basis. During 1997, SLOC changed certain assumptions used in determining the gross and the ceded reserve balance. The Company reflected the effect of the changes in assumptions to its assumed reserves as a direct credit to surplus. The effect of the change was a $39,016,000 decrease in reserves. Also, the agreement required SLOC to reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement required the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000, and $37,050,000 for the years ended December 31, 1998 and 1997, respectively. The Company terminated this agreement effective October 1, 1998, resulting in an increase in income from operations of $65,679,000 which included a cash settlement.

The following are summarized pro-forma results of operations of the Company for the years ended December 31, 1999, 1998 and 1997 before the effect of reinsurance transactions with SLOC:

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                              ----         ----         ----
                                                                      (IN THOUSANDS)
Income:
    Premiums, annuity deposits and other revenues          $2,874,513   $2,377,364   $2,340,733
    Net investment income and realized gains                  190,845      187,208      298,120
                                                           ----------   ----------   ----------
    Subtotal                                                3,065,358    2,564,572    2,638,853
                                                           ----------   ----------   ----------
Benefits and Expenses:
    Policyholder benefits                                   2,709,712    2,312,247    2,350,354
    Other expenses                                            239,282      203,238      187,591
                                                           ----------   ----------   ----------
    Subtotal                                                2,948,994    2,515,485    2,537,945
                                                           ----------   ----------   ----------
Income from operations                                     $  116,364   $   49,087   $  100,908
                                                           ==========   ==========   ==========

The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999, $3,008,000 in 1998, and decreasing income from operations by $2,658,000 in 1997.

During 1999 the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. REINSURANCE (CONTINUED)


The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. However, to limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

11. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES

The withdrawal characteristics of general account and separate account annuity reserves and deposits are as follows:

                                                                 DECEMBER 31, 1999
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,346,853        13
    At market value                                            15,010,696        81
    At book value less surrender charges (surrender charge
      >5%)                                                         45,722        --
    At book value (minimal or no charge or adjustment)            104,539         1
Not subject to discretionary withdrawal provision               1,015,108         5
                                                              -----------       ---
Total annuity actuarial reserves and deposit liabilities      $18,522,918       100
                                                              ===========       ===

                                                                 DECEMBER 31, 1998
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,896,529       19
    At market value                                            11,368,059       73
    At book value less surrender charges (surrender charge
      >5%)                                                         62,404       --
    At book value (minimal or no charge or adjustment)            111,757        1
Not subject to discretionary withdrawal provision               1,055,642        7
                                                              -----------      ---
Total annuity actuarial reserves and deposit liabilities      $15,494,391      100
                                                              ===========      ===

12. SEGMENT INFORMATION

The Company offers financial products and services such as fixed and variable annuities, retirement plan services and life insurance on an individual basis. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.

The Protection segment markets and administers a variety of life insurance products sold to individuals and corporate owners of individual life insurance. The products include whole life, universal life and variable life products.The Wealth Management segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


12. SEGMENT INFORMATION (CONTINUED)

The following amounts pertain to the various business segments:


                                                                                    FEDERAL
                                              TOTAL          TOTAL        PRETAX     INCOME       TOTAL
                                             REVENUES    EXPENDITURES*    INCOME      TAX        ASSETS
                                            ----------   -------------   --------   --------   -----------
                                                                    (IN THOUSANDS)
    1999
Protection                                  $   33,236     $   41,030    $ (7,794)  $ (2,661)  $   136,127
Wealth Management                            2,979,450      2,898,158      81,292     18,593    19,015,394
Corporate                                       27,301          6,070      21,231      8,547       796,634
                                            ----------     ----------    --------   --------   -----------
    Total                                   $3,039,987     $2,945,258    $ 94,729   $ 24,479   $19,948,155
                                            ----------     ----------    --------   --------   -----------
      1998
Protection                                  $  229,710     $  144,800    $ 84,910   $ (4,148)  $   199,683
Wealth Management                            2,527,608      2,483,715      43,893     12,486    16,123,905
Corporate                                       10,959          3,042       7,917      3,375       579,033
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,768,277     $2,631,557    $136,720   $ 11,713   $16,902,621
                                            ----------     ----------    --------   --------   -----------
      1997
Protection                                  $  304,141     $  272,333    $ 31,808   $ 13,825   $ 1,143,697
Wealth Management                            2,533,006      2,507,592      25,414     10,667    14,043,221
Corporate                                       57,897          5,244      52,653    (17,153)      738,439
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,895,044     $2,785,169    $109,875   $  7,339   $15,925,357
                                            ----------     ----------    --------   --------   -----------


------------------------

* Total expenditures includes dividends to policyholders of $0 for 1999, $(5,981) for 1998, and $33,316 for 1997.

13. RETIREMENT PLANS

The Company participates with SLOC in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.

The funding policy for the pension plan is to contribute an amount, which at least satisfies the minimum amount required by ERISA; currently, the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.

The Company's share of the group's accrued pension obligation was $1,914,000, and $1,178,000 at December 31, 1999 and 1998, respectively. The Company's share of net periodic pension cost was $736,000, $586,000, and $146,000 for 1999, 1998 and 1997, respectively.

The Company also participates with SLOC and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $284,000, $231,000, and $259,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS

In addition to pension benefits the Company provides certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


13. RETIREMENT PLANS (CONTINUED)

The Company records an accrual of the estimated cost of retiree benefit payments during the years the employee provides services, and amortizes an obligation of approximately $400,000 over a period of ten years. The Company's cash flows are not affected by this method, however the net effect decreased income by $185,000, $95,000, and $117,000, for the years ended December 31, 1999, 1998, and 1997, respectively. The Company's post-retirement health, dental and life insurance benefits currently are not funded.

The following table sets forth the change in the pension and other post-retirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's financial statements at December 31:

                                                        PENSION BENEFITS       OTHER BENEFITS
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Change in benefit obligation:
    Benefit obligation at beginning of year            $110,792   $ 79,684   $ 10,419   $  9,845
    Service cost                                          5,632      4,506        413        240
    Interest cost                                         6,952      6,452        845        673
    Actuarial loss (gain)                               (21,480)    21,975      1,048        308
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Benefit obligation at end of year                      $ 99,520   $110,792   $ 12,217   $ 10,419
                                                       ========   ========   ========   ========
The Company's share:
    Benefit obligation at beginning of year            $  9,125   $  5,094   $    416   $    385
    Benefit obligation at end of year                  $  8,816   $  9,125   $    743   $    416
Change in plan assets:
    Fair value of plan assets at beginning of year     $151,575   $136,610   $     --   $     --
    Actual return on plan assets                          9,072     16,790         --         --
    Employer contribution                                    --         --        508        647
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Fair value of plan assets at end of year               $158,271   $151,575   $     --   $     --
                                                       ========   ========   ========   ========
Funded status                                          $ 58,752   $ 40,783   $(12,217)  $(10,419)
Unrecognized net actuarial gain (loss)                  (20,071)    (2,113)     1,469        586
Unrecognized transition obligation (asset)              (22,617)   (24,674)       140        185
Unrecognized prior service cost                           7,081      7,661         --         --
                                                       --------   --------   --------   --------
Prepaid (accrued) benefit cost                         $ 23,145   $ 21,657   $(10,608)  $ (9,648)
                                                       ========   ========   ========   ========
The Company's share of accrued benefit cost            $ (1,914)  $ (1,178)  $   (381)  $   (195)
Weighted-average assumptions as of December 31:
    Discount rate                                         7.50%      6.75%      7.50%      6.75%
    Expected return on plan assets                        8.75%      8.00%        N/A        N/A
    Rate of compensation increase                         4.50%      4.50%        N/A        N/A

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


13. RETIREMENT PLANS (CONTINUED)

For measurement purposes, a 10.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 (5.6% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.

                                                             PENSION BENEFITS       OTHER BENEFITS
                                                              1999       1998       1999       1998
                                                            --------   --------   --------   --------
                                                                         (IN THOUSANDS)
Components of net periodic benefit cost:
    Service cost                                            $  5,632   $ 4,506     $  413     $  240
    Interest cost                                              6,952     6,452        845        673
    Expected return on plan assets                           (12,041)  (10,172)        --         --
    Amortization of transition obligation (asset)             (2,056)   (2,056)        45         45
    Amortization of prior service cost                           580       580         --         --
    Recognized net actuarial (gain) loss                        (554)     (677)       164        (20)
                                                            --------   -------     ------     ------
Net periodic benefit cost                                   $ (1,487)  $(1,367)    $1,467     $  938
                                                            ========   =======     ======     ======
    The Company's share of net periodic benefit cost        $    736   $   586     $  185     $   95
                                                            ========   =======     ======     ======

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                            1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                 INCREASE             DECREASE
                                                            ------------------   ------------------
                                                                        (IN THOUSANDS)
Effect on total of service and interest cost components           $  288              $  (518)
Effect on postretirement benefit obligation                        2,754               (2,279)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31:

                                                             1999
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $1,534,555          $1,545,445
Mortgages                                         528,911             526,608
Derivatives                                            --                 362
Other Invested Assets                              67,938              67,938
Policy loans                                       40,095              40,095

LIABILITIES:
Insurance reserves                             $  120,536          $  120,536
Individual annuities                              247,619             238,229
Pension products                                  661,806             665,830

                                                             1998
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $2,026,868          $2,153,953
Mortgages                                         535,003             556,143
Derivatives                                            --                 771
Policy loans                                       41,944              41,944

LIABILITIES:
Insurance reserves                             $  121,100          $  121,100
Individual annuities                              274,448             271,849
Pension products                                1,104,489           1,145,351

The major methods and assumptions used in estimating the fair values of financial instruments are as follows:

The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk and maturity and repayment and liquidity characteristics.

The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair values of policy loans approximate carrying amounts.

The fair values of derivative financial instruments are estimated using the process described in Note 8.

The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated fair value.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

15. STATUTORY INVESTMENT VALUATION RESERVES

The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, stocks, mortgage loans, real estate and other invested assets with related increases or decreases being recorded directly to surplus.

Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve and amortized into income over the remaining contractual life of the security sold.

The table shown below presents changes in the major elements of the AVR and IMR.

                                                                  YEARS ENDED DECEMBER 31,
                                                                 1999                  1998
                                                          -------------------   -------------------
                                                            AVR        IMR        AVR        IMR
                                                            ---        ---        ---        ---
                                                                       (IN THOUSANDS)
Balance, beginning of year                                $44,392    $40,490    $47,605    $33,830
Net realized investment gains, net of tax                   9,950      4,983        256      8,942
Amortization of net investment gains                           --     (3,702)        --     (2,282)
Unrealized investment losses                               (9,705)        --     (6,550)        --
Required by formula                                          (566)        --      3,081         --
                                                          -------    -------    -------    -------
Balance, end of year                                      $44,071    $41,771    $44,392    $40,490
                                                          =======    =======    =======    =======

16. FEDERAL INCOME TAXES

The Company, its subsidiaries and certain other affiliates file a consolidated federal income tax return. Federal income taxes are calculated for the consolidated group based upon amounts determined to be payable as a result of operations within the current year. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such timing differences include reserves, depreciation and accrual of market discount on bonds. Cash payments for federal income taxes were approximately $3,000,000, $48,144,000, and $31,000,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

The Company is currently undergoing an audit by the Internal Revenue Service. The Company believes that there will be no material audit adjustments for the periods under examination.

17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE)

On December 22, 1997, the Company issued a $250,000,000 surplus note to Life Holdco. This note has an interest rate of 8.625% and is due on or after November 6, 2027.

On May 9, 1997, the Company issued a short-term note of $600,000,000 to Life Holdco at an interest rate of 5.10%, which was extended at various interest rates. This note was repaid on December 22, 1997.

On December 19, 1995, the Company issued surplus notes totaling $315,000,000 to an affiliate, Sun Canada Financial Co., at interest rates between 5.75% and 7.25%. Of these notes, $157,500,000 will mature in the year 2007 and $157,500,000 will mature in the year 2015. Interest on these notes is payable semiannually.

Principal and interest on surplus notes are payable only to the extent that the Company meets specified requirements regarding free surplus exclusive of the principal amount and accrued interest, if any, on these notes and with the consent of the Delaware Insurance Commissioner.

The Company accrued $4,259,000 and $4,259,000 for interest on surplus notes for the years ended December 31, 1999 and 1998, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE) (CONTINUED)

The Company expensed $43,266,000, $44,903,000, and $42,481,000 for interest on surplus notes and notes payable for the years ended December 31, 1999, 1998 and 1997, respectively.

On September 28, 1998 a $500,000 note was issued by SLISL to the Company at a rate of 6.0%, maturing on September 28, 2002.

A $110,000,000 note was issued to the Company by MFS on February 11, 1998 at an interest rate of 6.0% due February 11, 1999. Another $110,000,000 note was issued to the Company on December 22, 1998 at an interest rate of 5.55% due February 11, 1999. These two notes and an additional $10,000,000 were combined into a new note of $230,000,000 with a floating interest rate based on the six month LIBOR rate plus 25 basis points. The $230,000,000 note was repaid to the Company on December 21, 1999.

On January 14, 2000, the Company purchased $200,000,000 of notes from MFS.

On December 23, 1997, the Company issued a $110,000,000 note to US Holdco at an interest rate of 5.80%, which was repaid on March 1, 1998. A $110,000,000 note was also issued to the Company by MFS on December 23, 1997 at an interest rate of 5.85% and was repaid on February 11, 1998.

On December 31, 1996, the Company issued a $58,000,000 note to SLOC at an interest rate of 5.70% which was repaid on February 10, 1997. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76%. This note was repaid to the Company on February 10, 1997.

On December 31, 1998, the Company had an additional $20,000,000 in notes issued by MFS, scheduled to mature in 2000. These notes were repaid to the Company on December 21,1999.

B.  STOCKHOLDER DIVIDENDS

The maximum amount of dividends which can be paid by the Company without prior approval of the Insurance Commissioner of the State of Delaware is subject to restrictions relating to statutory surplus. In 1999, a dividend in the amount of $80,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Board of Directors, but did not require approval of the Insurance Commissioner. In 1998, a dividend in the amount of $50,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Insurance Commissioner and the Board of Directors. On December 24, 1997 the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. This dividend was approved by the Insurance Commissioner and the Board of Directors.

C.  SERVICE AGREEMENTS

The Company has an agreement with SLOC which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $28,700,000 in 1999, $16,344,000 in 1998, and $15,997,000 in 1997.

The Company leases office space to SLOC under lease agreements with terms expiring in December, 2004 and options to extend the terms for each of twelve successive five-year terms at fair market rental not to exceed 125% of the fixed rent for the term which is ending. Rent received by the Company under the leases for 1999 amounted to approximately $6,943,000.

18. RISK-BASED CAPITAL

Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


18. RISK-BASED CAPITAL (CONTINUED)

practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1999, 1998 and 1997.

19. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.

Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred it it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company incurred guaranty fund assessments of approximately $3,500,000, $3,500,000, and $3,083,000 in 1999, 1998 and 1997, respectively.

20. ACCOUNTING POLICIES AND PRINCIPLES

The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting practices and GAAP are described as follows. Under statutory accounting practices, financial statements are not consolidated and investments in subsidiaries are shown at net equity value. Accordingly, the assets, liabilities and results of operations of the Company's subsidiaries are not consolidated with the assets, liabilities and results of operations, respectively, of the Company. Changes in net equity value of the common stock of the Company's United States life insurance subsidiaries are directly reflected in the Company's surplus. Changes in the net equity value of the common stock of all other subsidiaries are directly reflected in the Company's Asset Valuation Reserve. Dividends paid by subsidiaries to the Company are included in the Company's net investment income.


Other differences between statutory accounting practices and GAAP include the following items. Statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP: deferred policy acquisition costs, deferred federal income taxes and statutory nonadmitted assets. Asset Valuation Reserves and Interest Maintenance Reserves are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Actuarial assumptions and reserving methods differ under statutory accounting practices and GAAP. Premiums for universal life and investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP. Investments in fixed maturity securities classified as available-for-sale are carried at aggregate fair value with changes in unrealized gains and losses reported net of taxes in a separate component of stockholder's equity for GAAP and generally at amortized cost under statutory accounting practices.

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Calculation of Performance Data.............................
Tax Deferred Accumulation...................................
Advertising and Sales Literature............................
Calculations................................................
  Example of Variable Accumulation Unit Value Calculation...
  Example of Variable Annuity Unit Calculation..............
  Example of Variable Annuity Payment Calculation...........
Distribution of the Contracts...............................
Designation and Change of Beneficiary.......................
Custodian...................................................
Financial Statements........................................

      This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 10, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.


--------------------------------------------------------------------------------

To:     Sun Life Assurance Company of Canada (U.S.)
        c/o Retirement Products and Services
        P.O. Box 1024
        Boston, Massachusetts 02103

        Please send me a Statement of Additional Information for MFS Regatta Extra Variable and Fixed Annuity
        Sun Life of Canada (U.S.) Variable Account F.

Name         ------------------------------------------------------------

Address      ------------------------------------------------------------

             ------------------------------------------------------------

City  --------------------------------   State  --------------       Zip  -------

Telephone  ------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

       The following terms as used in this Prospectus have the indicated meanings:

       ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

       ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.


       ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)


       ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

       *ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

       ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.


       ANNUITY OPTION: The method you choose for receiving annuity payments.


       ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

       APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

       *BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

       BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

       CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

       COMPANY: Sun Life Assurance Company of Canada (U.S.).

       CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

       CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

       DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

       DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

       FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

       FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

       FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

       FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.


       FUND: A series of the Series Fund in which assets of a Sub-Account may be invested.


       GROUP CONTRACT: A Contract issued by the Company on a group basis.

       GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

       GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

       GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

       INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

       INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

       NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

       NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

       NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

       *OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k),
Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

       *PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.


       PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

       PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

       PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

       QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

       RENEWAL DATE: The last day of a Guarantee Period.


       SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.


       VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

       VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

       VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

       VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

       VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

                                   APPENDIX B
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)

WITHDRAWAL CHARGE CALCULATION:
FULL WITHDRAWAL:

       Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

                                                                                   PAYMENT
                            HYPOTHETICAL               CUMULATIVE      FREE      SUBJECT TO     WITHDRAWAL     WITHDRAWAL
               ACCOUNT        ACCOUNT       ANNUAL       ANNUAL     WITHDRAWAL   WITHDRAWAL       CHARGE         CHARGE
                YEAR           VALUE       EARNINGS     EARNINGS      AMOUNT       CHARGE       PERCENTAGE       AMOUNT
           ---------------  ------------  -----------  -----------  -----------  -----------  ---------------  -----------
      (a)             1      $   41,000    $   1,000    $   1,000    $   4,000    $  36,000          8.00%      $   2,880
                      2      $   45,100    $   4,100    $   5,100    $   4,000    $  36,000          8.00%      $   2,880
                      3      $   49,600    $   4,500    $   9,600    $   4,100    $  35,900          7.00%      $   2,513
      (b)             4      $   52,100    $   2,500    $  12,100    $   4,500    $  35,500          7.00%      $   2,485
                      5      $   57,300    $   5,200    $  17,300    $   4,000    $  36,000          6.00%      $   2,160
                      6      $   63,000    $   5,700    $  23,000    $   5,200    $  34,800          5.00%      $   1,740
                      7      $   66,200    $   3,200    $  26,200    $   5,700    $  34,300          4.00%      $   1,372
      (c)             8      $   72,800    $   6,600    $  32,800    $   4,000    $       0          0.00%      $       0


(a) The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.


(b) In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c) In Account Year 8, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since equals the New Payments equal $0.

PARTIAL WITHDRAWAL


       Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.

                                                                                  REMAINING
                            HYPOTHETICAL                                            FREE       AMOUNT OF
                              ACCOUNT                                            WITHDRAWAL   WITHDRAWAL
                               VALUE                                               AMOUNT     SUBJECT TO     WITHDRAWAL
               ACCOUNT         BEFORE                  CUMULATIVE    AMOUNT OF     BEFORE     WITHDRAWAL       CHARGE
                YEAR         WITHDRAWAL    EARNINGS     EARNINGS    WITHDRAWAL   WITHDRAWAL     CHARGE       PERCENTAGE
           ---------------  ------------  -----------  -----------  -----------  -----------  -----------  ---------------
                      1      $   41,000    $   1,000    $   1,000    $       0    $   4,000    $       0          8.00%
                      2      $   45,100    $   4,100    $   5,100    $       0    $   4,000    $       0          8.00%
                      3      $   49,600    $   4,500    $   9,600    $       0    $   4,100    $       0          7.00%
      (a)             4      $   50,100    $     500    $  10,100    $   4,100    $   4,500    $       0          7.00%
      (b)             4      $   46,800    $     800    $  10,900    $   9,000    $     400    $   8,600          7.00%
      (c)             4      $   38,400    $     600    $  11,500    $  12,000    $       0    $  12,000          7.00%
      (d)             4      $   26,800    $     400    $  11,900    $  20,000    $       0    $  14,900          7.00%


           WITHDRAWAL
             CHARGE
             AMOUNT
           -----------
            $       0
            $       0
            $       0
      (a)   $       0
      (b)   $     602
      (c)   $     840
      (d)   $   1,043

(a) In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b) Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,000 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c) Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d) Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been assessed a surrender charge, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

       Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,485, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

PART 2 -- FIXED ACCOUNT -- EXAMPLES OF THE MARKET VALUE ADJUSTMENT ("MVA")

       The MVA Factor is:

                                       N/12
                          1 + I
                      ( ---------- )        - 1
                        1 + J + b

       These examples assume the following:


        1) The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.



        2)  The date of surrender is 2 years from the Expiration Date (N = 24).


        3) The value of the Guarantee Amount on the date of surrender is $11,910.16.

        4)  The interest earned in the current Account Year is $674.16.

        5) No transfers or partial withdrawals affecting this Guarantee Amount have been made.

        6) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

       Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

                                            N/12
                               1 + I
    The MVA factor =     (   ---------- )         - 1
                             1 + J + b

                                                 24/12
                                 1 + .06
                   =     (      --------     )         - 1
                                 1 + .08

                             2
                   =     (.981) - 1

                   =     .963 - 1

                   =  -  .037

       The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                   ($11,910.16 - $674.16) X -.037 = -$415.73

       -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

       For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

       Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

                                            N/12
                               1 + I
    The MVA factor =     (   ---------- )         -1
                             1 + J + b

                                                 24/12
                                 1 + .06
                   =     (      --------     )         -1
                                 1 + .05

                                             2
                   =                 (1.010)     -1

                   =     1.019 -1

                   =     .019

       The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                    ($11,910.16 - $674.16) X .019 = $213.48

       $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

       For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

       $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                                   APPENDIX C
                       CALCULATION OF BASIC DEATH BENEFIT

EXAMPLE 1:

       Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
          Account Value                                       =              $    80,000.00
          Cash Surrender Value                                =              $    74,400.00
          Purchase Payments                                   =              $   100,000.00
The Basic Death Benefit would therefore be:                                  $   100,000.00

EXAMPLE 2:

       Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
          Account Value                                       =                  $60,000.00
          Cash Surrender Value                                =                  $55,200.00
          Adjusted Purchase Payments*                         =                  $75,000.00
The Basic Death Benefit would therefore be:                                      $75,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal / Account Value before withdrawal)
$100,000.00 X ($60,000.00/$80,000.00)

                                   APPENDIX D
           CALCULATION OF EARNINGS ENHANCEMENT OPTIONAL DEATH BENEFIT

EXAMPLE 1:

       Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested into the Variable Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $150,000.00. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Basic Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
          Account Value                                              =      $                   150,000.00
          Cash Surrender Value                                       =      $                    72,800.00
          Adjusted Purchase Payments                                 =      $                   100,000.00
The Basic Death Benefit would therefore be:                                 $                   150,000.00

The rider benefit can be calculated as follows:
The lesser of:
          Adjusted Purchase payments                                 =      $                   100,000.00
          Account Value - adjusted Purchase Payments                        $                    50,000.00
Amount to use to determine rider benefit:                                   $                    50,000.00
The amount to be paid on the rider benefit                           =      $                    50,000.00 X 40% = $20,000.00

       The total Death Benefit would be the Basic Benefit plus the Optional Death Benefit Rider a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested into the Variable Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $150,000.00. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Basic Death Benefit to be paid is as follows:

The total Death Benefit would be the Basic Benefit plus the Optional.
$150,000.00 + $20,000.00 = $170,000.00

EXAMPLE 2:

       Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $150,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $130,000.00.

The Basic Death Benefit is the greatest of:
          Account Value                                              =      $                   130,000.00
          Cash Surrender Value                                       =      $                   123,600.00
          Adjusted Purchase Payments*                                =      $                    86,666.67
The Basic Death Benefit would therefore be:                                 $                   130,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal / Account Value before withdrawal)
$100,000.00 X ($130,000.00/$150,000.00)

The rider benefit can be calculated as follows:
The lesser of:
          Adjusted Purchase payments                                 =      $                    86,666.67
          Account Value - adjusted Purchase Payments                        $                    43,333.33
Amount to use to determine rider benefit:                                   $                    43,333.33
The amount to be paid on the rider benefit                           =      $                    43,333.33 X 40% = $17,333.33

       The total Death Benefit would be the amount paid on the Basic Death Benefit plus the amount paid on the Earnings Enhancement Optional Death Benefit
Rider: $130,000.00 + $17,333.33 = $147,333.33

                                   APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN ALL THREE DEATH BENEFITS RIDERS ARE SELECTED

       Assume a Purchase Payment of $100,000.00 is made on the Contract Date, no additional Purchase Payments or withdrawals are made and all of the money is invested in the Variable Sub-Accounts. In addition, on the Death Benefit Date the Account Value is $150,000.00, the value of the Purchase Payment accumulated at 5% until the Death Benefit Date is $160,000.00 and that the Maximum Account Anniversary Value is $170,000.00. The calculation of the death benefit to be paid is as follows:

 The Death Benefit Amount will be the greatest of:
          Account Value                                                 =        $   150,000.00
          Cash Surrender Value                                          =        $   142,800.00
          Total of adjusted Purchase Payments                           =        $   100,000.00
          5% Premium Roll-Up Rider                                      =        $   160,000.00
          Maximum Account Anniversary Value Rider                       =        $   170,000.00
 The Death Benefit Amount would therefore be:                                    $   170,000.00

~ plus ~

 The Earnings Enhancement Rider benefit is calculated as follows:
 The lesser of:
          Adjusted Purchase payments                                    =        $   100,000.00
          Account Value - adjusted Purchase Payments                             $    50,000.00
 Amount to use to determine this rider benefit:                                  $    50,000.00
 The amount to be paid on the rider benefit                             =        $    50,000.00 X 40% = $20,000.00

       The total Death Benefit would be the amount paid on the Maximum Account Anniversary Rider plus the amount paid on the Earnings Enhancement Rider:
$170,000.00 + $20,000.00 = $190,000.00

                                   APPENDIX F

            CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

EXAMPLE 1:

       IF YOU SELECT OPTION A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:


       Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.



       Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.



       Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).



       Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).


       This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

EXAMPLE 2: OPTION B WITH NO WITHDRAWALS


       IF YOU SELECT OPTION B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:


Net Purchase Payments less than $100,000.00 will receive                                          3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive                        4%
Net Purchase Payments greater than or equal to $500,000.00 will receive                           5%

       Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.


       If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:


       Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

       Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.


       This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.



       In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments received the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:


Total Net Purchase Payments of $530,000.00 X 5%                =      $  26,500.00
Total Purchase Payment Interest received                       =      $  24,700.00
                                                                      ------------
First Account Anniversary Adjustment                           =      $   1,800.00

EXAMPLE 3: OPTION B WITH A WITHDRAWAL


       Using the same example as above, suppose that before the first Account Anniversary you make a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:


       Because your Net Purchase Payments are $510,000.00 ($530,000.00 - $20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.

Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%


       Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.


$50,000.00 X 2%                                    =          $ 1,000.00
$80,000.00 - $20,000.00 = $60,000.00 X 1%          =          $   600.00
Total credit due                                   =          $ 1,600.00

       On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                                        C/O RETIREMENT PRODUCTS AND SERVICES
                                        P.O. BOX 1024
                                        BOSTON, MASSACHUSETTS 02103

                                        TELEPHONE:
                                        Toll Free (800) 752-7215

                                        GENERAL DISTRIBUTOR
                                        Clarendon Insurance Agency, Inc.
                                        One Sun Life Executive Park
                                        Wellesley Hills, Massachusetts 02481

                                        AUDITORS

                                        Deloitte & Touche LLP
                                        200 Berkeley Street
                                        Boston, Massachusetts 02116

                               PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution

Not applicable.

    The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:


          SEC Registration Fee..................  $      0**
          Printing and Engraving................    75,000
          Accounting Fees and Expenses..........    10,000
          Legal Fees and Expenses...............    25,000
                                                  --------
                                                  $110,000

----------------
*All expenses are estimates.
**No new SEC Registration Fees for 2000 are due.



Item 15. Indemnification of Directors and Officers

     Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.) provides for indemnification of directors and officers as follows:

    "Section 8.01 (a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

    (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(2) hereof.

      (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

    (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

    (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

    (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

Item 16. Exhibits

Exhibits:


Exhibit
Number                Description

 1 Form of Underwriting Agreement (Incorporated by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-37907, filed on January 16, 1998.)


 4(a)      Form of Flexible Payment Combination
             Fixed/Variable Group Annuity
             Contract (Incorporated by reference from
             Pre-Effective Amendment No.1 to the
             Registration Statement on Form N-4.
             File No. 333-82957, filed on
             September 29, 1999.)
 4(b)      Form of Certificate to be issued in
             connection with Contract filed as
             Exhibit 4(a) (Incorporated by reference from
             Pre-Effective Amendment No.1 to the
             Registration Statement on Form N-4.
             File No. 333-82957, filed on
             September 29, 1999.)
 4(c)      Form of Flexible Payment Combination Fixed/
             Variable Individual Annuity
             Contract (Incorporated by reference from
             Pre-Effective Amendment No.1 to the
             Registration Statement on Form N-4.
             File No. 333-82957, filed on
             September 29, 1999.)

 5 Legality Opinion (Incorporated by reference from Post-Effective Amendment No.1 to the Registration Statement on Form N-4,
           File No. 333-82957, filed February 3, 2000.)

    (10)(a) Form of Participation Agreement by and between The Alger American Fund, the Depositor, and Fred Alger and Company, Incorporated (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999.)

        (b)(i) Form of Participation Agreement dated February 17, 1998 by and between Goldman Sachs Variable, Insurance Trust, Goldman Sachs & Co. and the Depositor (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed
                 April 23, 1999.)

           (ii) Form of Amendment No. 1 dated December 14, 1998 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999.)

           (iii) Form of Amendment No. 2 dated as of March 15, 1999 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999.)

        (c) Form of Fund Participation Agreement between Depositor and J.P. Morgan Services Trust II (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999.)

        (d) Form of Participation Agreement dated February 17, 1998 by and among MFS/Sun Life Services Trust, the Depositor and Massachusetts Financial Services Company (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999.)

        (e) Form of Participation Agreement dated February 17, 1998 by and among OCC Accumulation Trust, the Depositor and OCC Distributors (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999.)

        (f) Form of Participation Agreement dated February, 1998 by and among the Depositor, Warburg Pincus Trust, Warburg Pincus Asset Management, Inc. and Counsellors Securities, Inc. (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999.)

        (g) Form of Participation Agreement dated February 17, 1998 by and amomg the Depositor, AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Claredon Insurance Agency, Inc. (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000.)

        (h) Form of Participation Agreement dated August 18, 1999 by and among the Depositor, Sun Capital Advisers Trust and Sun Capital Advisers, Inc. (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration
                 Statement on Form N-4, File No. 333-82957, filed February 3, 2000.)

23         Independent Auditors' Consent *
24(a) Powers of Attorney (Incorporated by reference from the Registration Statement on Form S-6, File No. 333-94359, filed January 10, 2000.)
  (b) Power of Attorney of David D. Horn (Incorporated by reference from Post-Effective Amendment No.1 to the Registration Statement on Form N-4, File No. 333-8295; filed February 3, 2000.)

*      Filed herewith.

Item 17. Undertakings

      (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


              Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 31st day of March, 2000.


                                  Sun Life Assurance Company of
                                  Canada (U.S.)

                                  (Registrant)



                                  By:     /s/  JAMES A. MCNULTY, III
                                       -------------------------
                                               James A McNulty, III
                                              President



    Pursuant to the requirements of the Securities Act of 1933, this Form S-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                           TITLE                    DATE


   /s/ JAMES A. MCNULTY, III     President and Director
----------------------------   (Principal Executive Officer)  March 31, 2000
   James A. McNulty, III

   /s/  DAVEY S. SCOON        Vice President, Finance,
----------------------------       and Treasurer
     Davey S. Scoon            (Principal Financial &
                                 Accounting Officer)          March 31, 2000

*  /s/ DONALD A. STEWART              Chairman and            March 31, 2000
----------------------------          Director
      Donald A. Stewart

*  /s/ C. JAMES PRIEUR          Vice President and            March 31, 2000
----------------------------          Director
      C. James Prieur

                                      Director
----------------------------
    Richard B. Bailey


----------------------------
* By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to the Registration Statement on Form S-6, File No. 333-94359, filed January 10, 2000.

    SIGNATURE                           TITLE                    DATE


** /s/ DAVID D. HORN                    Director            March 31, 2000
--------------------------------
        David D. Horn

*  /s/  GREGORY W. GEE                  Director            March 31, 2000
--------------------------------
        Gregory W. Gee

*  /s/  ANGUS A. MACNAUGHTON            Director            March 31, 2000
--------------------------------
     Angus A. MacNaughton

*  /s/  S. CAESAR RABOY                 Director            March 31, 2000
--------------------------------
     S. Caesar Raboy


--------------------------------        Director
       William W. Stinson

-----------------------
* By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to the Registration Statement on Form S-6, File No. 333-94359, filed January 10, 2000.

** By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000.